As filed with the Securities and Exchange Commission on September 3, 2004
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Kearny Financial Corp.
             -------------------------------------------------------
               (Exact name of registrant as specified in charter)

           United States                    6035                  22-3803741
---------------------------------     -----------------       -----------------
(State or other jurisdiction          (Primary SIC No.)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                   614 Kearny Avenue, Kearny, New Jersey 07032
                               (201) 991-4100
             -------------------------------------------------------
          (Address and telephone number of principal executive offices)

           Mr. John N. Hopkins, President and Chief Executive Officer
                250 Valley Boulevard, Wood-Ridge New Jersey 07075
                                 (201) 939-3400
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Samuel J. Malizia, Esq.
                           Tiffany A. Hasselman, Esq.
                            MALIZIA SPIDI & FISCH, PC
                            1100 New York Ave., N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of Each                  Amount     Proposed Maximum Proposed Maximum     Amount of
Class of Securities             to be      Offering Price     Aggregate       Registration
To Be Registered             Registered       Per Unit     Offering Price(1)       Fee
--------------------------------------------------------------------------------------------
Common Stock,
$0.10 Par Value             18,845,625(2)      $10.00        $188,456,250     $23,877.41
Interests of participants
in the 401(k) Plan             384,304(3)      $10.00        $          -     $        -(4)
--------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) Includes the maximum numbers of shares that may be sold or exchanged for shares of common stock in connection with this offering.
(3)  These shares are included in the 18,845,625 shares being registered.
(4) The $3,843,039 of participations to be registered are based upon the assets of the 401(k) Plan. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional fee is required with respect to the interests of participants of the 401(k) Plan.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                             KEARNY FINANCIAL CORP.
                (Holding Company for Kearny Federal Savings Bank)

Up to 16,387,500 Shares of Common Stock (subject to adjustment up to 18,845,625)
--------------------------------------------------------------------------------

         Kearny Financial Corp. is offering common stock for sale. The shares we are offering will represent 30% of the outstanding common stock of Kearny Financial Corp. Kearny MHC, the federally chartered mutual holding company parent of Kearny Financial Corp., will own 70% of the outstanding common stock of Kearny Financial Corp. after completion of this offering. We have received approval to have our common stock listed for trading on the Nasdaq National Market under the symbol "_______."

         If you are or were a depositor of Kearny Federal Savings Bank or West Essex Bank:

          o    You may have priority rights to purchase shares of common stock.

         If you are a participant in the Kearny Federal Savings Bank 401(k) Savings and Profit Sharing Plan:

          o You may direct that all or part of your current account balances in this plan be invested in shares of common stock. You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

         If you fit none of the categories above, but are interested in purchasing shares of our common stock:

          o You may have an opportunity to purchase shares of common stock after priority orders are filled.

         We are offering up to 16,387,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 12,112,500 shares to complete the offering. We may sell up to 18,845,625 shares without resoliciting subscribers as a result of regulatory considerations, demand for the shares or changes in market conditions. The offering is expected to terminate at 12:00 noon, Eastern time, on _______________, 2004. We may extend this termination date without notice to you until _______________, 2005, unless the Office of Thrift Supervision approves a later date.

         Sandler O'Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

         The  minimum  purchase  is  25  shares.  Once  submitted,   orders  are
irrevocable unless the offering is terminated or extended beyond _______________, 2005. If the offering is extended beyond _______________, 2005, subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the offering will be held in an escrow account at Kearny Federal Savings Bank and will earn interest at our passbook savings rate. If we terminate the offering, or if we extend the offering beyond _______________, 2005 and you rescind your order, we will promptly return your funds with interest.

            This investment involves a degree of risk, including the
                          possible loss of principal.
                 Please read Risk Factors beginning on page __.


                                OFFERING SUMMARY
                             Price Per Share: $10.00

                                                                                    Maximum, As
                                                   Minimum             Maximum        Adjusted
                                                   -------             -------        --------
Number of shares.......................          12,112,500          16,387,500      18,845,625
Gross proceeds.........................        $121,125,000        $163,875,000   $ 188,456,250
Estimated offering expenses............        $  2,406,000        $  2,799,000   $   3,025,000
Estimated net proceeds.................        $118,719,000        $161,076,000   $ 185,431,000
Estimated net proceeds per share.......        $       9.80        $       9.83   $        9.84

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                        Sandler O'Neill & Partners, L.P.

 For assistance, please contact the stock information center at (___) ___-_____

                The date of this prospectus is ________ __, 2004

                  [Map of branch locations to be placed here.]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary..................................................................
Risk Factors.............................................................
A Warning About Forward-Looking Statements...............................
Selected Financial and Other Data........................................
Use of Proceeds..........................................................
Our Policy Regarding Dividends...........................................
Market for the Stock.....................................................
Capitalization...........................................................
Pro Forma Data...........................................................
Historical and Pro Forma Capital Compliance..............................
Management's Discussion and Analysis
     of Financial Condition and Results of Operations....................
Business of Kearny MHC...................................................
Business of Kearny Financial Corp........................................
Business of Kearny Federal Savings Bank .................................
Regulation...............................................................
Taxation.................................................................
Management...............................................................
The Stock Offering.......................................................
Restrictions on Acquisition of Kearny Financial Corp.....................
Description of Capital Stock.............................................
Legal and Tax Opinions...................................................
Experts..................................................................
Registration Requirements................................................
Where You Can Find Additional Information................................
Index to Consolidated Financial Statements...............................

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning at page F-1 of this document.

       Kearny Financial Corp., Kearny MHC and Kearny Federal Savings Bank

         Kearny Financial Corp. is a federally-chartered corporation organized in March 2001 that was formed for the purpose of acquiring all of the capital stock that Kearny Federal Savings Bank issued in its mutual holding company reorganization. Kearny Financial Corp.'s principal executive offices are located at 614 Kearny Avenue, Kearny, New Jersey 07032 and the telephone number is (201) 991-4100. Currently, all of the outstanding stock of Kearny Federal Savings Bank is held by Kearny Financial Corp. and all of the outstanding stock of Kearny Financial Corp. is held by Kearny MHC.

         Kearny MHC is a federally-chartered mutual holding company that was formed in 2001 in connection with the mutual holding company reorganization. Kearny MHC has not engaged in any significant business since its formation in 2001. So long as Kearny MHC is in existence, it will at all times own at least a majority of the outstanding stock of Kearny Financial Corp. After completion of the offering, Kearny MHC will own 70% of the outstanding stock of Kearny Financial Corp. We anticipate that the primary business activity of Kearny MHC going forward will be to own at least a majority of Kearny Financial Corp.'s stock.

         Kearny Federal Savings Bank is a federally-chartered stock savings bank. It was originally founded in 1884 and received its federal charter in 1941. Kearny Federal Savings Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Kearny Federal Savings Bank is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The Office of Thrift Supervision also regulates Kearny MHC and Kearny Financial Corp. as savings and loan holding companies.

         During recent years we have experienced significant growth, completing three whole bank acquisitions and the assumption of deposits of a branch office of another financial institution. These transactions added a total of $936.1 million in assets to Kearny Financial Corp., more than doubling total assets, which grew from $793.2 million at June 30, 1998 to $1.94 billion at June 30, 2004. At June 30, 2004, we had deposits of $1.54 billion and stockholders' equity of $293.5 million.

         Our assets are invested primarily in investment securities and mortgage-backed securities. At June 30, 2004, the total securities portfolio was $1.25 billion while total loans were $510.2 million. Kearny Federal Savings Bank offers traditional retail banking services, one- to four-family residential mortgage loans, multi-family and commercial mortgage loans, construction loans, commercial business loans and home equity loans and lines of credit. Kearny Federal Savings Bank currently operates from its main office in Kearny, New Jersey, and twenty-four branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Corporate Structure Following the Offering.

         Kearny Financial Corp. is offering shares representing 30% of the outstanding stock of Kearny Financial Corp. after the completion of the offering. The shares are being offered to certain depositors of Kearny Federal Savings Bank, the employee stock ownership plan of Kearny Federal Savings Bank and possibly to the general public, to the extent shares are available. See How We Will Prioritize Orders if We Receive Orders for More Shares than are Available on page __ and Conduct of the Offering on page __. Kearny MHC will own the remaining 70% of the outstanding stock of Kearny Financial Corp. The following chart shows the corporate structure after completion of the stock offering.

------------------------------
          Kearny MHC             Minority Stockholders of Kearny Financial Corp.
------------------------------
             |                   |
             | 70%               | 30%
             |                   |
---------------------------------------------------------------
                    Kearny Financial Corp.
---------------------------------------------------------------
                                 |
                                 | 100%
                                 |
                     ---------------------------
                     Kearny Federal Savings Bank
                     ---------------------------

Use of the Proceeds Raised from the Sale of Stock.

         Kearny Financial Corp. will use 50% of the net proceeds from the offering to make a capital contribution to Kearny Federal Savings Bank. Concurrent with the offering, Kearny Financial Corp. will also lend Kearny Federal Savings Bank's employee stock ownership plan cash from subscriptions received to enable the plan to buy up to 8% of the shares sold in the offering. The balance of the proceeds will be retained by Kearny Financial Corp. and used for general business purposes, which may include investment in securities, repurchasing shares of its common stock, paying cash dividends or supporting acquisitions by Kearny Federal Savings Bank.

         The capital contribution from Kearny Financial Corp. to Kearny Federal Savings Bank will provide it with additional equity capital, which will support future deposit growth and expanded operations. While Kearny Federal Savings Bank currently exceeds the regulatory capital requirements to be considered well capitalized, the sale of shares of Kearny Financial Corp. common stock, coupled with the accumulation of earnings, less dividends or other reductions in capital from year to year, provides a means for the orderly preservation and expansion of our capital base. If we expand our business as we currently plan, Kearny Federal Savings Bank will need the additional capital to remain well capitalized under regulatory capital requirements.

         The funds received by Kearny Federal Savings Bank will be used for general business purposes, including originating loans and purchasing securities. We intend to increase the balance of our loan portfolio relative to the size of our securities portfolio, however, such a change will take time and in the near future our assets will continue to consist primarily of securities. We intend to continue investing in securities of the same type we currently hold and to continue Kearny Federal Savings Bank's current mix of deposit and loan products.

         In addition to building our core banking business through internal growth and de novo branching, we will also actively consider expansion opportunities such as the acquisition of branches and of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by the acquisition of any branches or other financial institutions. We may also pursue other business activities, including possibly offering asset management services, acquiring a title insurance company and/or acquiring a mortgage banking operation. There are, however, no current understandings,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

arrangements or agreements for these activities and we cannot assure you that we will be able to commence such activities. See Use of Proceeds on page __.

Persons Who May Order Stock in the Offering.

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

         We have granted rights to subscribe for shares of Kearny Financial Corp. common stock in a subscription offering to the following persons in the following order of priority:

o Priority 1 - depositors of Kearny Federal Savings Bank at the close of business on March 31, 2003 with deposits of at least $50.00 (including former depositors of West Essex Bank, which was acquired by Kearny Federal Savings Bank in July 2003).

o Priority 2 - the tax qualified employee stock benefit plans of Kearny Federal Savings Bank.

o Priority 3 - depositors of Kearny Federal Savings Bank at the close of business on September 30, 2004 with deposits of at least $50.00.

         If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill, or may only partially fill, your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of stock issuance. If we increase the number of shares to be sold above 16,387,500, Kearny Federal Savings Bank's employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of the priorities described above. See The Stock Offering - Subscription Offering and Subscription Rights for a description of the allocation procedure.

         We may offer shares not sold in the subscription offering to the general public in a community offering. In the community offering, we will give a preference first to persons who reside in Bergen, Hudson, Passaic, Morris, Monmouth, Middlesex, Essex, Union and Ocean Counties, New Jersey, and second to other residents of New Jersey. This part of the offering may commence concurrently with the subscription offering or any time thereafter and may terminate at any time without notice but no later than __________, 2005.

         Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Sandler O'Neill &
Partners, L.P. This part of the offering may terminate at any time without notice but no later than __________, 2005.

         You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions. With the exception of IRA and Keogh account stock purchases, shares purchased in the subscription offering must be registered in the names of all depositors on the qualifying account(s). Deleting depositors or adding non-depositors or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights.

         We have the right to reject any orders for stock in the community offering and syndicated community offering. We have described the offering in greater detail beginning on page __.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Deadline for Ordering Stock.

         The subscription offering will terminate at 12:00 noon, Eastern time, on __________, 2004. We may extend this expiration date without notice to you for up to 45 days, until __________, 2005. Once submitted, your order is irrevocable unless the offering is extended beyond __________, 2005. We may request permission from the Office of Thrift Supervision to extend the offering beyond __________, 2005, but in no event may the offering be extended beyond __________, 2006. If the offering is extended beyond __________, 2005, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the expiration of the resolicitation period, a subscriber's subscription will be cancelled and funds will be returned with interest.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

Purchase Limitations.

         Limitations on the purchase of stock in the offering have been set by the plan of stock issuance adopted by our Board of Directors. These limitations include the following:

o    The minimum purchase is 25 shares.

o The maximum number of shares of stock that any individual (or individuals through a single account) may purchase is 50,000 shares.

o The maximum number of shares of stock that any individual may purchase together with any associate or group of persons acting in concert is 75,000 shares.

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

How to Purchase Stock in the Offering.

         If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

         To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts as of the eligibility dates. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

         We may, in our sole discretion, reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         You may pay for shares in the subscription offering or the community offering in any of the following ways:

o    By check or money order made payable to Kearny Financial Corp.

o By authorizing withdrawal from an account at Kearny Federal Savings Bank. To use funds in an IRA or Keogh account at Kearny Federal Savings Bank, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center as soon as possible for assistance.

         We will pay interest on your subscription funds from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Receiving a Prospectus and an Order Form.

         To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or otherwise distributed any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

Conditions to Completing the Offering.

         We are conducting the offering under the terms of our plan of stock issuance. We cannot complete the offering unless:

o    we sell at least the minimum number of shares offered; and

o we receive the final approval of the Office of Thrift Supervision to complete the offering.

How We Determined the Offering Range and the $10.00 Price Per Share.

         The independent appraisal by RP Financial, LC, dated as of August 20, 2004, established the pro forma market value of Kearny Financial Corp. on a fully converted basis (i.e., assuming that Kearny Financial Corp. were selling 100% of its common stock to be outstanding after the offering to public stockholders instead of 30% being sold to public stockholders and 70% being held by Kearny MHC). This appraisal was based on our financial condition and results of operations and the effect of the additional capital raised in the stock offering. Our Board of Directors decided to offer 30% of the total shares to be outstanding after the offering, and the per share price was set at $10.00 because it is the price most commonly used in stock offerings involving mutual-to-stock conversions and stock issuances by financial institutions in the mutual holding company form of organization.

         The appraisal incorporated an analysis of a peer group of publicly traded mid-tier thrift holding company subsidiaries of mutual holding companies that RP Financial deemed comparable to us. This analysis included an evaluation of the average and median price-to-earnings, price-to-book value and price-to-tangible book value ratios indicated by the market prices of the peer group companies. RP Financial

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

--------------------------------------------------------------------------------

applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors to account for differences between the peer group and us, to our pro forma earnings, book value and tangible book value in order to derive our estimated pro forma market value.

         RP Financial has estimated that as of August 20, 2004, the pro forma market value of Kearny Financial Corp. on a fully converted basis ranged from a minimum of $403.8 million to a maximum of $546.3 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock to be issued by Kearny Financial Corp. and outstanding upon completion of the offering will range from a minimum of 40,375,000 shares to a maximum of 54,625,000 shares. Kearny Financial Corp. is offering for sale 30% of these shares, or between 12,112,500 and 16,387,500 shares. Kearny MHC will own between 28,262,500 and 38,237,500 shares, or 70%, of Kearny Financial Corp. at the completion of the stock offering.

         The following tables present a summary of selected pricing ratios for the peer group companies and the resulting pricing ratios for Kearny Financial Corp. as calculated by RP Financial.

         Stock Trading Multiples of Mutual Holding Companies. The following table presents the pricing ratios for the peer group companies in their current structure, as publicly traded mutual holding companies, and the pro forma pricing ratios for Kearny Financial Corp.

                                          Price-to-earnings      Price-to-book      Price-to-tangible
                                               multiple           value ratio       book value ratio
                                               --------           -----------       ----------------
Kearny Financial Corp. (pro forma)
    Minimum............................         32.0x               102.4%               130.2%
    Midpoint...........................         37.8x               115.2%               144.7%
    Maximum............................         43.6x               126.9%               158.0%
    Maximum, as adjusted...............         50.4x               139.3%               171.2%
Valuation of peer group companies
as of August 20, 2004 (1)
    Average............................         24.6x               214.0%               238.9%
    Median.............................         25.1x               213.2%               238.3%

_____________
(1) Reflects earnings for the most recent 12-month period for which data was publicly available.

         Stock Trading Multiples of Mutual Holding Companies on a Fully-converted Basis. The following table presents pro forma pricing ratios for the peer group companies, assuming they had completed a second-step conversion, and for Kearny Financial Corp., assuming it had also fully converted. RP Financial's calculations of the fully-converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of August 20, 2004. RP Financial's calculation of the fully-converted pricing multiples for Kearny Financial Corp. assumes the pro forma impact of selling 100% of the shares to be issued to the public at $10.00 per share.

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

--------------------------------------------------------------------------------

                                                Price-to-earnings      Price-to-book      Price-to-tangible
                                                     multiple           value ratio       book value ratio
                                                     --------           -----------       ----------------
Kearny Financial Corp. (pro forma)
    Minimum.................................          30.5x                64.0%                73.8%
    Midpoint................................          35.3x                67.6%                76.8%
    Maximum.................................          40.3x                71.5%                80.4%
    Maximum, as adjusted....................          46.7x                76.7%                85.6%
Valuation of peer group companies as of
August 20, 2004 (1)
    Average.................................          25.1x                96.7%               102.3%
    Median..................................          23.5x                96.0%               101.5%

________________
(1) Reflects earnings for the most recent 12-month period for which data was publicly available.

         The pro forma fully-converted calculations for Kearny Financial Corp. and the peer group companies include the following assumptions:

o 8.0% of the shares sold in the offering would be purchased by an employee stock ownership plan, with the expense to be amortized over ten years;

o 4.0% of the total number of outstanding shares after the offering would be purchased by a restricted stock plan, with the expense to be amortized over five years;

o offering expenses would equal approximately 2.0% of the gross proceeds of the offering.

         Based on the results of the appraisal, compared to the average pricing of the peer group on a fully- converted basis, Kearny Financial Corp.'s fully-converted pro forma pricing ratios at the maximum of the offering range indicated a premium of 60.6% on a price-to-earnings basis and a discount of 21.4% on a price-to-tangible book basis.

         The independent appraisal is not necessarily indicative of the post-stock offering trading value. Do not assume or expect that the valuation of Kearny Financial Corp. as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed. The independent valuation must be updated before we complete the stock offering.

         The amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 18,845,625 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision to conduct the stock offering on _____ __, 2004. The updated independent valuation will be subject to the further approval of the Office of Thrift Supervision before we can complete the stock offering. If the updated independent valuation would result in more than 18,845,625 shares being sold, we would notify persons who have subscribed for stock and they would have the opportunity to confirm, change or cancel their subscription orders.

Stock Benefit Plans for Management.

         In order to align our employees' and directors' interests closer to our stockholders' interests, we intend to establish certain benefit plans that use our stock as compensation. We intend to establish an employee stock ownership plan for the exclusive benefit of participating employees of Kearny Federal Savings Bank. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers after the passage of at least one year from the completion of the offering. We may,

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

--------------------------------------------------------------------------------

however, decide to adopt the stock option plan and the restricted stock plan sooner than one year following the offering, but in no event will these plans be adopted sooner than six months subsequent to the completion of the offering. Officers, directors, and employees will not be required to pay cash in exchange for shares received under the employee stock ownership plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options.

         The following table presents information regarding the participants in each plan, the percentage of total outstanding shares after the offering, including the shares held by Kearny MHC, and the dollar value of the stock for our employee stock ownership plan and stock-based incentive plans. It is assumed that the value of the stock in the table is $10.00 per share. Stock options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value to the recipient will be equal to the difference between the fair market value and the exercise price. Accordingly, the value of a stock option will depend upon changes, if any, in the price of our common stock during the period in which the stock option may be exercised. The table below assumes that 47,500,000 shares, the midpoint of the offering range, are outstanding, including 14,250,000 shares held by public stockholders and 33,250,000 shares held by Kearny MHC upon completion of the stock offering.

                                                               Estimated              Number            Percentage of
                                           Individuals         Value of              of Shares/          Total Shares
                                            Eligible         Shares/Options          Options at          Issued at
                                           to Receive        at Midpoint of          Midpoint of         Midpoint of
                                             Awards          Offering Range        Offering Range       Offering Range
                                             ------          --------------        --------------       --------------
Employee stock ownership plan............  Employees           $11,400,000            1,140,000              2.4%
Restricted stock plan awards.............  Officers and          9,500,000              950,000              2.0%
                                           Directors
Stock options............................  Officers and                  -            2,327,500              5.0%
                                           Directors

         See pages __ to __ for more information about the stock benefit plans.

Proposed Stock Purchases by Management.

         While no formal decisions have been made, preliminary indications are that our directors and executive officers and their associates will purchase approximately 550,500 shares of common stock in the offering, which represents 1.4%, 1.2% and 1.0% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to Kearny MHC.

Our Policy Regarding Dividends.

         We intend to consider paying cash dividends after the offering. The timing, amount and frequency of any dividends will be determined by the Board of Directors. There are also restrictions on our ability to pay dividends. See Dividend Policy on page __.

         If we pay dividends to stockholders of Kearny Financial Corp., it is anticipated that any dividends payable to Kearny MHC would be waived. Under Office of Thrift Supervision regulations, such dividend waivers would not result in dilution to public stockholders in the event that Kearny MHC converts to stock form in the future. See Regulation - Regulation of Kearny Financial Corp. on page __.

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

--------------------------------------------------------------------------------

Market for Kearny Financial Corp.'s Common Stock.

         We have received approval to have our common stock listed for trading on the Nasdaq National Market under the symbol "_______." Sandler O'Neill currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

Restrictions on the Acquisition of Kearny Financial Corp. and Kearny Federal Savings Bank.

         Federal regulation, as well as provisions contained in the charter and bylaws of Kearny Financial Corp. and Kearny Federal Savings Bank, restrict the ability of any person, firm or entity to acquire Kearny Financial Corp., Kearny Federal Savings Bank, or their capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the voting stock of Kearny Financial Corp. or Kearny Federal Savings Bank. Because a majority of the shares of outstanding common stock of Kearny Financial Corp. must be owned by Kearny MHC, any acquisition of Kearny Financial Corp. must be approved by Kearny MHC, and Kearny MHC would not be required to pursue or approve a sale of Kearny Financial Corp. even if such sale were favored by a majority of Kearny Financial Corp.'s public stockholders.

Tax Effects of the Offering.

         The minority stock offering will not be a taxable transaction for purposes of federal or state income taxes for Kearny MHC, Kearny Financial Corp., Kearny Federal Savings Bank or persons eligible to subscribe for stock in the offering. See Federal and State Tax Consequences of the Offering at page __.

Possible Conversion of Kearny MHC to Stock Form.

         In the future, Kearny MHC may convert from the mutual to capital stock form in a transaction commonly known as a "second-step conversion." In a second-step conversion, members of Kearny MHC would have subscription rights to purchase common stock of Kearny Financial Corp. or its successor, and the public stockholders of Kearny Financial Corp. would be entitled to exchange their shares of common stock for an equal percentage of shares of the fully converted company. Kearny Financial Corp.'s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion. This percentage may be adjusted to reflect any assets owned by Kearny MHC.

Risk Factors.

         This investment entails various risks including the possible loss of principal. You may not be able to sell the stock at or above the $10.00 offering price. You should carefully read the information under Risk Factors beginning on page __.


            For assistance, please contact the stock information center at (____) ___-____. The stock information center's hours of operation are generally 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The stock information center is closed on weekends and holidays.

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

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

An increase in interest rates is expected to adversely affect our earnings.

         Our earnings largely depend on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

o the interest income we earn on our interest-earning assets, such as mortgage loans and investment securities; and

o the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         The rates we earn on our assets are generally fixed for a contractual period of time. We, like many savings institutions, have liabilities that generally have shorter contractual maturities than our assets or no contractual maturities, such as savings and money market deposits. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets, which consist primarily of long-term, fixed-rate securities, may not increase as rapidly as the interest paid on our liabilities.

         We are further exposed to interest rate risk due to the large portion of our total deposits that are certificates of deposit. At June 30, 2004, $897.0 million, or 58.3%, of our total deposits were certificates of deposit, and of that amount $188.0 million were "jumbo" certificates of $100,000 or more. Deposit inflows are significantly influenced by general interest rates and money market conditions. The inflow of jumbo certificates of deposit and the retention of such deposits upon maturity are particularly sensitive to general interest rates and money market conditions, making jumbo certificates of deposits traditionally a more volatile source of funding than core deposits. In order to retain jumbo certificates of deposits, we may have to pay a premium rate, resulting in an increase in our cost of funds. In a rising rate environment, we may be unwilling or unable to pay a competitive rate. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our interest rate spread and our financial condition.

         Kearny Federal Savings Bank monitors its interest rate sensitivity through the use of an asset/liability management model which estimates the change in its net portfolio value (defined as the current market value of assets, less the current market value of liabilities, plus or minus the current value of off-balance sheet items) in the event of a range of assumed changes in market interest rates. Our net portfolio value analysis, as calculated by the Office of Thrift Supervision using information as of June 30, 2004, showed that in an immediate and permanent 2.0% increase in interest rates, our net portfolio value is expected to decrease by 34%.

We may not be able to successfully implement our plans for growth or continue to experience the same rate of growth that we have had in the past, and we may not be able to successfully manage our future growth.

         Over the past several years, we have experienced rapid and significant growth. Between March 1999 and July 2003, we completed three whole bank acquisitions and the assumption of deposits of a branch of another financial institution. These transactions added a total of $936.1 million in assets, more than doubling our total assets, which grew from $793.2 million at June 30, 1998 to $1.94 billion at June 30, 2004. In addition to building our core banking business through internal growth and de novo branching in the future, we will also actively consider expansion opportunities such as the acquisition of branches and other financial institutions. There can be no assurance, however, that we will continue to experience such rapid growth, or any growth, in the future. We may have difficulty finding suitable sites for de novo branches and identifying and successfully acquiring branches or other financial institutions.

         Furthermore, there are many challenges associated with integrating merged institutions and it requires time to adjust to expanded operations, so we cannot assure you that we will be able to adequately and profitably manage our possible future growth. In order to effectively manage any future growth, as well as to comply with the additional requirements that we will be subject to as a publicly-traded company following the offering, we may need to make changes to our administrative and operational infrastructure, including adopting new policies and procedures and improving our financial and management controls and processes and reporting systems. As a result, we may need to add more staff and/or reassign or increase the responsibilities of our existing officers and key employees. We cannot assure you that we will be able to take the steps necessary to effectively manage our possible future growth or that we will not have to incur additional expenditures beyond current projections to support such growth.

A portion of our total loan portfolio consists of multi-family and commercial real estate loans and commercial business loans, and we intend to continue our origination of such loans after the offering at the same level, if not higher. The repayment risk related to these types of loans is considered to be greater than the risk related to one- to four-family residential loans.

         At June 30, 2004, our loan portfolio included $88.6 million of multi-family and commercial real estate loans and commercial business loans, or 17.4% of our total loan portfolio. It is our intention to continue to originate these types of loans at the same percentage level, if not higher.

         Unlike one- to four-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property with values that tend to be more easily ascertainable, the repayment of multi- family and commercial real estate loans and commercial business loans typically is dependent on the successful operations and income stream of the borrowers' business and the real estate securing the loan as collateral, which can be significantly affected by economic conditions. In addition, these loans generally carry larger balances to single borrowers or related groups of borrowers than one- to four-family loans. Any late payments or the failure to repay such loans would hurt our earnings. See Business of Kearny Federal Savings Bank - Lending Activities - Multi-family, Commercial and Other Mortgage Loans on page __.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry in New Jersey is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and offer services that we do not or cannot provide. There are large competitors operating throughout our total market area, including Bank of America, Commerce Bank, Wachovia Bank and PNC Bank, and we also face strong competition from other community-based financial institutions. Our profitability depends upon our continued ability to successfully compete in our market area. See Business of Kearny Federal Savings Bank - General- Competition on page __.

Our business is geographically concentrated in New Jersey and a downturn in conditions in the state could have an adverse impact on our profitability.

         A substantial majority of our loans are to individuals and businesses in New Jersey. Any decline in the economy of the state could have an adverse impact on our earnings. Because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

We have recently opened a new administrative building and intend to construct new buildings for certain new and existing branch locations. Costs related to these buildings will negatively impact earnings in future periods.

         Our non-interest expense for the year ended June 30, 2004 does not reflect the impact of our new 53,000 square feet administrative building in Fairfield, New Jersey, which was completed in September 2004. The total cost of this building was approximately $13.5 million, which cost will be capitalized and amortized over a forty-year period. Additionally, the annual operating expense of this new building is estimated to be approximately $250,000. We also expect to open a de novo branch office in Lacey, New Jersey in the first quarter of 2005, with a total cost of approximately $2.3 million. Furthermore, during 2005, we plan to replace three office locations with new buildings, at an estimated cost of approximately $1.9 million per branch. Expenses related to the planned expansion of our operations through de novo branching, the acquisition of branches or other financial institutions could also impact earnings in future periods.

After this offering, our return on equity will be low compared to other companies. This could negatively impact the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended June 30, 2004, our return on average equity was 4.52%. On a pro forma basis assuming that 16,387,500 shares had been sold at the beginning of the year, our return on pro forma equity for the year ended June 30, 2004 would be approximately 2.91%. As a result, our return on equity, which is the ratio of our earnings divided by our average equity capital, will be lower than that of many similar companies. To the extent that the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock.

         At June 30, 2004, our securities portfolio was 64.5% and our loan portfolio was 26.3% of our total assets. Because securities generally yield a lower rate than loans, our assets composition is likely to cause our earnings to be lower than financial institutions that have a higher proportionate amount of their assets in loans. Although we have are seeking to increase our loan originations, it will take a significant period of time to change our relative balances of loans versus securities.

Additional public company and annual stock employee compensation and benefit expenses following the offering may reduce our profitability and stockholders' equity.

         Following the offering, our noninterest expense is likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company. We also will recognize additional annual employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These additional expenses will adversely affect our profitability and stockholders' equity. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses in the first year following the offering have been estimated to be approximately $2.0 million at the maximum of the offering as set forth in the pro forma financial information under Pro Forma Data assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. In addition, proposed changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see Management - Potential Stock Benefit Plans.

The implementation of stock-based benefit plans may dilute your ownership interest in Kearny Financial Corp.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. See Management - Potential Stock Benefit Plans on page __.

Persons who purchase stock in the offering will own a minority of Kearny Financial Corp.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of Kearny Financial Corp.

         Kearny MHC will own a majority of Kearny Financial Corp.'s common stock after the offering. The Board of Directors of Kearny MHC is also the Board of Directors of Kearny Financial Corp. and will be able to exercise voting control over most matters put to a vote of stockholders. For example, Kearny MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares, to elect directors or to approve employee benefit plans.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

         We intend to contribute approximately 50% of the net proceeds of the offering to Kearny Federal Savings Bank. We may use the remaining net proceeds to repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the purchase by Kearny Federal Savings Bank's employee stock ownership plan of shares in the offering. Kearny Federal Savings Bank may use the proceeds it receives to fund new loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of Kearny Financial Corp., which may adversely affect our stock price.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has resulted in a degree of takeover speculation for mutual holding companies that is reflected in the per share price of mutual holding companies' common stocks. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our stock price may be adversely affected.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. As federally chartered holding companies, Kearny Financial Corp. and Kearny MHC are also subject to regulation and oversight by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material impact on Kearny Federal Savings Bank, Kearny Financial Corp. and their operations. See Regulation beginning on page __.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

o    statements of our goals, intentions and expectations;

o statements regarding our business plans, prospects, growth and operating strategies;

o    statements regarding the quality of our loan and investment portfolios; and

o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o general economic conditions, either nationally or in our market area, that are worse than expected;

o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

o    increased competitive pressures among financial services companies;

o    changes in consumer spending, borrowing and savings habits;

o    legislative or regulatory changes that adversely affect our business;

o    adverse changes in the securities markets;

o    our ability to successfully manage our growth;

o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; and

o our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                        SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data in this section for the years ended June 30, 2004, 2003 and 2002 is derived from Kearny Financial Corp.'s audited consolidated financial statements and should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document. The information at and for the years ended June 30, 2001 and 2000 is derived from unaudited consolidated financial statements of Kearny Financial Corp. Kearny Financial Corp.'s acquisitions of Pulaski Bancorp, Inc. in October 2002 and West Essex Bancorp, Inc. in July 2003 involved the acquisition of institutions that were in the mutual holding company form of organization, with the minority of stock held by public stockholders and the majority of stock held by the mutual holding company. The purchase of the minority interest of the public stockholders was required to be recorded as the acquisition of the noncontrolling interests of a subsidiary using the purchase method of accounting and the merger of the banks was required to be recorded under the pooling of interests method of accounting. Kearny Financial Corp.'s financial information presented herein has therefore been restated for the years ended June 30, 2003 and 2002 using the pooling method of accounting.


                                                                         At or For the Year Ended June 30,
                                                  -----------------------------------------------------------------------------
                                                     2004             2003             2002             2001             2000
                                                  ----------       ----------       ----------       ----------      ----------
                                                                                  (In thousands)
Balance Sheet Data:
Assets.....................................       $1,936,518       $1,996,482       $1,905,638       $1,757,257      $1,680,846
Loans receivable, net......................          505,794          509,161          591,142          602,182         591,950
Mortgage-backed securities
  held to maturity.........................          771,353          681,619          968,516          689,204         484,971
Securities available for sale..............           41,564           37,840           39,679           42,367          36,166
Investment securities
  held to maturity.........................          435,870          287,321          139,446          193,955         470,219
Cash and cash equivalents..................           39,488          325,657           97,030          159,901          22,655
Goodwill...................................           82,263           31,746           15,600           17,911          20,222
Deposits...................................        1,537,510        1,613,684        1,479,729        1,342,107       1,260,846
Federal Home Loan Bank advances............           94,234           75,749          112,080          112,109         138,051
Total stockholders' equity.................          293,505          278,333          270,706          258,617         241,233



                                                                         At or For the Year Ended June 30,
                                                  -----------------------------------------------------------------------------
                                                     2004             2003             2002             2001             2000
                                                  ----------       ----------       ----------       ----------      ----------
                                                                                  (In thousands)
Summary of Operations:
Interest income............................       $   78,654       $   96,492        $ 106,162        $ 114,566       $ 110,890
Interest expense...........................           32,100           44,695           54,443           67,318          60,818
                                                  ----------       ----------         --------        ---------       ---------
Net interest income........................           46,554           51,797           51,719           47,248          50,072
Provision for loan losses..................                -                -                3              162             102
                                                  ----------       ----------         --------        ---------       ---------
Net interest income after provision
  for loan losses..........................           46,554           51,797           51,716           47,086          49,970
Non-interest income........................            1,560            1,847            1,765            1,523           2,045
Merger related expenses....................              592           14,921              619                -               -
Non-interest expense, excluding
  merger related expenses..................           28,880           29,431           28,446           27,519          25,879
                                                  ----------       ----------         --------        ---------       ---------
Income before minority interest
 and income taxes..........................           18,642            9,292           24,416           21,090          26,136
Minority interest, net of income taxes.....                -           (4,844)           3,140            1,739           2,079
Provisions for income taxes................            5,745            5,237            7,926            6,823           8,815
                                                  ----------       ----------         --------        ---------       ---------
Net income.................................       $   12,897       $    8,899         $ 13,350        $  12,528       $  15,242
                                                  ==========       ==========         ========        =========       =========

                                                                                   At or For the Year Ended June 30,
                                                                    ----------------------------------------------------------------
                                                                     2004          2003          2002          2001          2000
                                                                     ----          ----          ----          ----          ----
Performance Ratios:
  Return on average assets (net income divided by
     average total  assets)..................................        0.67%         0.45%         0.74%         0.73%         0.91%

  Return on average equity (net income divided by
     average equity).........................................         4.52          3.28          5.03          4.89          6.42

  Net interest rate spread...................................         2.37          2.36          2.35          2.08          2.45

  Net interest margin on average
     interest-earnings assets................................         2.59          2.75          2.95          2.86          3.11

  Average interest-earning assets to average
     interest-bearing liabilities............................       112.46        116.54        119.58        119.17        117.56

  Efficiency ratio (Non-interest expense divided
     by the sum of net interest income and
     non-interest income)....................................        61.25         82.68         54.34         56.42         49.66

Asset Quality Ratios:(1)
  Non-performing loans to total loans........................         0.46          0.57          0.55          0.53          0.55

  Non-performing assets to total assets......................         0.13          0.16          0.18          0.20          0.27

  Net charge-offs to average loans outstanding...............         0.01          0.00          0.00          0.01          0.06

  Allowance for loan losses to total loans...................         1.01          1.01          0.87          0.85          0.86

  Allowance for loan losses to non-performing loans..........       220.96        177.64        157.24        160.52        155.56

Capital Ratios:(1)
  Average equity to average assets ratios
     (average equity divided by average
     total assets)...........................................        14.73         13.80         14.63         14.87         14.12

  Equity to assets at period end.............................        15.16         13.94         14.21         14.73         14.35

Number of Offices:
Offices (including offices                                              25            25            24            23            23
   acquired in mergers)......................................

_____________________
(1)  Asset quality and capital ratios are period end ratios.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise additional capital to support our continued growth. The net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which will depend on the independent valuation and market considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $118.7 million at the minimum and $161.1 million at the maximum of the offering range (and $185.4 million at the maximum, as adjusted, if the independent valuation is increased by 15%).

         Kearny Financial Corp. intends to distribute the net proceeds from the offering as follows:

                                                                                                                       MAXIMUM,
                                       MINIMUM                   MIDPOINT                    MAXIMUM                 As Adjusted
                                       -------                   --------                    -------                 -----------
                                             Percent                    Percent                   Percent                   Percent
                                              of Net                     of Net                    of Net                    of Net
                                 Amount      Proceeds      Amount       Proceeds       Amount     Proceeds      Amount     Proceeds
                                 ------      --------      ------       --------       ------     --------      ------     --------
                                                                         (Dollars in thousands)
Gross offering proceeds.....   $121,125                  $142,500                    $163,875                  $188,456
Less offering expenses......    (2,406)                   (2,603)                     (2,799)                   (3,025)
                                -------                   -------                     -------                   -------
   Estimated net proceeds...    118,719       100.0%      139,897        100.0%       161,076      100.0%       185,431      100.0%
Less:
Investment in Kearny
    Federal Savings Bank....     59,360        50.0%       69,949         50.0%        80,538       50.0%        92,716       50.0%
Loan to employee
     stock ownership plan...      9,690         8.2%       11,400          8.1%        13,110        8.1%        15,076        8.1%
                                -------                   -------                     -------                   -------
Proceeds retained by
   Kearny Financial Corp....    $49,669        41.8%      $58,548         41.9%       $67,428       41.9%       $77,639       41.9%
                                =======                   =======                     =======                   =======

         We will use 50% of the net proceeds from the offering to make a capital contribution to Kearny Federal Savings Bank. We will also lend the Kearny Federal Savings Bank's employee stock ownership plan cash to enable the plan to buy up to 8% of the shares sold in the offering. If the employee stock ownership plan does not purchase common stock in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase and the resulting stockholders' equity will decrease. The balance of the net proceeds will be retained by Kearny Financial Corp. and used for general business purposes, which may include investment in securities, repurchasing shares of our common stock, paying cash dividends or supporting acquisitions of Kearny Federal Savings Bank. However, under current regulations of the Office of Thrift Supervision, we may not repurchase shares of our common stock during the first year following the offering, except where extraordinary circumstances exist and with prior regulatory approval. We will initially invest these proceeds in short to intermediate term investment securities.

         The funds received by Kearny Federal Savings Bank will be used for general business purposes, including originating loans and purchasing securities. In addition to building our core banking business through internal growth and de novo branching, we will also actively consider expansion opportunities such as the acquisition of branches and other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by the acquisition of any branches or other financial institutions. There can be no assurance that we will be successful in implementing this growth strategy. We may have difficulty finding suitable sites for de novo branches and identifying and successfully acquiring branches or other financial institutions. We may also pursue other business activities, including possibly offering asset management services, acquiring a title insurance company and/or acquiring a mortgage banking operation. There are, however, no current understandings, arrangements or agreements for these activities and we cannot assure you that we will be able to commence such activities.

         The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the stock offering are adjusted to reflect a change in the estimated pro forma market value of Kearny Financial Corp. Payments for shares made through withdrawals from existing deposit accounts at Kearny Federal Savings Bank will not result in the receipt of new funds for investment but will result in a reduction of Kearny Federal Savings Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

                         OUR POLICY REGARDING DIVIDENDS

         We intend to consider paying cash dividends after the offering. The timing, frequency and initial amount of any dividends will be determined by the Board. In making its decision, the Board of Directors will consider several factors, including our financial condition, results of operations, tax considerations, industry standards and general economic conditions. The Board of Directors has not yet determined the amount of cash dividends that Kearny Financial Corp. may pay after the offering. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         Kearny Financial Corp.'s ability to pay dividends also depends on the receipt of dividends from Kearny Federal Savings Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Kearny Federal Savings Bank - Dividend and Other Capital Distribution Limitations on page __. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, Kearny Financial Corp. has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of Kearny Financial Corp.

         If Kearny Financial Corp. pays dividends to its stockholders, it is anticipated that dividends payable to Kearny MHC would be waived. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by Kearny MHC in the event that Kearny MHC converts to stock form. See Regulation - Regulation of Kearny Financial Corp. on page __.

                              MARKET FOR THE STOCK

         There is not, at this time, any market for Kearny Financial Corp.'s stock. We have received approval to have our common stock listed for trading on the Nasdaq National Market under the symbol "_______." Sandler O'Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

         The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of June 30, 2004 of Kearny Financial Corp. and the pro forma capitalization of Kearny Financial Corp. as of June 30, 2004 after giving effect to the offering. The table also gives effect to the assumptions set forth under Pro Forma Data on page __. A change in the number of shares sold in the offering may materially affect the pro forma capitalization.

                                                                     Pro Forma Capitalization at June 30, 2004
                                                           -------------------------------------------------------------------
                                              Kearny
                                            Financial                                                            Maximum,
                                              Corp.          Minimum          Midpoint          Maximum        as adjusted
                                          Historical, at    40,375,000       47,500,000        54,625,000       62,818,750
                                             June 30,         Shares           Shares            Shares           Shares
                                               2004        Outstanding      Outstanding       Outstanding      Outstanding(1)
                                          --------------   -----------      -----------       -----------      --------------
                                                                           (In thousands)
Deposits(2)...............................  $1,537,510       $1,537,510       $1,537,510        $1,537,510        $1,537,510
Borrowed funds............................      94,234           94,234           94,234            94,234            94,234
                                            ----------       ----------       ----------        ----------        ----------
Total deposits and borrowed funds.........  $1,631,744       $1,631,744       $1,631,744        $1,631,744        $1,631,744
                                            ==========       ==========       ==========        ==========        ==========
Stockholders' equity:
  Preferred stock, $0.10 par value,
    25,000,000 shares authorized;
    none to be issued.....................           -                -                -                 -                 -
  Common stock, $0.10 par value,
    75,000,000 shares authorized,
    assuming shares outstanding
    as shown(3)(4)........................           1            4,038            4,750             5,463             6,282
Additional paid-in capital(3)(4)(5).......         499          115,181          135,647           156,113           179,649
Retained earnings.........................     282,959          282,959          282,959           282,959           282,959
Accumulated other comprehensive
   income, net of tax.....................      10,046           10,046           10,046            10,046            10,046
Less:
  Common stock acquired by
    employee stock ownership plan(6)......           -          (9,690)         (11,400)          (13,110)          (15,077)
  Common stock acquired by restricted
     stock plan(7)........................           -          (8,075)          (9,500)          (10,925)          (12,564)
                                              --------         --------         --------          --------          --------
Total stockholders' equity................    $293,505         $394,459         $412,502          $430,546          $451,295
                                              ========         ========         ========          ========          ========

--------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.

(2) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.

(3) Pro forma data includes shares to be held by Kearny MHC after completion of the stock offering. Kearny MHC is currently the sole stockholder of Kearny Financial Corp. and holds 10,000 shares of common stock of Kearny Financial Corp. Upon completion of the offering, Kearny MHC will hold 70% of the total shares of Kearny Financial Corp. to be outstanding.

(4) No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by Kearny Financial Corp. and presented for approval by the stockholders after the offering. An amount equal to 5.0% of the total number of shares outstanding after the offering, including the shares held by Kearny MHC, would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.

(5) Additional paid-in capital amounts under pro forma capitalization are net of stock offering expenses.

(6) Assumes that 8% of the shares sold in the offering will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Kearny Financial Corp., concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data on page __. Kearny Federal Savings Bank intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten year period. The amount of shares to be acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __. If the employee stock ownership plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Stock Offering - Subscription Offering - Subscription Rights on page __.

(7) Assumes that an amount equal to 2.0% of the total number of shares outstanding after the offering, including the shares held by Kearny MHC, is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data on page __.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. However, investable net proceeds to Kearny
Financial Corp. are currently estimated to be between $101.0 million at the minimum and $137.0 million at the maximum of the offering range, respectively (or $158.0 million at the maximum, as adjusted, if the independent valuation is increased by 15%), based on the following assumptions:

o shares sold in the offering will be sold in either the subscription offering or the community offering, with no shares being sold in a syndicated community offering;

o an amount equal to the cost of purchasing 8% of the shares sold in the offering will be loaned to the employee stock ownership plan to fund its purchase;

o an amount equal to 2.0% of the total number of outstanding shares, including the shares held by Kearny MHC, will be acquired by the restricted stock plan through open market purchases at an assumed purchase price of $10.00 per share; and

o expenses of the offering, including the fees and expenses of Sandler O'Neill & Partners, L.P., are estimated to be approximately $2.4 million at the minimum and $2.8 million at the maximum of the offering range ($3.0 million at the maximum, as adjusted).

         The following table sets forth Kearny Financial Corp.'s historical net income and stockholders' equity prior to the offering and pro forma net income and stockholders' equity following the offering. In preparing this table and in calculating pro forma data, we have made the following assumptions:

o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 2.09%, which approximates the average of the yield on a one-year U.S. Treasury bill on March 31, 2004 and June 30, 2004. The yield on a one-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because we believe that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering.

o The pro forma after-tax yield on the net proceeds is assumed to be 1.24% for the year ended June 30, 2004, based on an effective tax rate of 40.85%.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on June 30, 2004 and no effect has been given to the assumed earnings effect of the transaction.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if Kearny Financial Corp. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The table on the following page summarizes historical and pro forma data of Kearny Financial Corp. at or for the year ended June 30, 2004 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. No effect has been given in the table to the possible issuance of additional stock reserved for future issuance pursuant to a stock option plan that may be adopted by the Board of Directors of Kearny Financial Corp. and approved by stockholders following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page __.

                                                                                   At or For the Year Ended June 30, 2004
                                                                     ---------------------------------------------------------------
                                                                                                                            Maximum,
                                                                         Minimum          Midpoint          Maximum      as adjusted
                                                                       12,112,500        14,250,000       16,387,500      18,845,625
                                                                       Shares at         Shares at        Shares at       Shares at
                                                                       $10.00 per        $10.00 per       $10.00 per      $10.00 per
                                                                         share             share            share            share
                                                                         -----             -----            -----            -----
                                                                         (Dollars in thousands, except share and per share amounts)

Gross proceeds...............................................          $121,125         $142,500         $163,875         $188,456
Less expenses................................................            (2,406)          (2,603)          (2,799)          (3,025)
                                                                       --------         --------         --------         --------
   Estimated net proceeds....................................           118,719          139,897          161,076          185,431
Less ESOP funded by Kearny Financial Corp....................            (9,690)         (11,400)         (13,110)         (15,077)
Less restricted stock plan adjustment........................            (8,075)          (9,500)         (10,925)         (12,564)
                                                                       --------         --------         --------         --------
   Estimated investable net proceeds.........................          $100,954         $118,997         $137,041         $157,790
                                                                       ========         ========         ========         ========

Net Income:
   Historical ...............................................          $ 12,897         $ 12,897         $ 12,897         $ 12,897
   Pro forma income on net proceeds..........................             1,248            1,471            1,694            1,951
   Pro forma ESOP adjustment(1)..............................              (573)            (674)            (775)            (892)
   Pro forma restricted stock plan adjustment(2).............              (955)          (1,124)          (1,292)          (1,486)
                                                                       --------         --------         --------         --------
   Pro forma net income(1)(3)(4).............................          $ 12,617         $ 12,570         $ 12,524         $ 12,470
                                                                       ========         ========         ========         ========

Per share net income:
   Historical ...............................................          $   0.32         $   0.27         $   0.23         $   0.20
   Pro forma income on net proceeds..........................              0.03             0.03             0.03             0.03
   Pro forma ESOP adjustment(1)..............................             (0.01)           (0.01)           (0.01)           (0.01)
   Pro forma restricted stock plan adjustment(2).............             (0.02)           (0.02)           (0.02)           (0.02)
                                                                       --------         --------         --------         --------
   Pro forma net income per share(1)(3)(4)...................          $   0.32         $   0.27         $   0.23         $   0.20
                                                                       ========         ========         ========         ========

Shares used in calculation of income per share (1)...........        39,434,450       46,417,000       53,379,500       61,386,483

Stockholders' equity:
   Historical ...............................................          $293,505         $293,505         $293,505         $293,505
   Estimated net proceeds....................................           118,719          139,897          161,076          185,431
   Less: Common Stock acquired by the ESOP(1)................            (9,690)         (11,400)         (13,110)         (15,077)
   Less: Common Stock acquired by the restricted
            stock plan(2)....................................            (8,075)          (9,500)         (10,925)         (12,564)
                                                                       --------         --------         --------         --------
   Pro forma stockholders' equity(1)(3)(4)...................           394,459          412,502          430,546          451,295
   Intangible assets.........................................            84,463           84,463           84,463           84,463
                                                                       --------         --------         --------         --------
   Pro forma tangible stockholders' equity(1)(3)(4)..........          $309,996         $328,039         $346,083         $367,832
                                                                       ========         ========         ========         ========

Stockholders' equity per share:
   Historical ...............................................          $   7.27         $   6.18         $   5.37         $   4.67
   Estimated net proceeds....................................              2.94             2.95             2.95             2.95
   Less: Common Stock acquired by the ESOP(1)................             (0.24)           (0.24)           (0.24)           (0.24)
   Less: Common stock acquired by the restricted
            stock plan(2)....................................             (0.20)           (0.20)           (0.20)           (0.20)
                                                                       --------         --------         --------         --------
   Pro forma stockholders' equity per share(4)...............              9.77             8.69             7.88             7.18
   Intangible assets.........................................              2.09             1.78             1.55             1.34
                                                                       --------         --------         --------         --------
   Pro forma tangible stockholders' equity per share(4)......          $   7.68         $   6.91         $   6.33         $   5.84
                                                                       ========         ========         ========         ========
Offering price as a percentage of pro forma
  stockholders' equity per share.............................            102.35%          115.07%          126.90%          139.28%
                                                                       ========         ========         ========         ========
Offering price as a percentage of pro forma tangible
  stockholders' equity per share.............................            130.21%          144.72%          157.98%          171.23%
                                                                       ========         ========         ========         ========
Offering price to pro forma net income per share.............             31.25x           37.04x           43.48x           50.00x
Shares used in calculation of stockholders' equity
  per share..................................................        40,375,000       47,500,000       54,625,000       62,818,750
                                                                                                       (Footnotes on following page)

                                       23

_____________
(1) Assumes that 8% of the shares sold in the offering will be purchased by Kearny Federal Savings Bank's employee stock ownership plan and that the plan will borrow the funds for the purchase from Kearny Financial Corp. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Kearny Federal Savings Bank intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10-year amortization period. See Management - Potential Stock Benefit Plans
     - Employee Stock Ownership Plan on page __. The pro forma net earnings assumes: (i) that Kearny Federal Savings Bank's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the year ended June 30, 2004 was made at the end of the period; (ii) that 96,900, 114,000, 131,100 and 150,765 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the year ended June 30, 2004, at an average fair value of $10.00 per share and were accounted for as a charge to expense; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations.

(2) Gives effect to the restricted stock plan that may be adopted by Kearny Federal Savings Bank if approved by the stockholders of Kearny Financial Corp. at a meeting to be held after completion of the stock offering. If the restricted stock plan is approved by Kearny Financial Corp.'s stockholders, the restricted stock plan would be expected to acquire an amount of stock equal to 2.0% of the total number of shares outstanding after the offering, including the shares held by Kearny MHC, or 807,500, 950,000, 1,092,500 and 1,256,375 shares of stock respectively at the minimum, midpoint, maximum and 15% above the maximum of the range, through open market purchases. Funds used by the restricted stock plan to purchase the shares will be contributed to the restricted stock plan by Kearny Federal Savings Bank. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the restricted stock plan at the beginning of the year ended June 30, 2004 through open market purchases, at $10.00 per share, and that 20% of the amount contributed was amortized to expense during the year ended June 30, 2004. The restricted stock plan will be amortized over 5 years. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96%, pro forma net income per share for the year ended June 30, 2004 would be $0.31, $0.27, $0.23 and $0.20 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at June 30, 2004 would be $9.77, $8.71, $7.92 and $7.24 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page
     __.

(3) The retained earnings of Kearny Financial Corp. and Kearny Federal Savings Bank will continue to be substantially restricted after the stock offering. See Dividend Policy on page __ and Regulation - Regulation of Kearny Federal Savings Bank - Dividends and Other Capital Distribution Limitations on page __.

(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by Kearny Financial Corp. if approved by the stockholders of Kearny Financial Corp. at a meeting to be held after completion of the stock offering. If the stock option plan is approved by Kearny Financial Corp.'s stockholders, an amount equal to 5.0% of the total number of shares outstanding after the offering, including the shares held by Kearny MHC, or 2,018,750, 2,375,000, 2,731,250 and 3,140,937 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. Assuming stockholder approval of the stock option plan and the exercise of all options at the beginning of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.30, $0.26, $0.22 and $0.19, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range for the year ended June 30, 2004, and pro forma stockholders' equity per share would be $9.78, $8.75, $7.98 and $7.32, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range at June 30, 2004. See Management - Potential Stock Benefit Plans - Stock Option Plan on page
     __.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Kearny Federal Savings Bank's historical and pro forma capital position relative to its capital requirements as of June 30, 2004. Pro forma capital levels assume receipt by Kearny Federal Savings Bank of 50% of the net proceeds. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data on pages ____________. The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Kearny Federal Savings Bank, see Regulation - Regulation of Kearny Federal Savings Bank - Regulatory Capital Requirements on page __.

                                                                  Pro Forma at June 30, 2004
                                              --------------------------------------------------------------------------------------
                                                                                                                Maximum, as adjusted
                             Actual, at       Minimum $121,125,000  Midpoint $142,500,00 Maximum $163,875,000    $188,456,250
                            June 30, 2004         Offering             Offering             Offering             Offering (1)
                          ------------------- -------------------   -------------------  -------------------   --------------------
                                 Percentage          Percentage            Percentage           Percentage            Percentage
                          Amount of Assets(2) Amount of Assets(2)   Amount of Assets(2)  Amount of Assets(2)   Amount of Assets(2)
                          ------ ------------ ------ ------------   ------ ------------  ----- -------------   ------ ------------
                                                                                                (Dollars in thousands)
GAAP Capital(3).......  $291,985    15.09%  $333,580    16.72%    $341,034    17.01%   $348,488    17.29%    $357,060    17.60%

Tangible Capital......  $197,514    10.76%  $231,109    12.62%    $246,563    12.94%   $254,017    13.26%    $262,589    13.62%
Tangible Capital
  Requirement.........    27,534     1.50     28,424     1.50       28,583     1.50      28,742     1.50       28,925     1.50
                        --------    -----   --------    -----     --------    -----    --------    -----     --------    -----
Excess................  $169,980     9.26%  $210,685    11.12%    $217,980    11.44%   $225,275    11.76%    $233,664    12.12%
                        ========     ====   ========    =====     ========    =====    ========    =====     ========    =====

Core Capital..........  $197,514    10.76%  $239,109    12.62%    $246,563    12.94%   $254,017    13.26%    $262,589    13.62%
Core Capital
  Requirement(4)......    73,424     4.00     75,799     4.00       76,222     4.00      76,646     4.00       77,133     4.00
                        --------    -----   --------    -----     --------    -----    --------    -----     --------    -----
Excess................  $124,090     6.76%  $163,310     8.62%    $170,341     8.94%   $177,371     9.26%    $185,456     9.62%
                        ========     ====   ========     ====     ========     ====    ========     ====     ========     ====

Total Risk-Based
  Capital(5)(6).......  $209,569    32.56%  $251,164    38.32%    $258,618    39.33%   $266,072    40.33%    $274,644    41.48%
Risk-Based Capital
  Requirement.........    51,490     8.00     52,439     8.00       52,609     8.00      52,778     8.00       52,973     8.00
                        --------    -----   --------    -----     --------    -----    --------    -----     --------    -----
Excess................  $158,079    24.56%  $198,725    30.32%    $206,009    31.33%   $213,294    32.33%    $221,671    33.48%
                        ========    =====   ========    =====     ========    =====    ========    =====     ========    =====

Reconciliation of
  capital infused
  into Kearny
  Federal Savings
  Bank:
Net proceeds
  infused..............                      $59,360               $69,949              $80,538               $92,716
Less:
   Common stock
     acquired by
     employee stock
     ownership plan....                        9,690                11,400               13,110                15,077
   Common stock
     acquired by
     restricted
     stock plan........                        8,075                 9,500               10,925                12,564
                                             -------               -------              -------               -------
Pro forma increase
  in GAAP and
  regulatory capital...                      $41,595               $49,049              $56,503               $65,075
                                             =======               =======              =======               =======

_____________
(1) As adjusted to give effect to an increase in the number of shares issued which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3) Generally accepted accounting principles, referred to as "GAAP," capital includes goodwill, intangible assets and unrealized gain (loss) on available-for-sale securities, net, which are not included in regulatory capital.
(4) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See Regulation - Regulation of Kearny Federal Savings Bank - Regulatory Capital Requirements on page __.
(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.
(6) The difference between equity under GAAP and regulatory risk-based capital is attributable to the subtraction of accumulated other comprehensive income of $7.0 million and the addition of general loan loss reserves of $5.0 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects Kearny Financial Corp.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Kearny Financial Corp.'s consolidated financial statements and accompanying notes to consolidated financial statements beginning on page F-1 of this document, and the other statistical data provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the consolidated financial condition and results of operations of Kearny Financial Corp. and its direct and indirect subsidiaries.

General

         Kearny Financial Corp.'s results of operations depend primarily on its net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Our interest-earning assets consist primarily of mortgage-backed securities and investment securities, which comprised 64.5% of our total assets while our loan portfolio comprised 26.3% of our total assets at June 30, 2004. Our interest-bearing liabilities consist primarily of retail deposits and borrowings from the Federal Home Loan Bank of New York. Our results of operations also depend on our provision for loan losses, non-interest income and non-interest expense. Non-interest income includes service fees and charges, including income generated by Kearny Federal Savings Bank's ATM network, and income on bank owned life insurance. Non-interest expense includes salaries and employee benefits, occupancy expenses and other general and administrative expenses.

         Our results of operations may also be affected significantly by changes in market interest rates, economic and competitive conditions in our market area, and changes in applicable laws, regulations or governmental policies. Furthermore, because our lending activity is concentrated in loans secured by real estate located in New Jersey, downturns in the regional economy encompassing New Jersey could have a negative impact on our earnings.

Recent Acquisitions

         During recent years, we have implemented an expansion strategy fueled primarily by acquisitions, and have experienced significant growth with total assets growing from $793.2 million at June 30, 1998 to $1.94 billion at June 30, 2004, securities growing from $618.9 million at June 30, 1998 to $1.25 billion at June 30, 2004, loans receivable, net growing from $152.1 million at June 30, 1998 to $505.8 million at June 30, 2004 and total deposits growing from $608.9 million at June 30, 1998 to $1.54 billion at June 30, 2004. At June 30, 1998, we had five branch offices and 75 employees, and at June 30, 2004 we had twenty-five branch offices and 245 employees.

         We completed our first whole bank acquisition in March 1999 with the acquisition of 1st Bergen Bancorp and the merger of South Bergen Savings Bank into Kearny Federal Savings Bank, adding approximately $306.0 million in assets and four branch offices, giving Kearny Federal Savings Bank a total of nine branch offices following completion of this merger. In October 2002, Kearny Financial Corp. acquired Pulaski Bancorp, Inc., and Pulaski Savings Bank was merged into Kearny Federal Savings Bank.

This transaction added approximately $267.0 million in assets and seven branch offices. Additionally, we completed one deposit assumption in 1999 and opened a de novo branch in 2002. Our third whole bank acquisition was completed in July 2003 with Kearny Financial Corp.'s acquisition of West Essex Bancorp, Inc. and the merger of West Essex Bank into Kearny Federal Savings Bank, adding approximately $363.1 million in assets and eight branch offices, bringing Kearny Federal Savings Bank's total offices to twenty- five.

         We intend to continue to grow. In addition to building our core banking business through internal growth, we will also actively consider expansion opportunities such as the acquisition of branches and other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by the acquisition of any branches or other financial institutions. Furthermore, there can be no assurance that we will continue to experience such rapid growth, or any growth, in the future. We may have difficulty finding suitable sites for de novo branches and identifying and successfully acquiring branches or other financial institutions.

Business Strategy

         Our current business strategy is to seek to grow and improve our profitability by:

          o increasing the volume of our loan originations and the size of our loan portfolio relative to our securities portfolio;

          o increasing the origination of multi-family and commercial real estate loans, construction loans and commercial business loans;

          o building our core banking business through internal growth and de novo branching, as well as actively considering expansion opportunities such as the acquisition of branches and other financial institutions;

          o developing a sales culture by training and encouraging our branch personnel to promote our existing products and services to our customers; and

          o    maintaining high asset quality.

         Our deposits have traditionally exceeded our loan originations, and we have invested these deposits primarily in mortgage-backed securities and investment securities. Following our acquisition of South Bergen Savings Bank in 1999, we began focusing on growing the size of our loan portfolio. Prior to that time, our operations were more focused on obtaining deposits from the communities in which we operated our five branch offices in Bergen and Hudson counties and investing those funds in mortgage-backed and other securities. A primary highlight of our current business strategy will be to increase our volume of loan originations and the size of our loan portfolio.

         In an effort to develop our commercial business, we have recently added four experienced business development officers who will focus on commercial loan originations, and we will soon offer internet banking and cash management services to our commercial customers. Our residential loan originations have traditionally been largely advertising driven, but we plan to add regional loan originators throughout our branch network who will seek to build our residential loan portfolio.

Critical Accounting Policies

         Our accounting policies are integral to understanding the results reported and are described in detail in Note 1 of our consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses.

         Allowance for Loan Losses. The allowance for loan losses represents our best estimate of losses known and inherent in our loan portfolio that are both probable and reasonable to estimate. In determining the allowance for loan losses, we consider the losses inherent in our loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We use a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and
(2) establishment of general valuation allowances on the remainder of our loan portfolio. We maintain a loan review system which allows for a periodic review of our loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may be necessary.

Restatement of Consolidated Financial Statements in Connection with Business Combinations

         Kearny Financial Corp.'s acquisitions of Pulaski Bancorp, Inc. in October 2002 and of West Essex Bancorp, Inc. in July 2003 involved acquisitions of institutions that were in the mutual holding company form of organization, with the minority of stock held by public stockholders and the majority of stock held by the mutual holding company. The purchase of the minority interest of the public stockholders was required to be recorded as the acquisition of the noncontrolling interests of a subsidiary using the purchase method of accounting and the merger of the banks was required to be recorded under the pooling of interests method of accounting. Kearny Financial Corp.'s financial information presented herein has therefore been restated as of and for the years ended June 30, 2003 and 2002 in accordance with the pooling method of accounting.

Comparison of Financial Condition at June 30, 2004 and June 30, 2003

         Our total assets decreased by $60.0 million, or 3.0%, to $1.94 billion at June 30, 2004 from $2.0 billion at June 30, 2003, primarily due to a $286.2 million decrease in cash and cash equivalents, which was partly offset by growth of $242.0 million in the securities portfolios. Total liabilities similarly decreased as a $76.2 million net outflow of deposits was partially offset by an $18.5 million increase in Federal Home Loan Bank advances.

         The decrease in total assets was most pronounced in cash and cash equivalents, which decreased $286.2 million, or 87.9%, to $39.5 million at June 30, 2004 from $325.7 million at June 30, 2003, in order to offset the aforementioned deposit outflow and to fund increases in the securities portfolios. The

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

securities  portfolios,   including  both  securities  available  for  sale  and
securities held to maturity, increased $242.0 million, or 24.0%, to $1.25 billion at June 30, 2004, from $1.01 billion at June 30, 2003. Investment securities held to maturity increased $148.6 million, or 51.7%, to $435.9 million at June 30, 2004, from $287.3 million at June 30, 2003. Mortgage-backed securities held to maturity increased $89.8 million, or 13.2%, to $771.4 million at June 30, 2004, from $681.6 million at June 30, 2003. In both cases, the increases were the result of investing funds previously held in cash equivalents in order to increase overall yield.

         Loans receivable decreased marginally to $505.8 million at June 30, 2004, from $509.2 million at June 30, 2003.

         The West Essex Bancorp, Inc. merger was consummated on July 1, 2003. As a result, goodwill increased $50.6 million, or 159.6%, to $82.3 million at June 30, 2004, from $31.7 million at June 30, 2003. The $67.9 million deposit for acquisition of West Essex Bancorp, Inc. at June 30, 2003 was paid to West Essex shareholders for the buyout of the minority interest shareholders.

         Total deposits decreased by $76.2 million, or 4.7%, to $1.54 billion at June 30, 2004, from $1.61 billion at June 30, 2003. The primary factor for this decrease was the runoff of certificates of deposit due to lower interest rates paid.

         Federal Home Loan Bank advances increased $18.5 million, or 24.4%, to $94.2 million at June 30, 2004 from $75.7 million at June 30, 2003. The increase in Federal Home Loan Bank advances was used to fund the purchase of investment securities and mortgage-backed securities held-to-maturity. New advances drawn were fixed rate borrowings with maturities of less than one year.

         Shareholders' equity increased $15.2 million, or 5.5%, to $293.5 million at June 30, 2004 from $278.3 million at June 30, 2003, primarily reflecting income of $12.9 million for the twelve months ended June 30, 2004, along with an increase in accumulated other comprehensive income of $2.3 million reflecting an increase in the unrealized gain on available for sale securities.

Comparison of Operating Results for the Years Ended June 30, 2004 and June 30, 2003

         General. Net income for the year ended June 30, 2004 was $12.9 million, an increase of $4.0 million, or 44.9%, from $8.9 million for 2003. The increase in net income resulted primarily from a decrease in non-interest expense primarily due to significantly lower merger related expenses recorded in 2004 as compared to 2003, partially offset by a decrease in net interest income.

         Net Interest Income. Net interest income decreased by $5.2 million, or 10.0%, to $46.6 million for the year ended June 30, 2004 from $51.8 million for the year ended June 30, 2003. The net interest rate spread increased slightly to 2.37% for the year ended June 30, 2004 from 2.36% for 2003. The net interest margin decreased 16 basis points to 2.59% for the year ended June 30, 2004 compared with 2.75% for the year ended June 30, 2003. The net interest rate spread changed little as the 76 basis point reduction in the cost of interest-bearing liabilities was closely matched by the 75 basis point decline in the average yield on interest-earning assets. The decrease in the net interest margin is largely reflective of the decrease in the ratio of interest-earning assets to interest-bearing liabilities to 112.46% for the year ended June 30, 2004, from 116.54% for the year ended June 30, 2003.

         Interest Income. Total interest income decreased $17.8 million, or 18.5%, to $78.7 million for the year ended June 30, 2004, from $96.5 million for the year ended June 30, 2003, due to decreases in

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

average interest-earning assets, which declined $87.3 million, or 4.6%, to $1.79 billion from $1.88 billion, and average yield, which declined to 4.38% from 5.13%. Average assets declined due to a decrease in average liabilities, such as certificates of deposit and Federal Home Loan Bank advances. Average yield decreased due to lower market interest rates prevailing during the period.

         Interest income on loans receivable decreased $7.8 million, or 21.3%, to $28.9 million for the year ended June 30, 2004, from $36.7 million for the year ended June 30, 2003. The primary factor for the decrease in interest income on loans was a $47.0 decrease in the average balance of loans receivable from $546.5 million for the year ended June 30, 2003, to $499.5 million for the year ended June 30, 2004, which was accompanied by a decrease in the average yield on loans to 5.79% for the year ended June 30, 2004, from 6.71% for the year ended June 30, 2003. The decreased average balance reflects the high pace of refinancing and prepayment activity which resulted from the low interest rate environment and which exceeded origination volume. The lower yield reflects generally lower interest rates on originations and downward rate adjustments on adjustable rate and floating rate loans.

         Interest income on investment securities, including both taxable and tax-exempt issues, increased $5.3 million, or 58.2%, to $14.4 million for the year ended June 30, 2004 from $9.1 million for the year ended June 30, 2003. The increase resulted from an increase of $171.6 million, or 67.6%, in the average balance of investment securities to $425.3 million during the year ended June 30, 2004 from $253.7 million during the year ended June 30, 2003, partially offset by a decrease in the average yield on investment securities to 3.39% during the year ended June 30, 2004 from 3.60% during the year ended June 30, 2003. The increased average balance reflects the reinvestment of cash flows from repayments of loans and mortgage-backed securities held to maturity as well as the redeployment of cash and cash equivalents. The lower yield reflects generally lower interest rates available on securities purchased during the current year.

         Interest income on mortgage-backed securities decreased $13.8 million, or 28.9%, to $34.0 million for the year ended June 30, 2004 from $47.8 million for the year ended June 30, 2003. This was a result of a $162.9 million, or 18.6%, decrease in the average balance of mortgage-backed securities to $713.4 million during the year ended June 30, 2004 from $876.3 million during the year ended June 30, 2003, along with a decrease in the average yield to 4.76% during the year ended June 30, 2004 from 5.45% during the year ended June 30, 2003. The decrease in the average balance of mortgage-backed securities was due to high repayment levels due to accelerated prepayments and refinancing of the underlying mortgage loans with a significant portion of the cash flows being reinvested in investment securities. The decline in yield resulted in principal repayments received on older higher yielding securities while new purchases were made in a lower interest rate environment.

         Interest income on other interest-earning assets decreased $1.6 million, or 55.2%, to $1.3 million for the year ended June 30, 2004 from $2.9 million for the year ended June 30, 2003. This was a result of a $49.0 million, or 23.9%, decrease in the average balance of other interest-earning assets to $156.3 million during the year ended June 30, 2004 from $205.3 million during the year ended June 30, 2003, along with a decrease in the average yield to 0.85% during the year ended June 30, 2004 from 1.42% during the year ended June 30, 2003. The decrease in the average balance was due to the use of assets in this category to invest in higher yielding securities. The decline in yield resulted from lower short-term market interest rates.

         Interest Expense. Total interest expense decreased $12.6 million, or 28.2%, to $32.1 million for the year ended June 30, 2004 from $44.7 million for the year ended June 30, 2003, primarily as a result of a decrease in the average cost of interest-bearing liabilities to 2.01% during the year ended June 30,

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

2004 from 2.77% during the year ended June 30, 2003. The average balance of interest-bearing liabilities declined slightly to $1.60 billion during the year ended June 30, 2004 as compared to $1.61 billion during the year ended June 30, 2003. Average cost decreased due to lower market interest rates prevailing during the period.

         Interest expense on deposits decreased $11.8 million, or 29.6%, to $28.1 million for the year ended June 30, 2004 from $39.9 million for the year ended June 30, 2003, primarily due to a decrease in the average cost of interest-bearing deposits to 1.85% during the year ended June 30, 2004 from 2.63% during the year ended June 30, 2003. The average cost of certificates of deposit declined to 2.25% from 3.22%, the average cost of savings and club accounts declined to 1.23% from 1.58%, and the average cost of interest-bearing demand accounts declined to 0.80% from 1.09%. The average balance of interest-bearing deposits remained relatively stable overall at $1.52 billion, although a shift from certificates of deposit to savings and club and demand accounts took place. Certificates of deposit declined to $963.1 million from $1.0 billion, savings and club accounts increased to $448.5 million from 417.8 million, and interest-bearing demand accounts increased to $109.8 million from $98.9 million. This shift in deposit composition reflects the impact of the lower interest rate environment.

         Interest expense on Federal Home Loan Bank advances decreased $769,000, or 16.1%, to $4.0 million for the year ended June 30, 2004 from $4.8 million for the year ended June 30, 2003, as a result of a decrease in the average balance to $74.3 million during the year ended June 30, 2004 from $95.9 million during the year ended June 30, 2003, which more than offset an increase in the average cost to 5.40% during the year ended June 30, 2004 to 4.99% during the year ended June 30, 2003. Both the decline in average balance and the increase in average cost were the result of the repayment of lower cost short-term debt during 2003.

         Provision for Loan Losses. Provisions for loan losses are charged to operations at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with the general economic and real estate market conditions. We utilize a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. A specific loan loss allowance is established for an impaired loan based on delinquency status, size of loan, type of collateral and/or appraisal of the underlying collateral and financial condition of the borrower. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         There was no provision for loan losses made during the years ended June 30, 2004 and 2003. During the year ended June 30, 2004, total loans decreased slightly to $510.2 million at June 30, 2004 from $512.4 million at June 30, 2003. Non-performing loans were $2.3 million, or 0.46%, of total loans at June 30, 2004, as compared to $2.9 million, or 0.57%, of total loans at June 30, 2003. The allowance for loan losses as a percentage of gross loans outstanding was 1.01% at both June 30, 2004 and 2003, reflecting balances of $5.1 million and $5.2 million, respectively.

         Management assesses the allowance for loan losses monthly. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance

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

for loan losses as of June 30, 2004 was maintained at a level that represented management's best estimate of losses in the loan portfolio to the extent they were both probable and reasonably estimable.

         Non-Interest Income. Non-interest income decreased $287,000, or 15.5%, to $1.6 million for the year ended June 30, 2004 compared to $1.8 million for the year ended June 30, 2003. The decrease was primarily a result of a reduction in fees and service charge income.

         At June 30, 2004, we had a $3.8 million investment in bank owned life insurance which generated non-interest income. This investment was acquired in our acquisition of West Essex Bank in 2003 and covers the former president and chief executive officer and former chief lending officer of West Essex Bank.

         Non-Interest Expense. Non-interest expense decreased $14.9 million, or 33.6%, to $29.5 million for the year ended June 30, 2004, from $44.4 million for the year ended June 30, 2003. The decrease was primarily a result of decreases of $14.3 million in merger related expenses and $440,000 in salaries and employee benefits.

         Merger related expenses decreased $14.3 million to $592,000 million for the year ended June 30, 2004, from $14.9 million for the year ended June 30, 2003. Included in the amount recorded during the year ended June 30, 2003 are $12.3 million in expenses related to the payout of employment contracts, unexercised stock options, supplemental benefit plans and incentive stock awards as a result of both the Pulaski and West Essex mergers. The expenses recorded for the year ended June 30, 2004, and the remaining expenses for year ended June 30, 2003, consisted primarily of fees due to attorneys and financial advisors for their work related to the mergers.

         Salaries and employee benefits decreased $440,000, or 2.6%, to $16.5 million for the year ended June 30, 2004, compared to $17.0 million for the year ended June 30, 2003. The decrease was the result of the elimination of several management and non-management positions related to the merger with West Essex, the impact of which more than offset normal increases in salary and benefit levels.

         All other elements of non-interest expense totaled $12.4 million for the year ended June 30, 2004, a decrease of $111,000, or 1.9%, from the $12.5 million total for the year ended June 30, 2003. This decrease reflects costs savings realized as a result of the West Essex merger, partially offset by normal increases in these elements.

         Management expects increased expenses in the future as a result of the establishment of the employee stock ownership plan and the potential stock benefit plans, as well as increased costs associated with being a public company such as periodic reporting, annual meetings, retention of a transfer agent, and professional fees.

         Furthermore, non-interest expense for the year ended June 30, 2004 does not reflect the impact of our new 53,000 square feet administrative building in Fairfield, New Jersey, which was completed in September 2004. The total cost of this building was approximately $13.5 million, which cost will be capitalized and amortized over a forty-year period. The annual operating expense of this new building is estimated to be approximately $250,000. We also expect to open a de novo branch office in Lacey, New Jersey in the first quarter of 2005, with a total cost of approximately $2.3 million. We plan during 2005 to replace three office locations with new buildings, at an estimated cost of approximately $1.9 million per branch. Expenses related to the planned expansion of our operations through de novo branching and the acquisition of branches or other financial institutions could also impact earnings in future periods.

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

         Provision for Income Taxes. The provision for income taxes increased $508,000 to $5.7 million for the year ended June 30, 2004 from $5.2 million for the year ended June 30, 2003. The effective income tax rates were 38.8% for the year ended June 30, 2004 as compared to 56.4% for the year ended June 30, 2003. The income tax expense for the year ended June 30, 2003 was higher than usual due to the presence of certain permanent tax differences, in particular non-deductible merger related costs and excess compensation expenses, partially offset by a permanent tax benefit related to a former employee benefit plan. The impact of these items was to increase income tax expense for the year ended June 30, 2003 by approximately $1.9 million. Excluding these items, the effective tax rate for the year ended June 30, 2003 would have been 36.2%.

Comparison of Financial Condition at June 30, 2003 and June 30, 2002

         Our total assets increased by $90.8 million, or 4.8%, to $2.0 billion at June 30, 2003 from $1.9 billion at June 30, 2002. The increase was reflected in cash and cash equivalents, partially offset by an overall decrease in our securities portfolios, and was funded by growth in deposits.

         Cash and cash equivalents increased by $228.7 million, or 235.8%, to $325.7 million at June 30, 2003 from $97.0 million at June 30, 2002, as heavy prepayments of mortgage-backed securities and loans receivable were experienced and a significant portion of these funds received were maintained in cash equivalents pending reinvestment in the securities portfolios.

         Our securities portfolios, including both available for sale securities and held to maturity securities, decreased by $140.9 million, or 12.3%, to $1.01 billion at June 30, 2003 from $1.15 billion at June 30, 2002. Mortgage-backed securities held to maturity decreased $286.9 million, or 29.6%, to $681.6 million from $968.5 million due to higher prepayments in the declining interest rate environment. Investment securities held to maturity increased $147.9 million, or 106.1%, to $287.3 million from $139.4 million as the funds received from mortgage-backed security repayments and prepayments were partially reinvested in this portfolio. Securities available for sale decreased marginally to $37.8 million at June 30, 2003, from $39.7 million at June 30, 2002.

         Loans decreased by $81.9 million, or 13.9%, to $509.2 million at June 30, 2003 from $591.1 million at June 30, 2002. The decrease in loans primarily resulted from higher than normal loan repayments due to the low market interest rate environment in 2002 and the first half of 2003. The decrease in the loan portfolio was largely experienced in the one-to-four family mortgage loan area, which decreased $92.6 million to $366.4 million at June 30, 2003, from $459.0 million at June 30, 2002. Other loan types changed as follows: multi-family and commercial real estate loans increased by $11.7 million to $71.1 million, commercial business loans decreased by $4.4 million to $2.4 million, consumer loans increased by $1.3 million to $61.4 million and construction loans increased by $2.2 million to $11.2 million.

         At June 30, 2003, we had an outstanding $67.9 million deposit set aside for the buyout of the minority interest shareholders of West Essex Bancorp, Inc., which was utilized when the West Essex merger transaction was consummated on July 1, 2003. No similar asset existed at June 30, 2002.

         Total deposits increased by $134.0 million, or 9.1%, to $1.61 billion at June 30, 2003 from $1.48 billion at June 30, 2002. The majority of this growth was in certificates of deposit and savings accounts, which increased $55.7 million, or 5.8%, and $67.5 million, or 17.2%, respectively, during the fiscal year ended June 30, 2003. The increase was largely a result of the opening of the Wyckoff branch in May

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

2002. The increased deposit growth was used to purchase securities and repay Federal Home Loan Bank advances.

         Federal Home Loan Bank advances decreased $36.4 million, or 32.5%, to $75.7 million at June 30, 2003 from $112.1 million at June 30, 2002, as maturing advances were repaid and not renewed using a portion of the funds provided by deposit growth.

         Equity increased $7.6 million, or 2.8%, to $278.3 million at June 30, 2003, from $270.7 million at June 30, 2002, as a result of net income of $8.9 million, partially offset by unrealized losses on available for sale securities of $1.3 million.

Comparison of Operating Results for the Years Ended June 30, 2003 and June 30, 2002

         General. Net income for the year ended June 30, 2003 was $8.9 million, a decrease of $4.5 million, or 33.3%, from $13.4 million for the year ended June 30, 2002. The decrease in net income was due to a $15.3 million increase in non-interest expense, primarily attributable to approximately $12.9 million of expenses related to the West Essex merger and approximately $2.0 million of expenses related to the Pulaski merger, partially offset by a $8.0 million decrease in the portion of net income attributed to minority interests and a $2.7 million decrease in income taxes.

         Net Interest Income. Net interest income increased by $78,000, or 0.2 %, to $51.8 million for the year ended June 30, 2003, from $51.7 million for the year ended June 30, 2002. The net interest rate spread increased slightly to 2.36% for the year ended June 30, 2003 from 2.35% for the year ended June 30, 2002, while the net interest margin decreased during the period to 2.75% from 2.95%. The net interest rate spread changed little as the 94 basis point reduction in the cost of interest-bearing liabilities was closely matched by the 93 basis point decline in the average yield on interest-earning assets. The decrease in the net interest margin is largely reflective of the decrease in the ratio of interest-earning assets to interest-bearing liabilities to 116.54% for the year ended June 30, 2003, from 119.58% for the year ended June 30, 2002.

         Interest Income. Total interest income decreased by $9.7 million, or 9.1%, to $96.5 million for the year ended June 30, 2003 from $106.2 million for the year ended June 30, 2002. The primary factor for the decrease in interest income was a decrease in the average yield of interest-earning assets from 6.06% for the year ended June 30, 2002 to 5.13% for the year ended June 30, 2003. Partially offsetting the decreased yield was a $129.0 million, or 7.4%, increase in the average balance of interest-earning assets. Average yield decreased due to lower market interest rates prevailing during the period. The increase in average assets was funded by an overall increase in average deposits.

         Interest income on loans receivable decreased $6.6 million, or 15.2%, to $36.7 million for the year ended June 30, 2003, from $43.3 million for the year ended June 30, 2002. The primary factors for the decrease in loan interest income were a decrease of $56.6 million in the average balance of loans receivable along with a decrease in the average yield on loans receivable to 6.71% from 7.17%. The decrease in average loans was the result of the higher than normal loan repayments which resulted from the low interest rate environment and which exceeded origination volume. The decrease in the average yield on loans receivable reflected decreased market rates of interest on originations as well as downward interest rate adjustments on floating rate and adjustable rate loans.

         Interest income on investment securities, including both taxable and tax-exempt issues, decreased $794,000, or 8.0%, to $9.1 million for the year ended June 30, 2003, from $9.9 million for the year ended

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

June 30, 2002. The decrease resulted from a decrease in the average yield on investment securities to 3.60% during the year ended June 30, 2003, from 5.25% during the year ended June 30, 2002, which was partially offset by an increase of $64.6 million, or 34.2%, in the average balance of investment securities to $253.7 million during the year ended June 30, 2003, from $189.1 million during the year ended June 30, 2002. The lower yield reflects $108.7 million of maturities and calls of higher yielding issues, as well as the generally lower interest rates available on the securities purchased during the year ended June 30, 2003. The increased average balance reflects the reinvestment of a portion of the cash flow from repayments of loans and mortgage-backed securities held to maturity.

         Interest income on mortgage-backed securities decreased $2.4 million, or 4.8%, to $47.8 million for the year ended June 30, 2003 from $50.2 million for the year ended June 30, 2002. This decrease was a result of a decrease in the average yield to 5.45% during the year ended June 30, 2003, from 5.93% during the year ended June 30, 2002, partially offset by an increase of $28.7 million, or 3.4%, in the average balance of mortgage-backed securities to $876.3 million during the year ended June 30, 2003, from $847.6 million during the year ended June 30, 2002. The decline in yield resulted from principal repayments received on older higher yielding securities while new purchases were made in a lower interest rate environment. The change in average balance was not considered significant.

         Interest income on other interest-earning assets increased $170,000, or 6.2%, to $2.92 million for the year ended June 30, 2003, from $2.75 million for the year ended June 30, 2003. This was a result of a $92.3 million, or 81.7%, increase in the average balance of other interest-earning assets to $205.3 million during the year ended June 30, 2003, from $113.0 million during the year ended June 30, 2002, partially offset by a decrease in the average yield to 1.42% during the year ended June 30, 2003, from 2.44% during the year ended June 30, 2002. The increase in the average balance was due to the accumulation of assets in this category which resulted from heavy repayments on the securities portfolios. The decline in yield resulted from lower short-term market interest rates.

         Interest Expense. Total interest expense decreased $9.7 million, or 17.8%, to $44.7 million for the year ended June 30, 2003 from $54.4 million for the year ended June 30, 2002, primarily as a result of a decrease in the average cost of interest-bearing liabilities to 2.77% during the year ended June 30, 2003, from 3.71% during the year ended June 30, 2002, partially offset by a $149.0, or 10.2 %, increase in the average balance of interest-bearing liabilities to $1.61 billion during the year ended June 30, 2003, as compared to $1.47 billion during the year ended June 30, 2002. Average cost decreased due to lower market interest rates prevailing during the period. The growth in average interest-bearing liabilities is attributed to the growth of the deposit base.

         Interest expense on deposits decreased $9.2 million, or 18.7%, to $39.9 million for the year ended June 30, 2003, from $49.1 million for the year ended June 30, 2002. The decrease in interest expense on deposits primarily resulted from a decrease in the average cost to 2.63% for the year ended June 30, 2003, from 3.61% for the year ended June 30, 2002, partially offset by a $160.6 million, or 11.8 %, increase in the average balance of interest-bearing deposits to $1.52 billion during the year ended June 30, 2003, as compared to $1.36 billion during the year ended June 30, 2002. The decreased average cost was a result of the decline in market interest rates from 2002 to 2003. The increase in the average balance of interest-bearing deposits was the result of both interest credited to accounts and growth of the deposit base. Certificates of deposit increased to $1.0 billion from $924.0 million, savings and club accounts increased to $417.8 million from $340.7 million, and interest-bearing demand accounts increased to $98.9 million from $93.9 million.

         Interest expense on Federal Home Loan Bank advances decreased $587,000, or 10.9%, to $4.8 million for the year ended June 30, 2003, from $5.4 million for the year ended June 30, 2002, primarily as a result of a decrease in the average balance of outstanding advances to $95.9 million for the year ended June 30, 2003, from $107.5 million for the year ended June 30, 2002. The average cost remained relatively unchanged at 4.99% and 5.00%, respectively.

         Provision for Loan Losses. Provisions for loan losses are charged to operations at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with the general economic and real estate market conditions. We utilize a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. A specific loan loss allowance is established for an impaired loan based on delinquency status, size of loan, type of collateral and/or appraisal of the underlying collateral and financial condition of the borrower. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         There was no provision for losses for the year ended June 30, 2003, as compared to $3,000 for the year ended June 30, 2002. The overall loan portfolio reflected an $81.8 million, or 13.8%, decrease in total loans. The allowance for loan losses as a percentage of gross loans outstanding increased to 1.01% at June 30, 2003, from 0.87% at June 30, 2002, reflecting balances of $5.2 million and $5.2 million, respectively. Non-performing loans as a percentage of gross loans increased only slightly to 0.57% at June 30, 2003, as compared to 0.55% at June 30, 2002.

         Noninterest Income. Noninterest income increased $82,000, or 4.6%, to $1.85 million for the year ended June 30, 2003, as compared to $1.77 million for the year ended June 30, 2002.

         Noninterest Expense. Noninterest expense increased $15.3 million, or 52.6%, to $44.4 million for the year ended June 30, 2003, from $29.1 million for the year ended June 30, 2002. The increase was primarily a result of a $14.3 million increase in merger related expenses, partially offset by a $2.3 million decrease in goodwill and intangible asset amortization.

         Merger related expenses increased $14.3 million to $14.9 million for the year ended June 30, 2003, from $619,000 for the year ended June 30, 2002. Included in the amount recorded during the year ended June 30, 2003, are $12.3 million in expenses related to the payout of employment contracts, unexercised stock options, supplemental benefit plans and incentive stock awards as a result of both the Pulaski and West Essex mergers. The remaining expenses recorded for the year ended June 30, 2003, and for the year ended June 30, 2002, consisted primarily of fees due attorneys and financial advisors for their work related to the mergers.

         Goodwill and intangible asset amortization decreased to $636,000 for the year ended June 30, 2003, from $3.0 million for the year ended June 30, 2002, due to the adoption, effective July 1, 2003, of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 eliminated the amortization of goodwill and, accordingly, no goodwill related amortization expense was recognized during the year ended June 30, 2003. Goodwill amortization totaled $2.3 million during the year ended June 30, 2002.

         All other elements of non-interest expense totaled $28.8 million for the year ended June 30, 2003, an increase of $3.3 million, or 12.9%, over the $25.5 million amount for the year ended June 30, 2002. The increases in these elements are attributable to the growth of the institution and were reflected in salary and employee benefits, net occupancy expenses, equipment, advertising, and miscellaneous expenses.

         Provision for Income Taxes. The provision for income taxes decreased $2.7 million to $5.2 million for the year ended June 30, 2003, from $7.9 million for the year ended June 30, 2002. The effective income tax rates were 56.4% for the year ended June 30, 2003, as compared to 32.5% for the year ended June 30, 2002. The income tax expense for the year ended June 30, 2003, was higher than usual due to the presence of certain permanent tax differences, in particular non-deductible merger related costs and excess compensation expenses, partially offset by a permanent tax benefit related to a former employee benefit plan. The impact of these items was to increase income tax expense for the year ended June 30, 2003, by approximately $1.9 million. Excluding these items, the effective tax rate for the year ended June 30, 2003, would have been 36.2%. The effective tax rate for the year ended June 30, 2003, was expected to be higher than in the preceding year due to the effect of a change in the New Jersey statutory tax rate whereby the statutory tax rate was increased from 3% to 9% effective January 1, 2002.

         Average Balance Sheet. The following table sets forth certain information relating to Kearny Financial Corp. at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily, weekly and monthly balances. Management does not believe that the use of other than daily balances has caused any material differences in the information presented in the table.


                                                  At June 30,                 For the Year Ended June 30,
                                         --------------------------   ---------------------------------------
                                                     2004                              2004
                                                     ----                              ----
                                             Actual        Actual        Average                    Average
                                            Balance      Yield/Cost      Balance     Interest     Yield/Cost
                                                             (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net(1)............    $  505,794          5.60%    $  499,510     $28,919          5.79%
 Mortgage-backed securities
    held to maturity.................       771,353          4.86        713,422      33,980          4.76
 Investment securities:(2)
   Tax-exempt........................       161,469          3.89        141,630       5,702          4.03
   Taxable...........................       315,965          3.03        283,708       8,724          3.07
 Other interest-earning assets(3)....        29,872          1.13        156,270       1,329          0.85
                                         ----------                   ----------    --------
  Total interest-earning assets......     1,784,453          4.60      1,794,540      78,654          4.38
Non-interest-earning assets..........       152,065                      144,698    --------
                                         ----------                   ----------
  Total assets.......................    $1,936,518                   $1,939,238
                                         ==========                   ==========
Interest-bearing liabilities:
 Interest-bearing demand.............    $  103,648          0.75     $  109,830         882          0.80
 Savings and club....................       481,466          1.00        448,509       5,508          1.23
 Certificates of deposit.............       897,019          1.92        963,089      21,692          2.25
 Federal Home Loan Bank advances.....        94,234          4.21         74,340       4,018          5.40
                                         ----------                   ----------     -------
  Total interest-bearing liabilities      1,576,367          1.70      1,595,768      32,100          2.01
Non-interest-bearing liabilities.....        66,646                       57,846     -------
                                         ----------                   ----------
 Total liabilities...................     1,643,013                    1,653,614
Retained earnings....................       293,505                      285,624
                                         ----------                   ----------
 Total liabilities and
   retained earnings.................    $1,936,518                   $1,939,238
                                         ==========                   ==========
Net interest income..................                                                $46,554
                                                                                     =======
Interest rate spread(4)..............                       2.90%                                     2.37%
                                                            ====                                      ====
Net yield on interest-
  earning  assets(5).................                                                                 2.59%
                                                                                                      ====
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities.......         1.13x                        1.12x
                                               ====                         ====


                                                                     For the Year Ended June 30,
                                          ---------------------------------------------------------------------------------
                                                            2003                                     2002
                                          ---------------------------------------- ----------------------------------------
                                             Average                   Average        Average                    Average
                                             Balance      Interest    Yield/Cost      Balance     Interest     Yield/Cost
                                                                        (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net(1)............     $  546,521     $36,673          6.71%    $  603,131     $ 43,258         7.17%
 Mortgage-backed securities
    held to maturity.................        876,348      47,764          5.45        847,646       50,225         5.93
 Investment securities:(2)
   Tax-exempt........................         98,626       4,346          4.41         64,767        3,066         4.73
   Taxable...........................        155,051       4,787          3.09        124,323        6,861         5.52
 Other interest-earning assets(3)....        205,315       2,922          1.42        112,953        2,752         2.44
                                          ----------     -------                   ----------     --------
  Total interest-earning assets......      1,881,861      96,492          5.13      1,752,820      106,162         6.06
Non-interest-earning assets..........         83,357     -------                       61,711     --------
                                          ----------                               ----------
  Total assets.......................     $1,965,218                               $1,814,531
                                          ==========                               ==========
Interest-bearing liabilities:
 Interest-bearing demand.............     $   98,926       1,074          1.09     $   93,638        1,289         1.38
 Savings and club....................        417,780       6,604          1.58        340,655        7,873         2.31
 Certificates of deposit.............      1,002,229      32,230          3.22        924,011       39,907         4.32
 Federal Home Loan Bank advances.....         95,853       4,787          4.99        107,459        5,374         5.00
                                          ----------     -------                   ----------     --------
  Total interest-bearing liabilities       1,614,788      44,695          2.77      1,465,763       54,443         3.71
Non-interest-bearing liabilities.....         79,149     -------                       83,254     --------
                                          ----------                               ----------
 Total liabilities...................      1,693,937                                1,549,017
Retained earnings....................        271,281                                  265,514
                                          ----------                               ----------
 Total liabilities and
   retained earnings.................     $1,965,218                               $1,814,531
                                          ==========                               ==========
Net interest income..................                    $51,797                                   $51,719
                                                         =======                                   =======
Interest rate spread(4)..............                                     2.36%                                    2.35%
                                                                          ====                                     ====
Net yield on interest-
  earning  assets(5).................                                     2.75%                                    2.95%
                                                                          ====                                     ====
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities.......          1.17x                                    1.20x
                                                ====                                     ====


_________________
(1) Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.
(2)  Includes both available for sale and held to maturity securities.
(3) Includes interest-bearing deposits at other banks, federal funds purchased, securities purchased under repurchase agreements and Federal Home Loan Bank of New York capital stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of Kearny Financial Corp.'s interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and
(3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                                             Year Ended June 30,                       Year Ended June 30,
                                                    ------------------------------------ ---------------------------------------
                                                                2004 vs. 2003                             2003 vs. 2002
                                                    ------------------------------------ ---------------------------------------
                                                             Increase (Decrease)                       Increase (Decrease)
                                                                   Due to                                   Due to
                                                    ------------------------------------ ---------------------------------------
                                                       Volume       Rate          Net         Volume         Rate        Net
                                                       ------       ----          ---         ------         ----        ---
                                                                                 (In thousands)
Interest and dividend income:
 Loans receivable..............................       $(2,989)    $(4,765)      $(7,754)     $(3,911)    $ (2,674)    $ (6,585)
 Mortgage-backed securities held to maturity...        (8,201)     (5,583)      (13,784)       1,674       (4,135)      (2,461)
Investment securities:
   Tax-exempt..................................         1,895        (539)        1,356        1,500         (220)       1,280
   Taxable.....................................         3,968         (31)        3,937        1,427       (3,501)      (2,074)
 Other interest-earning assets.................          (594)       (999)       (1,593)       1,637       (1,467)         170
                                                      -------    --------      --------      -------     --------      -------
  Total interest-earning assets................       $(5,921)   $(11,917)     $(17,838)      $2,327     $(11,997)     $(9,670)
                                                      =======    ========      ========       ======     ========      =======

Interest expense:
 Interest-bearing demand.......................       $   112    $   (304)     $   (192)     $    69     $   (284)     $  (215)
 Savings and club..............................           456      (1,552)       (1,096)       1,546       (2,815)      (1,269)
 Certificates of deposit.......................        (1,210)     (9,328)      (10,538)       3,157      (10,834)      (7,677)
 Advances from Federal Home Loan Bank..........        (1,138)        369          (769)        (576)         (11)        (587)
                                                      -------    --------      --------      -------     --------      -------
   Total interest-bearing liabilities..........       $(1,780)   $(10,815)     $(12,595)     $ 4,196     $(13,944)     $(9,748)
                                                      =======    ========      ========      =======     ========      =======

Change in net interest income..................       $(4,141)   $ (1,102)     $ (5,243)     $(1,869)    $  1,947      $    78
                                                      =======    ========      ========      =======     ========      =======

Management of Interest Rate Risk and Market Risk

         Qualitative Analysis. Because the majority of our assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates. Notwithstanding the unpredictability of future interest rates, management expects that changes in interest rates may have a significant, adverse impact on our net interest income.

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

o the interest income we earn on our interest-earning assets, such as loans and securities; and

o the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         The rates we earn on our assets are generally fixed for a contractual period of time. We, like many savings institutions, have liabilities that generally have shorter contractual maturities than our assets, such as certificates of deposit, or have no stated maturity, such as savings and money market deposits. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets, which consist primarily of long-term, fixed-rate securities, may not increase as rapidly as the interest paid on our liabilities.

         We are vulnerable to an increase in interest rates because the majority of our loan portfolio consists of long-term, fixed rate loans. At June 30, 2004, 80.7% of our loans with maturities of greater than one year had fixed rates of interest, and 81.1% of our total loans had maturities of ten or more years. At June 30, 2004, we held $771.4 million of mortgage-backed securities, representing 39.8% of our assets. We invest generally in fixed-rate securities and substantially all of our mortgage-backed securities at June 30, 2004 had maturities of ten or more years. In an increasing rate environment, our cost of funds is expected to increase more rapidly than the interest earned on our loan portfolio and securities portfolio because our primary source of funds is deposits with generally shorter maturities than the maturities on our loans and investment securities. Having interest-bearing liabilities that reprice more frequently than interest-earning assets will be detrimental during periods of rising interest rates and could cause our net interest rate spread to shrink because the increase in the rates we would earn on our securities and loan portfolios may be less than the increase in the rates we would pay on deposits and borrowings.

         The Board of Directors has established an Interest Rate Risk Management Committee, comprised of Directors Hopkins, Regan, Aanensen, Mazza and Parow, which is responsible for monitoring interest rate risk. Our Chief Financial Officer also participates in this committee as a management liaison. The committee meets quarterly to address management of our assets and liabilities, including review of our short term liquidity position; loan and deposit pricing and production volumes and alternative funding sources; current investments; average lives, durations and repricing frequencies of loans and securities; and a variety of other asset and liability management topics. The results of the committee's quarterly review are reported to the full Board, which makes adjustments to our interest rate risk policy and strategies as it considers necessary and appropriate.

         Quantitative Analysis. The following table presents Kearny Federal Savings Bank's net portfolio value as of June 30, 2004. The net portfolio value was calculated by the Office of Thrift Supervision, based on information provided by Kearny Federal Savings Bank.

                                                   Net Portfolio Value
                  Net Portfolio Value        as % of Present Value of Assets
                  -------------------        -------------------------------
  Changes in                                        Net Portfolio    Basis Point
   Rates(1)      $ Amount    $ Change   % Change     Value Ratio       Change
   --------      --------    --------   --------     -----------       ------
                (Dollars in thousands)
+300 bp           135,922    -145,263       -52%         7.70%         -687 bp
+200 bp           184,947     -96,238       -34%        10.16%         -441 bp
+100 bp           232,894     -48,291       -17%        12.42%         -215 bp
   0 bp           281,185                               14.57%
-100 bp           315,088      33,903       +12%        15.98%         +141 bp

__________
(1) The -200bp and -300bp scenarios are not shown due to the low prevailing interest rate environment.

         Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Notwithstanding the discussion above, the qualitative interest rate analysis findings presented herein indicates that a rapid increase in interest rates would adversely affect our net interest margin and earnings.

Liquidity and Commitments

         We are required to have enough investments that qualify as liquid assets in order to maintain sufficient liquidity to ensure a safe and sound operation. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained.

         Our liquidity, represented by cash and cash equivalents, is a product of our operating, investing and financing activities. Our primary sources of funds are deposits, amortization, prepayments and maturities of mortgage-backed securities and outstanding loans, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed securities and
maturing  investment  securities  and  short-term   investments  are  relatively
predictable sources of funds, deposit flows and loan and mortgage-backed securities prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits or U.S. agency securities. We use our sources of funds primarily to meet our ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed securities and investment securities. At June 30, 2004, the total approved loan origination commitments outstanding amounted to $33.4 million and commitments to purchase participation interests in loans totaled $607,000. At the same date, unused lines of credit were $23.8 million and construction loans in process were $5.2 million. Certificates of deposit scheduled to mature in one year or less at June 30, 2004, totaled $709.9 million. Although the average cost of deposits decreased throughout 2004, management's policy is to maintain deposit rates at levels that are competitive with other local financial institutions. Based on the competitive rates and on historical experience, management believes that a significant portion of maturing deposits will remain with Kearny Federal Savings Bank. In addition, at June 30, 2004, the total collateralized borrowing limit was $101.4 million, of which we had $94.2 million outstanding, giving us the ability at June 30, 2004, to borrow an additional $7.0 million from the Federal Home Loan Bank of New York as a funding source to meet commitments and for liquidity purposes. As the need for additional borrowing arises, we have the option of pledging additional collateral to secure such advances.

         The  following  table   discloses  our   contractual   obligations  and
commercial commitments as of June 30, 2004.

                                                           Less Than                                     After
                                             Total          1 Year       1-3 Years      4-5 Years       5 Years
                                             -----          ------       ---------      ---------       -------
                                                                   (In thousands)
Federal Home Loan Bank advances.........    $94,234         $32,547         $6,199       $45,488        $10,000
                                            -------         -------         ------       -------        -------
    Total...............................    $94,234         $32,547         $6,199       $45,488        $10,000
                                            =======         =======         ======       =======        =======

                                              Total
                                            Amounts        Less Than                                      Over
                                          Committed         1 Year        1-3 Years     4-5 Years       5 Years
                                          ---------         ------        ---------     ---------       -------
                                                                  (In thousands)
Lines of credit(1)......................    $ 2,089        $      -         $  265          $  -        $ 1,824
Construction loans in process...........      4,483               -          4,483             -              -
Other commitments to extend credit(1)...     29,585               -              -           237         29,348
                                            -------        --------         ------          ----        -------
    Total...............................    $36,157        $      -         $4,748          $237        $31,172
                                            =======        ========         ======          ====        =======

________________
(1)  Represents amounts committed to customers.

Capital

         Consistent with its goals to operate a sound and profitable financial organization, Kearny Federal Savings Bank actively seeks to maintain a well capitalized institution in accordance with regulatory standards. As of June 30, 2004, Kearny Federal Savings Bank exceeded all capital requirements of the Office of Thrift Supervision. Kearny Federal Savings Bank's regulatory capital ratios at June 30, 2004 were as follows: core capital 10.76%; Tier I risk-based capital 30.69%; and total risk-based capital 32.56%. The regulatory capital requirements to be considered well capitalized are 5.0%, 6.0% and 10.0%, respectively.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of non-interest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         In December 2002, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results.

         On March 31, 2004, the FASB published an Exposure Draft, "Share-Based Payment," an Amendment of FASB Statements No. 123 and 95 (the "Exposure Draft"). The FASB is proposing, among other things, amendments to SFAS No. 123, "Accounting for Stock-Based Compensation," and thus, the manner in which share-based compensation, such as stock options, will be accounted for by both public and non-public companies. For public companies, the cost of employee services received in exchange for equity instruments including options and restricted stock awards generally would be measured at fair value at the grant date. The grant-date fair value would be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments, unless observable market prices for the same or similar options are available. The cost would be recognized over the requisite service period, often the vesting period. The cost of employee services received in exchange for liabilities would be measured initially at the fair value of the liabilities, rather than the presently allowed intrinsic value under APB Opinion No. 25, Accounting for Stock Issued to Employees, and would be remeasured subsequently at each reporting date through settlement date.

         The proposed changes in accounting would replace existing requirements under SFAS No. 123 and would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, which does not require companies to expense options. Under the terms of the Exposure Draft, the accounting for similar transactions involving parties other than employees or the accounting for employee stock ownership plans that are subject to American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," would remain unchanged.

         The Exposure Draft provides that the proposed statement would be applied to public entities prospectively for fiscal years beginning after December 15, 2004, as if all share-based compensation awards vesting, granted, modified, or settled after December 15, 1994, had been accounted for using the fair value-based method of accounting. The FASB is soliciting comments on the Exposure Draft and is expected to issue the final statement in the fourth quarter of 2004.

         The aforementioned pronouncements related to stock-based compensation have no effect on Kearny Financial Corp.'s historical consolidated financial statements as we have not issued any stock-based compensation. We have not completed an analysis of the potential effects of this statement on our future financial statements. However, we intend to account for future stock-based compensation using the intrinsic value method under APB Opinion No. 25, providing such method is permitted at the time stock-based compensation is granted.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The amendments set forth in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. This statement is effective for contracts entered into or modified after September 30, 2003, and for hedging relationships designated after September 30, 2003. The guidance should be applied prospectively. The provisions of this statement that relate to SFAS No. 133, "Implementation
Issues," that have been effective for fiscal quarters that began prior to September 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist should be applied to existing contracts as well as new contracts entered into after September 30, 2003. The adoption of this statement did not have a material effect on our financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Such instruments may have been previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of this statement did not have a material effect on our reported equity.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. This interpretation clarifies that a guarantor is required to disclose: the nature of the guarantee, including the approximate term of the guarantee, how the guarantee arose, and the events or circumstances that would require the guarantor to perform under the guarantee; the maximum potential amount of future payments under the guarantee; the carrying amount of the liability, if any, for the guarantor's obligations under the guarantee; and the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. This interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, including its ongoing obligation to stand ready to perform over the term of the guarantee in the event that the specified triggering events or conditions occur. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this interpretation did not have a material effect on our financial position or results of operations.

         In December 2003, the FASB issued a revision to Interpretation 46, "Consolidation of Variable Interest Entities," which established standards for identifying a variable interest entity ("VIE") and for determining under what circumstances a VIE should be consolidated with its primary beneficiary. Application of this Interpretation is required in financial statements of public entities that have interests in special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. Small business issuers must apply this Interpretation to all other types of VIEs at the end of the first reporting period ending after December 15, 2004. The adoption of this Interpretation has not had and is not expected to have a material effect on our financial position or results of operations.

                             BUSINESS OF KEARNY MHC

         Kearny MHC is a federal mutual holding company and is subject to regulation by the Office of Thrift Supervision. Kearny MHC currently owns 100% of the outstanding common stock of Kearny Financial Corp. So long as Kearny MHC is in existence, it will at all times own at least a majority of the outstanding common stock of Kearny Financial Corp.

         The primary business activity of Kearny MHC going forward will continue to be owning a majority of Kearny Financial Corp.'s common stock. Kearny MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. Kearny MHC does not maintain offices separate from those of Kearny Federal Savings Bank or employ any persons other than certain of Kearny Federal Savings Bank's officers. Officers of Kearny MHC are not separately compensated for their service.

                       BUSINESS OF KEARNY FINANCIAL CORP.

         Kearny Financial Corp. is a federal mutual holding company subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of being a holding company for Kearny Federal Savings Bank.

         Kearny Financial Corp.'s primary activity is and will continue to be holding all of the stock of Kearny Federal Savings Bank. Kearny Financial Corp. intends to invest the proceeds of the offering as discussed under Use of Proceeds on page __. Kearny Financial Corp. does not maintain offices separate from those of Kearny Federal Savings Bank or employ any persons other than certain of Kearny Federal Savings Bank's officers. Officers of Kearny Financial Corp. are not separately compensated for their service.

                     BUSINESS OF KEARNY FEDERAL SAVINGS BANK

General

         Kearny Federal Savings Bank is a federally-chartered stock savings bank. We were originally founded in 1884 as a New Jersey mutual building and loan association under the name "Kearny Building and Loan Association." We obtained federal insurance of accounts in 1939 and received our federal charter in 1941. We changed our name from Kearny Federal Savings and Loan Association to Kearny Federal Savings Bank in 1995. Kearny Federal Savings Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Kearny Federal Savings Bank is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our investing and lending activities. We invest in mortgage-backed securities, U.S. government obligations, obligations of state and political subdivisions and other securities. Our loan portfolio consists of one- to four-family residential mortgage loans, multi-family and commercial mortgage loans, construction loans, commercial business loans, home equity loans and lines of credit, and other consumer loans. Our interest-earning assets consist primarily of mortgage-backed securities and investment securities, which comprised 64.5% of our total assets while our loan portfolio comprised 26.3% of our total assets at June 30, 2004. We intend to increase the balance of our loan portfolio relative to the size of our securities portfolio, however, such a change will take time and, in the near future, our assets will continue to consist primarily of securities.

         Market Area. We currently operate from our main office in Kearny, New Jersey, and twenty-four branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. We also consider Monmouth County, New Jersey to be part of our market area.

         Our lending is concentrated in the nine New Jersey counties named above, and our predominant sources of deposits are the communities in which our offices are located as well as the neighboring communities.

         Our primary market area is largely urban and suburban with a broad economic base as is typical with counties in the New York metropolitan area. Service jobs represent the largest employment sector followed by wholesale/retail trade. Unemployment rates in our primary market area counties, as of June 2004, ranged from a low of 3.4% to a high of 6.8% compared to the New Jersey statewide average of 4.7%. Essex, Hudson, Passaic and Union counties had unemployment rates above the statewide measure and Bergen, Middlesex, Morris and Ocean counties had unemployment rates below the statewide measure. Morris, Bergen, Middlesex and Union counties had median household incomes of approximately $87,000, $74,000, $68,000 and $62,000, respectively, compared to the New Jersey median of $61,000, while Essex, Hudson, Ocean and Passaic counties had median household incomes ranging from $44,000 to $54,000.

         Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

         Competition. We face substantial competition in attracting deposits and in originating loans. A number of our competitors are significantly larger institutions with greater financial and managerial resources, and we operate in a market area with a high concentration of financial institutions. Our ability to compete successfully is a significant factor affecting our profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking companies for real estate loans and with commercial banks and savings institutions for consumer loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities. Based on Federal Deposit Insurance Corporation data as of June 30, 2003 (the most current available information), the largest deposit market share we had in any county in which we have branches was 2.8% in Bergen County, which placed us 12th in such county. There are large competitors operating throughout our total market area, including Bank of America, Commerce Bank, Wachovia Bank and PNC Bank, and we also face strong competition from other community institutions in certain counties.

Lending Activities

         General. We have traditionally focused on the origination of one- to four-family loans, which comprise a significant majority of the total loan portfolio. We also provide financing on multi-family dwellings, mixed-use properties and other commercial real estate. Consumer lending is our next largest category of lending, primarily composed of home equity loans and lines of credit. We also originate construction loans and commercial business loans, generally secured by real estate.

         Loan   Portfolio   Composition.   The  following   table  analyzes  the
composition of our loan portfolio by loan category at the dates indicated.

                                                                              At June 30,
                                 ---------------------------------------------------------------------------------------------------
                                       2004                  2003                 2002                2001               2000
                                 -----------------   --------------------  -------------------  -----------------  -----------------
                                 Amount    Percent     Amount    Percent    Amount    Percent    Amount   Percent   Amount   Percent
                                 ------    -------     ------    -------    ------    -------    ------   -------   ------   -------
                                                                              (In thousands)
Type of Loans:

Real estate mortgage -
   one-to-four family......... $358,241     70.22%   $366,391     71.50%  $458,969     77.24%  $468,846    77.42% $464,999    78.07%
Real estate mortgage -
  multi-family and
  commercial..................   83,426     16.35      71,099     13.88     59,418     10.00     57,013     9.42    50,536     8.48
Commercial business...........    5,161      1.01       2,353      0.46      6,704      1.13      4,325     0.71       537     0.09
Consumer:
   Home equity loans..........   37,381      7.33      37,315      7.28     36,750      6.19     39,492     6.52    34,840     5.85
   Home equity lines of
     credit...................   15,677      3.07      19,905      3.89     19,183      3.23     12,641     2.09    10,340     1.74
   Passbook or certificate....    2,746      0.54       2,895      0.56      3,044      0.51      3,539     0.59     3,456     0.58
   Other......................      336      0.07       1,273      0.25      1,111      0.18      1,405     0.23     1,787     0.30
Construction..................    7,212      1.41      11,183      2.18      9,030     1.52%     18,229    3.02%    29,125     4.89
                               --------    ------    --------    ------   --------    ------   --------   ------  --------   ------
     Total loans..............  510,180    100.00%    512,414    100.00%   594,209    100.00%   605,560   100.00%  595,620   100.00%
                               --------    ------    --------    ------   --------    ------   --------   ------  --------   ------
Less:
   Allowance for loan losses..    5,144                 5,180                5,170                5,167              5,093
   Deferred loan (costs)
     and fees, net............     (758)               (1,927)              (2,103)              (1,789)            (1,423)
                               --------              --------             --------             --------           --------
                                  4,386                 3,253                3,067                3,378              3,670
                               --------              --------             --------             --------           --------
     Total loans, net......... $505,794              $509,161             $591,142             $602,182           $591,950
                               ========              ========             ========             ========           ========

         Loan Maturity Schedule. The following table sets forth the maturity of our loan portfolio at June 30, 2004. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. Loans are stated in the following table at contractual maturity and actual maturities could differ due to prepayments.

                              Real estate   Real estate                          Home
                              mortgage -    mortgage -                 Home     equity    Passbook
                              one-to-four  multi-family  Commercial   equity   lines of      or
                                family    and commercial  business    loans     credit  certificate  Other  Construction     Total
                                ------    --------------  --------    -----     ------  -----------  -----  ------------     -----
                                                                   (In thousands)
Amounts Due:
Within 1 Year..............     $    256        $ 1,156     $5,041   $    67   $   358      $2,486   $ 133       $7,212    $ 16,709
                                --------        -------     ------   -------   -------      ------    ----       ------    --------

After 1 year:
  1 to 3 years.............        1,242            842         75     1,064       158         124      67            -       3,572
  3 to 5 years.............        6,280            999          -     5,566       155          94      38            -      13,132
  5 to 10 years............       40,770         11,002         45    10,328       972           -       -            -      63,117
  10 to 15 years...........      129,883         24,663          -    16,912     5,708          42       -            -     177,208
  Over 15 years............      179,810         44,764          -     3,444     8,326           -      98            -     236,442
                                --------        -------     ------   -------   -------      ------    ----       ------    --------

Total due after one year...      357,985         82,270        120    37,314    15,319         260     203            -     493,471
                                --------        -------     ------   -------   -------      ------    ----       ------    --------
Total amount due...........     $358,241        $83,426     $5,161   $37,381   $15,677      $2,746    $336       $7,212    $510,180
                                ========        =======     ======   =======   =======      ======    ====       ======    ========

         The following table sets forth the dollar amount of all loans at June 30, 2004 that are due after June 30, 2005.

                                                     Floating or
                                      Fixed Rates   Adjustable Rates     Total
                                      -----------   ----------------     -----
                                                     (In thousands)
Real estate mortgage -
   one-to-four family.............       $313,757         $44,228      $357,985
Real estate mortgage -
  multi-family and commercial.....         45,667          36,603        82,270
Commercial business...............            105              15           120
Consumer:
   Home equity loans..............         37,314               -        37,314
   Home equity lines of credit....          1,093          14,226        15,319
   Passbook or certificate........              -             260           260
   Other..........................            190              13           203
   Construction...................              -               -             -
                                         --------         -------      --------
       Total......................       $398,126         $95,345      $493,471
                                         ========         =======      ========

         One- to Four-Family Mortgage Loans. Our primary lending activity consists of the origination of one- to four-family first mortgage loans, nearly all of which are secured by property located in New Jersey.

         We will originate a one- to four-family mortgage loan on an owner occupied property with principal amounts up to 95% of the lesser of the appraised value or the purchase price of the property, with private mortgage insurance required for loans with a loan to value ratio exceeding 80%. The loan to value limit on a non-owner occupied property is 75%. Loans in excess of $750,000 are handled on a case by case basis and are subject to lower loan to value limits, generally no more than 50%.

         Our fixed rate and adjustable rate residential mortgage loans on owner occupied properties have terms of ten to thirty years. Residential mortgage loans on non-owner occupied properties have terms up to fifteen years for fixed rate loans and terms up to twenty years for adjustable rate loans. We also offer ten-year balloon mortgages with a thirty year amortization schedule on owner occupied properties and a twenty year amortization schedule on non-owner occupied properties.

         Our adjustable rate loan products provide for an interest rate that is tied to the one-year Constant Maturity U.S. Treasury index and have terms of up to thirty years with initial fixed rate periods of one, three, five, seven, or ten years according to the terms of the loan and annual rate adjustment thereafter. We also offer an adjustable rate loan with a term up to thirty years with a rate that adjusts every five years to the five-year Constant Maturity U.S. Treasury index. There is a 200 basis point limit on the rate adjustment in any adjustment period, and the rate adjustment limit over the life of the loan is 600 basis points. We emphasize the origination of adjustable rate loans, however, as a result of the low interest rate environment of the last several years, customer demand has recently been primarily for fixed rate loans.

         We offer a first time home buyer program for persons who have not previously owned real estate and are purchasing a one- to four-family property in Bergen, Passaic, Morris, Essex, Hudson, Middlesex, Monmouth, Ocean and Union Counties, New Jersey for use as a primary residence. This program is also available outside these areas only to persons who are existing deposit or loan customers of Kearny Federal Savings Bank and/or members of their immediate families. The financial incentives offered under this program are a one-quarter of one percent rate reduction on all first mortgage loan types and the refund of the application fee at closing.

         The fixed rate mortgage loans that we originate generally meet the secondary mortgage market standards of the Federal Home Loan Mortgage Corporation. However, as our focus is on growing the size of the loan portfolio, we generally do not sell loans in the secondary market and do not currently anticipate that we will commence doing so in any large capacity. There were no residential mortgage loan sales during the last three fiscal years.

         Substantially all of our residential mortgages include "due on sale" clauses, which are provisions giving us the right to declare a loan immediately payable if the borrower sells or otherwise transfers an interest in the property to a third party. Property appraisals on real estate securing our one- to four-family residential loans are made by state certified or licensed independent appraisers approved by the Board of Directors. Appraisals are performed in accordance with applicable regulations and policies. We require title insurance policies on all first mortgage real estate loans originated. Homeowners, liability, fire and, if applicable, flood insurance policies are also required.

         Multi-family and Commercial Real Estate Mortgage Loans. We also originate mortgage loans on multi-family and commercial real estate properties, including loans on apartment buildings, retail/service properties, and other income-producing properties, including mixed-use properties combining residential and commercial space. Going forward, we intend to increase the size of this portfolio.

         We generally require no less than a 30% down payment or equity position for mortgage loans on multi-family and commercial real estate properties, and we require personal guarantees on all such loans. Currently, these loans are made with a maturity of up to 15 years. We also offer a five year balloon loan with a twenty year amortization schedule. All of our multi-family and commercial real estate mortgage loans are on properties within New Jersey.

         Multi-family and commercial real estate mortgage loans generally are considered to entail significantly greater risk than that which is involved with one- to four-family real estate lending. The repayment of these loans typically is dependent on the successful operations and income stream of the borrower and the real estate securing the loan as collateral. These risks can be significantly affected by economic conditions. In addition, multi-family and commercial real estate mortgage loans generally carry larger balances to single borrowers or related groups of borrowers than one- to four-family loans. Multi-family and commercial real estate lending also generally requires substantially greater evaluation and oversight efforts compared to residential real estate lending.

         Commercial Business Loans. We also originate commercial term loans and lines of credit to a variety of professionals, sole proprietorships and small businesses in our market area. These loans are generally secured by real estate, and we require personal guarantees on all commercial loans. Marketable securities are also accepted as collateral on lines of credit, but with a loan to value limit of 50%. The loan to value limit on secured commercial lines of credit and term loans is otherwise generally limited to 70%. We also make unsecured commercial loans in the form of overdraft checking authorization up to $25,000 and unsecured lines of credit up to $25,000.

         Our commercial term loans generally have terms up to fifteen years and are mostly fixed rate loans. Our commercial lines of credit have terms up to two years and are mostly adjustable rate loans. We also offer a one-year interest only commercial line of credit with balloon payment.

         There were a total of 218 loans in our $90.7 million commercial loan portfolio at June 30, 2004 and the average loan size was $418,000. Going forward, we intend to increase the size of this portfolio.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment. Commercial business loans, therefore, have greater credit risk than residential mortgage loans. In addition, commercial loans generally carry larger balances to single borrowers or related groups of borrowers than one- to four-family loans. Commercial lending also generally requires substantially greater evaluation and oversight efforts compared to residential or non-residential real estate lending.

         Construction Lending. Our construction lending includes loans to individuals for construction of one- to four-family residences or for major renovations or improvements to an existing dwelling. Our construction lending also includes loans to builders and developers for multi-unit buildings or multi-house projects. All of our construction lending is in New Jersey.

         Construction borrowers must hold title to the land free and clear of any liens. Financing for construction loans is limited to 80% of the anticipated appraised value of the completed property. Disbursements are made in accordance with inspection reports by our approved appraisal firms. Terms of financing are limited to one year with an interest rate tied to the prime rate and may include a premium of one or more points. In some cases, we convert a construction loan to a permanent mortgage loan upon completion of construction.

         We have no formal limits as to the number of projects a builder has under construction or development, and make a case by case determination on loans to builders and developers who have multiple projects under development. Loans to builders and developers must be approved by the Board of Directors before the borrower's application can be accepted. We generally do not make construction loans to builders on a speculative basis, without a contract in place. Financing is only provided for up to two houses at a time in a multi-house project, requiring a contract on one of the two houses before financing for the next house may be obtained.

         Construction lending is generally considered to involve a higher degree of credit risk than mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Home Equity Loans and Lines of Credit. Our home equity loans are fixed rate loans for terms of generally up to fifteen years. We also offer fixed and adjustable rate home equity lines of credit with terms up to fifteen years. We still have in this portfolio a substantial amount of twenty-year home equity loans originated by Pulaski Savings Bank, which we acquired in 2002. Collateral value is determined through a property value analysis report (FHLMC Form 704) by a state certified or licensed independent appraiser, and in some cases, by a full appraisal performed by a state certified or licensed independent appraiser.

Home equity loans and lines of credit do not require title insurance but do require homeowner, liability, fire and, if applicable, flood insurance policies.

         Home equity loans and fixed rate home equity lines of credit are primarily originated in our market area and are generally made in amounts of up to 80% of value on term loans and up to 75% of value on home equity adjustable rate lines of credit. We originate home equity loans secured by either a first lien or a second lien on the property.

         Other Consumer Loans. In addition to home equity loans and lines of credit, our consumer loan portfolio at June 30, 2004 also included savings secured (passbook) loans. We will generally lend up to 90% of the account balance on a savings secured loan.

         Consumer loans entail greater risks than residential mortgage loans, particularly consumer loans that are unsecured. Consumer loan repayment is dependent on the borrower's continuing financial stability and is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Our underwriting standards for consumer loans include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment and any additional verifiable secondary income.

         We previously made student education loans. We sold this portfolio to Sallie Mae during the year ended June 30, 2003. Additionally, in our acquisitions of Pulaski Savings Bank and West Essex Bank, we acquired small portfolios of automobile loans and personal overdraft accounts. The balance of automobile loans and unsecured personal loans remaining at June 30, 2004 was $50,000 and $124,000, respectively. Kearny Federal Savings Bank began offering unsecured personal overdraft loans of up to $2,500 to its customers in September 2004.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of June 30, 2004, our loans to one borrower limit was approximately $31.4 million.

         At June 30, 2004, our largest single borrower had an aggregate loan balance of approximately $9.9 million, representing two mortgage loans secured by commercial real estate, one commercial line of credit secured by real estate, and one residential mortgage loan. Our second largest single borrower had an aggregate loan balance of approximately $6.3 million, representing three loans secured by commercial real estate and one commercial line of credit secured by real estate. Our third largest borrower had an aggregate loan balance of approximately $4.1 million, representing two loans secured by commercial real estate. At June 30, 2004, all of these lending relationships were current and performing in accordance with the terms of their loan agreements.

         Loan Originations, Purchases, Sales, Solicitation and Processing. The following table shows total loans originated, purchased and repaid during the periods indicated. During the three years ended June 30, 2004, we did not sell any loans other than the sale of the student loan portfolio to Sallie Mae during the year ended June 30, 2003.

                                                                 For the Year Ended June 30,
                                                           --------------------------------------
                                                               2004         2003         2002
                                                            ---------    ---------    ---------
                                                                        (In thousands)
Loan originations and purchases:
  Loan originations:
    Real estate mortgage - one-to-four family ...........   $  69,550    $  87,545    $ 119,373
    Real estate mortgage - multi-family and commercial...      26,052       17,227       14,564
    Commercial business .................................       5,631        1,714        3,700
    Construction ........................................       6,864        7,662       11,631
  Consumer:
    Home equity loans and lines of credit ...............      31,656       45,328       35,165
    Passbook or certificate .............................       1,830        2,693        3,186
    Other ...............................................         266          101           89
                                                            ---------    ---------    ---------
  Total loan originations ...............................     141,849      162,270      187,708
                                                            ---------    ---------    ---------
  Loan purchases:
    Real estate mortgage - one-to-four family ...........      14,262            -        5,328
    Real estate mortgage - multi-family and commercial...         762        5,687        4,256
                                                            ---------    ---------    ---------
  Total loan purchases ..................................      15,024        5,687        9,584
                                                            ---------    ---------    ---------
  Loans sold (student loan portfolio) ...................           -         (338)           -
  Loan principal repayments .............................    (159,071)    (249,414)    (208,643)
                                                            ---------    ---------    ---------
  Total loans sold and principal repayments .............    (159,071)    (249,752)    (208,643)
                                                            ---------    ---------    ---------
Increase (decrease) due to other items ..................      (1,169)        (186)         311
                                                            ---------    ---------    ---------
Net (decrease) in loan portfolio ........................   $  (3,367)   $ (81,981)   $ (11,040)
                                                            =========    =========    =========


         Our customary sources of loan applications include repeat customers, referrals from realtors and other professionals and "walk-in" customers. Our residential loan originations are largely advertising driven. On the commercial lending side, we have recently hired four experienced business development officers who focus on commercial loan originations and we expect to further increase staffing in this area.

         We primarily originate our own loans and retain them in our portfolio. As part of our loan growth strategy, we generally do not sell loans in the secondary market and do not currently anticipate that we will commence doing so in any large capacity. There were no whole loan sales during the three years ended June 30, 2004 other than the sale of the student loan portfolio. Gross loan originations totaled $141.8 million for the year ended June 30, 2004. Principal repayments exceeded loan originations by approximately $17.2 million for the fiscal year ended June 30, 2004.

         During the years ended June 30, 2004, 2003 and 2002, we purchased $14.3 million, $0 and $5.3 million of one- to four-family mortgage loans, consisting mostly of fifteen and twenty year fixed rate loans with servicing retained by the seller. These loans were purchased with recourse for a limited period of time. We will continue to consider the purchase of loans as opportunities present themselves. Additionally, we have in the past purchased first mortgage loans on a forward commitment basis from a New Jersey located mortgage broker and may in the future enter into such arrangements.

         In addition to purchasing one- to four-family loans, we also occasionally purchase participations in loans originated by other banks and also through the Thrift Institutions Community Investment Corporation of New Jersey ("TICIC"). At June 30, 2004, our TICIC participations included multi-family and commercial real estate properties. The aggregate balance of TICIC participations at June 30, 2004 was $9.9 million and the average balance on a single participation was approximately $259,000. At June 30, 2004, we had a total of five non-TICIC participations with an aggregate balance of $8.9 million, consisting of loans on commercial real estate properties, including a medical center, a self storage facility, a shopping plaza and commercial buildings with a combination of retail and office space.

         Loan Approval Procedures and Authority. Our lending policies and loan approval limits are recommended by senior management and approved by the Board of Directors. Our Senior Vice President/Chief Lending Officer may approve loans up to $500,000. Assistant vice presidents of Kearny Federal Savings Bank in the following positions may approve loans as follows: mortgage loan managers, mortgage loans up to $250,000; consumer loan managers, consumer loans up to $100,000; and consumer loan underwriters, consumer loans up to $50,000. In addition to these principal amount limits, there are established limits for the different levels of approval authority as to minimum credit scores and maximum loan to value ratios and debt ratios. Members of the Loan Committee, comprised of four senior officers: our President and Chief Executive Officer, Senior Vice President/Chief Financial Officer, Senior Vice President/Treasurer and Senior Vice President/Chief Lending Officer, each have individual authorization to approve loans up to $500,000. Loans between $500,000 and $750,000 must be approved by at least two members of the Loan Committee. Non-conforming mortgage loans and loans over $750,000 require the approval of the Board of Directors.

Asset Quality

         Loan Delinquencies and Collection Procedures. The borrower is notified by both mail and telephone when a loan is thirty days past due. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower and additional collection notices and letters are sent. When a loan is ninety days delinquent, it is referred to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         As to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. At June 30, 2004, we held real estate owned totaling $209,000, consisting of two parcels of vacant land.

         Loans are reviewed on a regular basis and are placed on non-accrual status when they are more than ninety days delinquent, with the exception of a passbook loan, the outstanding balance of which is collected from the related passbook account along with accrued interest and a penalty when the loan is 120 days delinquent. Loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At June 30, 2004, we had approximately $2.3 million of loans that were held on a non-accrual basis.

         Non-Performing   Assets.  The  following  table  provides   information
regarding our non-performing loans and other non-performing assets.

                                                                                          At June 30,
                                                                      ---------------------------------------------------
                                                                         2004      2003       2002       2001      2000
                                                                         ----      ----       ----       ----      ----
                                                                                    (Dollars in thousands)
Loans accounted for on a non-accrual basis:
  Real estate mortgage - one-to-four family.................           $  771    $1,571     $1,152     $1,957    $2,255
  Real estate mortgage - multi-family and commercial.........           1,414       621        897        454       627
  Commercial business........................................              39         -          -          -         -
  Consumer:
     Home equity loans.......................................              65       178         91         92       119
     Home equity lines of credit.............................               -         -          -         13       158
     Other...................................................               -         -         21          -         -
  Construction...............................................               -         -          -          -         -
                                                                       ------    ------     ------     ------    ------
      Total..................................................           2,289     2,370      2,161      2,516     3,159
                                                                       ------    ------     ------     ------    ------
Accruing loans which are contractually past due 90 days or more:
  Real estate mortgage - one-to-four family.................                -       423        427          -         -
  Real estate mortgage - multi-family and commercial.........               -         -        168        381         -
  Commercial business........................................               -        23         23          -         -
  Consumer:
     Home equity loans and lines of credit...................               -         -          1          -         1
     Passbook or certificate.................................              39        98          -         49        68
     Other...................................................               -         2         39         55        46
  Construction...............................................               -         -        469        218         -
                                                                       ------    ------     ------     ------    ------
      Total..................................................              39       546      1,127        703       115
                                                                       ------    ------     ------     ------    ------
Total non-performing loans...................................          $2,328    $2,916     $3,288     $3,219    $3,274
                                                                       ======    ======     ======     ======    ======
Real estate owned............................................          $  209    $  209     $  209     $  361    $  185
                                                                       ======    ======     ======     ======    ======
Other non-performing assets..................................          $    -    $    -     $    -     $    -    $    -
                                                                       ======    ======     ======     ======    ======
Total non-performing assets..................................          $2,537    $3,125     $3,497     $3,580    $3,459
                                                                       ======    ======     ======     ======    ======
Total non-performing loans to total loans....................           0.46%     0.57%      0.55%      0.53%     0.55%
                                                                       ======    ======     ======     ======    ======
Total non-performing loans to total assets...................           0.12%     0.15%      0.17%      0.18%     0.19%
                                                                       ======    ======     ======     ======    ======
Total non-performing assets to total assets..................           0.13%     0.16%      0.18%      0.20%     0.27%
                                                                       ======    ======     ======     ======    ======


         During the year ended June 30, 2004, gross interest income of $177,000 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and $118,000 of interest on such loans was included in income for the year ended June 30, 2004.

         Classified Assets. Management, in compliance with Office of Thrift Supervision guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset is considered "substandard" if it is inadequately protected by the paying capacity and net worth of the obligor or the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values. Assets, or portions thereof, classified as "loss" are considered uncollectible and of so little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to a sufficient degree of risk to warrant classification in one of the aforementioned categories but which have credit deficiencies or potential weaknesses are required to be designated "special mention" by management.

         Management's classification of assets is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. An independent loan review firm performs a review of our residential and commercial loan portfolios, and we downgrade our classifications to match those of this reviewing firm if there is disagreement between our assessment and the independent assessment. The following table discloses our classification of assets and designation of certain loans as special mention as of June 30, 2004. At June 30, 2004, all of the classified assets and special mention designated assets were loans.


                                                  At June 30,
                                    -----------------------------------------
                                     2004             2003              2002
                                    ------           ------            ------
                                                 (In thousands)

Special Mention..........           $  734           $1,011            $1,688
Substandard..............            6,264            5,129             6,159
Doubtful.................            1,149              590               586
Loss.....................                -                -                 -
                                    ------           ------            ------
  Total..................           $8,147           $6,730            $8,433
                                    ======           ======            ======

         At June 30, 2004, none of the loans classified as "special mention" and approximately $2.3 million of loans classified as "substandard" are included under non-performing assets, as shown in the table on page __. At June 30, 2004, $5,000 of the loans classified as "doubtful" are included under non- performing assets, as shown in the table on page __.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is maintained through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance.

         Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio by type of loan.

         A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to interest receivable and then to principal.

         We maintain a loan review system which allows for a periodic review of our loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loan, type of collateral and financial condition of the borrower. Large groups of smaller balance homogeneous loans, such as residential real estate and home equity and consumer loans, are evaluated in the aggregate using historical loss factors and current economic conditions. Large balance and/or more complex loans, such as multi-family and commercial real estate loans, are evaluated individually for impairment.

         Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         The estimation of the allowance for loan losses is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on its review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to our allowance for loan losses at the dates indicated.

                                                                            For the Year Ended June 30,
                                                        --------------------------------------------------------------------
                                                          2004           2003          2002           2001            2000
                                                        --------       --------      --------       --------        --------
                                                                                (In thousands)

Allowance balance (at beginning of period).............$   5,180       $  5,170      $  5,167       $  5,093        $  5,353
                                                        --------       --------      --------       --------        --------
Provision for loan losses..............................        -              -             3            162             102
                                                        --------       --------      --------       --------        --------
Charge-offs:
  Real estate mortgage - one-to-four family............       12              -             -             96             273
  Commercial business..................................       24              -             -              -              89
                                                        --------       --------      --------       --------        --------
      Total charge-offs................................       36              -             -             96             362
                                                        --------       --------      --------       --------        --------
Recoveries:
  Real estate mortgage - one-to-four family............        -             10             -              8               -
                                                        --------       --------      --------       --------        --------
      Total recoveries.................................        -             10             -              8               -
                                                        --------       --------      --------       --------        --------
Net (charge-offs) recoveries...........................       36             10             -           (88)           (362)
                                                        --------       --------      --------       --------        --------
Allowance balance (at end of period)................... $  5,144       $  5,180      $  5,170       $  5,167        $  5,093
                                                        ========       ========      ========       ========        ========

Total loans outstanding................................ $510,180       $512,414      $594,209       $605,560        $595,620
                                                        ========       ========      ========       ========        ========
Average loans outstanding.............................. $499,510       $546,521      $603,131       $612,474        $568,212
                                                        ========       ========      ========       ========        ========
Allowance for loan losses as a percent of total loans
   outstanding.........................................     1.01%          1.01%         0.87%          0.85%           0.86%
                                                        ========       ========      ========       ========        ========
Net loans charged off as a percent of average loans
   outstanding.........................................     0.01%          0.00%         0.00%          0.01%           0.06%
                                                        ========       ========      ========       ========        ========
Allowance for loan losses to non-performing loans......   220.96%        177.64%       157.24%        160.52%         155.56%
                                                        ========       ========      ========       ========        ========

                                       60

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of our allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio.

                                                                             At June 30,
                                 ---------------------------------------------------------------------------------------------------
                                       2004                 2003                2002                 2001              2000
                                 -------------------  ------------------  -------------------  -----------------  ------------------
                                            Percent              Percent              Percent           Percent             Percent
                                            of Loans            of Loans             of Loans           of Loans            of Loans
                                            to Total            to Total             to Total           to Total            to Total
                                  Amount     Loans    Amount     Loans     Amount     Loans    Amount    Loans    Amount     Loans
                                  ------     -----    ------     -----     ------     -----    ------    -----    ------     -----
                                                                         (Dollars in thousands)
At end of period
   allocated to:
Real estate mortgage -
   one-to-four family...........  $1,422     70.22%   $1,980     71.50%    $2,966    77.24%    $2,944    77.42%    $3,042     78.07%
Real estate mortgage -
   multi-family and
   commercial....................  3,358     16.35     2,198     13.88      1,184    10.00        725     9.42        871      8.48
Commercial business..............     57      1.01        59      0.46         70     1.13         78     0.71         60      0.09
Consumer:
  Home equity loans..............    131      7.33       214      7.28        188     6.19        207     6.52        295      5.85
  Home equity lines of credit....     52      3.07       218      3.89        261     3.23        169     2.09        142      1.74
  Passbook or certificate........      -      0.54         -      0.56          -     0.51          -     0.59          -      0.58
  Other..........................      4      0.07        10      0.25         17     0.18         11     0.23         65      0.30
Construction.....................    120      1.41       501      2.18        484     1.52      1,033     3.02        618      4.89
                                  ------    ------    ------    ------     ------   ------     ------   ------     ------    ------
     Total allowance............. $5,144    100.00%   $5,180    100.00%    $5,170   100.00%    $5,167   100.00%    $5,093    100.00%
                                  ======    ======    ======    ======     ======   ======     ======   ======     ======    ======

Securities Portfolio

         General. Our deposits have traditionally exceeded our loan originations, and we have invested these deposits primarily in mortgage-backed securities and investment securities. Our mortgage-backed securities and investment securities comprised 64.5% of our total assets at June 30, 2004. We intend to increase the balance of our loan portfolio relative to the size of our securities portfolio, however, such a change will take time and in the near future, our assets will continue to be primarily in securities.

         Our investment policy, which is approved by the Board of Directors, is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives. Our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President, Treasurer and Chief Accounting Officer are designated by the Board of Directors as the officers responsible for securities investment transactions and all transactions require the approval of at least two of these designated officers. The Interest Rate Risk Management Committee, currently composed of
Directors Hopkins, Regan, Aanensen, Mazza and Parow, with our Senior Vice President and Chief Financial Officer participating as a management liaison, is responsible for the administration of the securities portfolio. This committee meets quarterly to review the securities portfolio. The results of the committee's quarterly review are reported to the full Board, which makes adjustments to the investment policy and strategies as it considers necessary and appropriate.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the investment policy approved by our Board of Directors include U.S. government and government agency obligations, municipal securities (consisting of bank qualified municipal bond obligations of state and local governments) and mortgage-backed securities of various U.S. government agencies or government-sponsored entities. On a short-term basis, our investment policy authorizes investment in securities purchased under agreements to resell, federal funds, certificates of deposits of insured banks and savings institutions and Federal Home Loan Bank term deposits.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         At June 30, 2004, our mortgage-backed securities portfolio included securities issued by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, and our investment securities portfolio included U.S. government obligations and obligations of states and political subdivisions.

         At June 30, 2004, we also held the following securities: shares of common stock of the Federal Home Loan Mortgage Corporation with a carrying value of $15.9 million; mutual fund shares issued by Dryden Government Income Fund, Inc. and AMF Adjustable Mortgage Rate Fund with an aggregate carrying value of $13.9 million; and trust preferred securities with an aggregate carrying value of $11.8 million. Currently, our policy does not permit new investments in corporate equity securities beyond what we currently hold, and we do not invest in mortgage-related securities of private corporate issuers that are not issued by U.S. government agencies or government-sponsored entities.

         Our investment securities portfolio at June 30, 2004 did not contain securities of any issuer with an aggregate book value in excess of 10% of our equity, excluding those issued by the U.S. government or its agencies.

         We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments. Further, we do not purchase securities which are not rated investment grade.

         Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. At June 30, 2004, we had $373.5 million of callable securities in our portfolio.

         Mortgage-backed Securities. We invest in mortgage-backed securities issued by U.S. government agencies or government-sponsored entities, such as Government National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. Mortgage- backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. We focus primarily on mortgage-backed securities secured by one- to four- family mortgages. The mortgage originators use intermediaries (generally government agencies and government-sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. The characteristics of the underlying pool of mortgages, i.e., fixed- rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage- backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         We do not currently invest in mortgage-backed securities of private issuers or collateralized mortgage obligations. Securities issued or sponsored by U.S. government agencies and government- sponsored entities are guaranteed as to the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the mortgage loans underlying such securities as a result of their payment guarantees or credit enhancements which offer nominal credit risk to the security holder.

         The following table sets forth the carrying value of our securities portfolio at the dates indicated.

                                                                                           At June 30,
                                                         -------------------------------------------------------------------------
                                                            2004             2003             2002           2001           2000
                                                         ----------       ----------       ----------       -------        -------
                                                                                          (In thousands)
Securities Available for Sale:
------------------------------
Mutual funds.........................................    $   13,898       $   14,196       $   13,682      $ 13,203       $ 12,577
Common stock.........................................        15,894           12,748           15,367        17,576         10,169
U.S. government obligations..........................             -                -                -           980          2,917
Trust preferred securities due after ten years.......        11,772           10,896           10,630        10,608         10,503
                                                         ----------       ----------       ----------      --------       --------
      Total securities available for sale............        41,564           37,840           39,679        42,367         36,166
                                                         ----------       ----------       ----------      --------       --------
Investment Securities Held to Maturity:
---------------------------------------
U.S. government obligations..........................       274,401          169,968           60,225       145,080        420,826
Obligations of states and political subdivisions.....       161,469          117,353           79,221        48,875         49,400
                                                         ----------       ----------       ----------      --------       --------
      Total investment securities held to maturity...       435,870          287,321          139,446       193,955        470,226
                                                         ----------       ----------       ----------      --------       --------
Mortgage-Backed Securities Held to Maturity:
--------------------------------------------
Government National Mortgage Association.............        94,499          150,699          178,220       198,528        231,389
Federal Home Loan Mortgage Corporation...............       314,221          197,962          302,246       218,116        101,006
Federal National Mortgage Association................       362,633          331,061          454,552       215,330         95,489
Collateralized mortgage obligations issued by
   U.S. government agencies..........................             -            1,894           33,494        56,999         56,679
Other................................................             -                3                4           231            408
                                                         ----------       ----------       ----------      --------       --------
      Total mortgage-backed securities
          held to maturity...........................       771,353          681,619          968,516       689,204        484,971
                                                         ----------       ----------       ----------      --------       --------
 Total...............................................    $1,248,787       $1,006,780       $1,147,641      $925,526       $991,363
                                                         ==========       ==========       ==========      ========       ========

                                       64

         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of our securities portfolio at June 30, 2004. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                                At June 30, 2004
                     ---------------------------------------------------------------------------------------------------------------
                     One Year or Less    One to Five Years   Five to Ten Years   More than Ten Years  Total Investment Securities
                     ----------------    -----------------   -----------------   -------------------  ------------------------------
                    Carrying   Average   Carrying  Average  Carrying   Average   Carrying    Average Carrying    Average     Market
                     Value      Yield     Value     Yield    Value     Yield      Value       Yield   Value       Yield      Value
                     -----      -----     -----     -----    -----     -----      -----       -----   -----       -----      -----
                                                             (Dollars in thousands)
Mutual funds....... $13,898      3.18%  $      -       -%   $      -        -%   $      -        -% $   13,898     3.18%  $   13,898
Common stock.......  15,894      1.90          -       -           -        -           -        -      15,894     1.90       15,894
Trust preferred
   securities
   due after
   ten years.......       -         -          -       -           -        -      11,772     3.94      11,772     3.94       11,772
U.S. government
  obligations......       -         -    246,259    3.09      10,493     4.62      17,649     1.58     274,401     3.05      269,140
Obligations of
  states and
  political
  subdivisions.....   5,386      4.75     13,606    3.87      65,990     3.73      76,487     3.96     161,469     3.89      159,635
Government
  National
  Mortgage
  Association......       4      7.52      1,072    7.43       1,006    10.84      92,417     4.51      94,499     4.61       95,519
Federal Home
  Loan
  Mortgage
  Corporation......       2      9.00      4,451    5.51       2,768     5.37     307,000     4.79     314,221     4.80      313,188
Federal
  National
  Mortgage
  Association......   1,299      6.50      2,079    6.24      19,391     5.58     339,864     4.94     362,633     4.98      364,004
                    -------             --------             -------             --------           ----------            ----------

  Total............ $36,483      2.97%  $267,467    3.21%    $99,648     4.30%   $845,189     4.66% $1,248,787     4.27%  $1,243,050
                    =======      ====   ========    ====     =======     ====    ========     ====  ==========     ====   ==========


Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. Borrowings (principally from the Federal Home Loan Bank) are also used to supplement the amount of funds for lending and investment.

         Deposits. Our current deposit products include checking and savings accounts, certificates of deposit accounts ranging in terms from thirty days to five years, and individual retirement accounts. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

         Deposits are obtained primarily from within New Jersey. Traditional methods of advertising are used to attract new customers and deposits, including radio, print media, direct mail and inserts included with customer statements. We do not utilize the services of deposit brokers. Premiums or incentives for opening accounts are sometimes offered. We periodically select particular certificate of deposit maturities for promotion. We also offer a twenty-five basis point premium on certificate accounts with a term of at least one year to certificate of deposit account holders that have $200,000 or more on deposit with Kearny Federal Savings Bank. We also offer the opportunity one time during the term of the certificate to "bump up" the rate paid on all 17-month and 29-month certificates of deposit from the rate set on such certificate to the current rate being offering by Kearny Federal Savings Bank on certificates of that particular maturity.

         The determination of interest rates is based upon a number of factors, including: (1) our need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) our current cost of funds, yield on assets and asset/liability position; and (4) the alternate cost of funds on a wholesale basis, in particular the cost of advances from the Federal Home Loan Bank. Interest rates are reviewed by senior management on a weekly basis and rates are set generally with the intent to be in the top five to ten percent of the competition.

         A large percentage of our deposits are in certificates of deposit, which totaled 58.3% of total deposits at June 30, 2004. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. Historically, a significant portion of the certificates of deposit remain with us after they mature and we believe that this will continue. At June 30, 2004, $188.0 million, or 21%, of our certificates of deposit were "jumbo" certificates of $100,000 or more. Deposit inflows are significantly influenced by general interest rates and money market conditions. The inflow of jumbo certificates of deposit and the retention of such deposits upon maturity are particularly sensitive to general interest rates and money market conditions, making jumbo certificates of deposit traditionally a more volatile source of funding than core deposits. In order to retain jumbo certificates of deposit, we may have to pay a premium rate, resulting in an increase in our cost of funds. In a rising rate environment, we may be unwilling or unable to pay a competitive rate. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our interest rate spread and our financial condition.

         The following table sets forth the distribution of average deposits for the periods indicated and the weighted average nominal interest rates for each period on each category of deposits presented.



                                                                    For the Year Ended June 30,
                              ---------------------------------------------------------------------------------------------------
                                          2004                                 2003                             2002
                              -------------------------------    -------------------------------    -----------------------------
                                                    Weighted                           Weighted                          Weighted
                                         Percent     Average                 Percent   Average                Percent    Average
                                        of Total     Nominal                 of Total  Nominal                of Total   Nominal
                               Amount    Deposits      Rate      Amount     Deposits    Rate        Amount   Deposits     Rate
                               ------    --------      ----      ------     --------    ----        ------   --------    -----
                                                                       (Dollars in thousands)

 Non-interest-bearing
        demand............  $   49,797     3.17%       -%      $   45,431      2.90%      -%    $   38,972      2.79%       -%
 Interest-bearing
        demand............     109,830     6.99     0.80           98,926      6.32    1.09         93,638      6.70     1.38
 Savings and club.........     448,509    28.55     1.23          417,780     26.71    1.58        340,655     24.38     2.31
 Certificates of deposit..     963,089    61.29     2.25        1,002,229     64.07    3.22        924,011     66.13     4.32
                            ----------   ------                ----------    ------             ----------    ------
    Total deposits........  $1,571,225   100.00%    1.79%      $1,564,366    100.00%   2.55%    $1,397,276    100.00%    3.51%
                            ==========   ======                ==========    ======             ==========    ======



         The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.


                                             At June 30,
                               ---------------------------------------
                               2004             2003              2002
                               ----             ----              ----
                                           (In thousands)
Interest Rate
0.00-1.99%.............        $582,665        $  510,306          $177,162
2.00-2.99%.............         173,505           175,775           286,074
3.00-3.99%.............         100,138           146,170           169,163
4.00-4.99%.............          25,956           145,290           200,885
5.00-5.99%.............          11,957            25,724            60,575
6.00-6.99%.............           2,716             7,504            60,614
7.00-7.99%.............              82               249               806
                               --------        ----------          --------
  Total................        $897,019        $1,011,018          $955,279
                               ========        ==========          ========


         The   following   table  sets  forth  the  amount  and   maturities  of
certificates of deposit at June 30, 2004.


                                                                     Amount Due
                           -----------------------------------------------------------------------------------------------------
                           Within                                                                          After
Interest Rate              1 year       1-2 years       2-3 years       3-4 years      4-5 years         5 years       Total
-------------              ------       ---------       ---------       ---------      ---------         -------       -----
                                                                   (In thousands)
0.00-1.99%............   $572,063        $ 10,483         $     9         $     -        $     -        $    110         $582,665
2.00-2.99%............     54,767          96,413          22,061             260              4               -          173,505
3.00-3.99%............     62,690          17,120           1,308           7,585         11,411              24          100,138
4.00-4.99%............     13,491             908           5,406           6,000             57              94           25,956
5.00-5.99%............      4,733           3,311           2,840           1,073              -               -           11,957
6.00-6.99%............      2,114             602               -               -              -               -            2,716
7.00-7.99%............         82               -               -               -              -               -               82
                         --------        --------         -------         -------        -------        --------         --------
  Total...............   $709,940        $128,837         $31,624         $14,918        $11,472        $    228         $897,019
                         ========        ========         =======         =======        =======        ========         ========


         The following table shows the amount of certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2004.


                                           Certificates of Deposit
                                           -----------------------
Maturity Period                                (In thousands)
Within three months......................        $ 64,969
Three through six months.................          34,881
Six through twelve months................          44,084
Over twelve months.......................          44,075
-----------------------------------------        --------
                                                 $188,009
                                                 ========

         Borrowings. To supplement our deposits as a source of funds for lending or investment, we borrow funds in the form of advances from the Federal Home Loan Bank. We make use of Federal Home Loan Bank advances as part of our interest rate risk management, primarily to extend the duration of funding to match the longer term fixed rate loans held in the loan portfolio as part of our growth strategy.

         Advances from the Federal Home Loan Bank are typically secured by the Federal Home Loan Bank stock we own and a portion of our residential mortgage loans and may be secured by other assets, mainly securities which are obligations of or guaranteed by the U.S. government. Additional information regarding our Federal Home Loan Bank advances is included under Note 12 of the Notes to the Consolidated Financial Statements beginning on page F-2.

         Short-term Federal Home Loan Bank advances generally have original maturities of less than one year. The details of these short-term advances are presented below:


                                                     At or For the
                                                   Year Ended June 30,
                                            -----------------------------
                                            2004        2003         2002
                                            ----        ----         ----
                                           (Dollars in thousands)
Federal Home Loan Bank Advances:
Average balance outstanding...............  $ 1,151      $   274      $3,364
Maximum amount outstanding
   at any month-end during the period.....  $30,000      $10,000      $8,500
Balance outstanding at end of period......  $30,000      $     -      $    -
Weighted average interest rate during the
   period.................................     1.43%        1.37%       3.56%
Weighted average interest rate at end of
   period.................................     1.43%           -%          -%

         At June 30, 2004, long-term Federal Home Loan Bank advances totaled $64.2 million. Advances consist of fixed-rate advances that will mature within one to seven years. The advances are collateralized by Federal Home Loan Bank stock and certain first mortgage loans and mortgage-backed securities. These advances had a weighted average interest rate of 5.50% at June 30, 2004. Unused overnight lines of credit at the Federal Home Loan Bank at June 30, 2004 were $100.0 million.

         As of June 30, 2004, long-term advances mature as follows:


Year Ending June 30,                       (In thousands)
-------------------
2005.............................             $ 2,547
2006.............................                 581
2007.............................               5,618
2008.............................              37,488
2009.............................               8,000
Thereafter.......................              10,000
                                              -------
       Total.....................             $64,234
                                              =======

Subsidiary Activity

         Kearny Financial Corp. has no subsidiaries other than Kearny Federal Savings Bank. Kearny Federal Savings Bank has two subsidiaries: KFS Financial Services, Inc. and Kearny Federal Investment Corp.

         KFS Financial Services, Inc. was incorporated as a New Jersey corporation in 1994 under the name of South Bergen Financial Services, Inc., was acquired in Kearny's merger with South Bergen Savings Bank in 1999 and was renamed KFS Financial Services, Inc. in 2000. It is a service corporation subsidiary organized for the purpose of selling insurance products, including annuities, to bank customers and the general public through a third party networking arrangement. KFS Financial Services, Inc. is not a licensed insurance agency, and it may only offer insurance products through an agreement with a licensed insurance agency. KFS Financial Services, Inc. has entered into an agreement with Savings Bank Life Insurance of Massachusetts, a licensed insurance agency, through which it offers insurance products.

         Kearny Federal Investment Corp. was organized in June 2004 under New Jersey law as a New Jersey investment company primarily to hold investment securities. At June 30, 2004, it did not yet hold any assets.

         At June 30, 2004, West Essex Insurance Agency, which was acquired in the West Essex Bank merger, also existed as a subsidiary of Kearny Federal Savings Bank. There was limited activity in this subsidiary following the merger of West Essex Bank into Kearny, and this subsidiary was dissolved in September 2004.

Personnel

         As of June 30, 2004, we had 245 full-time employees and 19 part-time employees. The employees are not represented by a collective bargaining unit. We believe our relationship with our employees is good.

Properties and Equipment

         At June 30, 2004, our net investment in property and equipment totaled $26.6 million. We use Financial Services, Inc. ("FSI"), an outside service company headquartered in Glen Rock, New Jersey, for data processing.

         The following table sets forth the location of our main office and branch offices, the year each office was opened and the net book value of each office. The following table does not include our new 53,000 square feet administrative building in Fairfield, New Jersey, which was completed in September 2004. The total cost of this building was approximately $13.5 million, which cost will be capitalized and amortized over a forty-year period. The following table also does not include the Lacey, New Jersey de novo branch office, which is expected to open in the first quarter of 2005. The total cost of the Lacey office is estimated to be approximately $2.3 million. We plan during 2005 to replace three office locations with new buildings at or near their current locations, at an estimated cost of approximately $1.9 million per branch.


                                            Year Facility         Leased or          Net Book Value at
Office Location                                 Opened              Owned              June 30, 2004
---------------                                 ------              -----              -------------

Main Office                                      1928(1)            Owned                $ 582,168
614 Kearny Avenue
Kearny, New Jersey

Branch Offices:

Bayville(2)                                      1973              Leased                $  45,561
425 Route 9 & Ocean Gate Drive
Bayville, New Jersey

Caldwell(3)                                      1968               Owned                $ 165,190
417 Bloomfield Avenue
Caldwell, New Jersey

East Rutherford(4)                               1969               Owned                $  43,498
20 Willow Street
East Rutherford, New Jersey

Franklin Lakes(3)                                1978              Leased                $  5,758
574 Franklin Avenue
Franklin Lakes, New Jersey

Harrison                                         1995               Owned                $ 320,670
534 Harrison Avenue
Harrison, New Jersey

Irvington(2)                                     1962               Owned                $  39,561
860 18th Avenue
Irvington, New Jersey

Lyndhurst                                        1970               Owned                $ 116,701
307 Stuyvesant Avenue
Lyndhurst, New Jersey

Milltown(2)                                      1989              Leased                $  15,792
270 Ryders Lane
Milltown, New Jersey

Montville(4)                                     1996              Leased                $  36,517
339 Main Road
Montville, New Jersey




                                            Year Facility         Leased or          Net Book Value at
Office Location                                 Opened              Owned              June 30, 2004
---------------                                 ------              -----              -------------

Northvale(3)                                     1965               Owned               $  160,530
119 Paris Avenue
Northvale, New Jersey

North Arlington                                  1952               Owned               $  57,925
80 Ridge Road
North Arlington, New Jersey

Old Bridge(2)                                    2002               Owned               $  985,605
510 State Highway 34
Old Bridge Township, New Jersey

Old Tappan(3)                                    1973               Owned               $  228,592
207 Old Tappan Road
Old Tappan, New Jersey

Pine Brook(3)                                    1974               Owned               $  134,035
267 Changebridge Road
Pine Brook, New Jersey

Pleasantdale(3)                                  1971               Owned               $  79,683
West Orange (Pleasantdale)
487 Pleasant Valley Way
West Orange, New Jersey

River Vale(3)                                    1965               Owned               $  208,459
653 Westwood Avenue
River Vale, New Jersey

Rutherford                                       1974               Owned               $  82,457
252 Park Avenue
Rutherford, New Jersey

Spotswood(2)                                     1979               Owned               $  219,913
520 Main Street
Spotswood, New Jersey

Springfield(2)                                   1991               Owned               $1,296,092
130 Mountain Avenue
Springfield, New Jersey

Toms River(2)                                    1996               Owned               $  656,662
827 Fischer Boulevard
Toms River, New Jersey

Tory Corner(3)                                   1975               Owned               $  72,112
West Orange (Tory Corner)
216 Main Street
West Orange, New Jersey

Wanaque(4)                                       1996              Leased               $  23,149
4 Union Avenue
Haskell, New Jersey





                                            Year Facility         Leased or          Net Book Value at
Office Location                                 Opened              Owned              June 30, 2004
---------------                                 ------              -----              -------------

Wood-Ridge(4)                                    1957               Owned               $1,677,397
250 Valley Boulevard
Wood-Ridge, New Jersey

Wyckoff                                          2002               Owned               $2,182,742
661 Wyckoff Avenue
Wyckoff, New Jersey

-------------------------------

(1) The main office opened at this site in 1928 and was rebuilt on the same site in 1968.

(2) This branch was acquired in acquisition of Pulaski Savings Bank in October 2002.

(3) This branch was acquired in acquisition of West Essex Savings Bank in July 2003.

(4) This branch was acquired in acquisition of South Bergen Savings Bank in April 1999.

Legal Proceedings

         Kearny Federal Savings Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans, and other issues incident to our business. There were no lawsuits pending or known to be contemplated against Kearny Financial Corp. or Kearny Federal Savings Bank at June 30, 2004 that would have a material effect on our operations or income.

                                   REGULATION

         Kearny Federal Savings Bank and Kearny Financial Corp. operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors. Set forth below is a brief description of certain laws that relate to the regulation of Kearny Federal Savings Bank and Kearny Financial Corp. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

         Any change in applicable statutory or regulatory requirements, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the United States Congress, could have a material adverse impact on Kearny Financial Corp., Kearny Federal Savings Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of Kearny Federal Savings Bank and/or Kearny Financial Corp. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Kearny Federal Savings Bank's franchise, resulting in negative effects on the trading price of Kearny Financial Corp. common stock.

Regulation of Kearny Federal Savings Bank

         General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, Kearny Federal Savings Bank is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Kearny Federal Savings Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines Kearny Federal Savings Bank and prepares reports to Kearny Federal Savings Bank's Board of Directors on deficiencies, if any, found in its operations. The Office of Thrift Supervision has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federally chartered savings bank and, if action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances.

         Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation administers two separate deposit insurance funds. Generally, the Bank Insurance Fund insures the deposits of commercial banks and the Savings Association Insurance Fund insures the deposits of savings institutions. Kearny Federal Savings Bank's deposits are insured by the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation is authorized to increase deposit insurance premiums if it determines such increases are appropriate to maintain the reserves of either the Bank Insurance Fund or the Savings Association Insurance Fund or to fund the administration of the Federal Deposit Insurance Corporation. In addition, the Federal Deposit Insurance Corporation is authorized to levy emergency special assessments on Bank Insurance Fund and Savings Association Insurance Fund members. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest. The assessment rate for Kearny Federal Savings Bank is currently 0%.

         The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A material increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Kearny Federal Savings Bank. Management cannon predict what insurance assessment rates will be in the future.

         The Federal Deposit Insurance Corporation may terminate an institution's deposit insurance upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Kearny Federal Savings Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         In addition, all Federal Deposit Insurance Corporation-insured institutions are required to pay assessments to the Federal Deposit Insurance
Corporation to fund interest payments on bonds issued by the Financing Corporation, an agency of the federal government established to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017.

         Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. For Kearny Federal Savings Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance on page __. In assessing an institution's capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary.

         In addition, the Office of Thrift Supervision may require that a savings institution that has a risk- based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the Office of Thrift Supervision may restrict its activities.

         For purposes of the Office of Thrift Supervision capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Kearny Federal Savings Bank does not have any non-withdrawable  accounts  or pledged  deposits.  Tier 1 and core  capital  are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance- sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         The Federal Deposit Insurance Corporation Improvement Act, or FDICIA, requires that the Office of Thrift Supervision and other federal banking agencies revise their risk-based capital standards, with appropriate transition rules, to ensure that they take into account interest rate risk, or IRR, concentration of risk and the risks of non-traditional activities. The Office of Thrift Supervision adopted regulations, effective January 1, 1994, that set forth the methodology for calculating an IRR component to be incorporated into the Office of Thrift Supervision risk-based capital regulations. On May 10, 2002, the Office of Thrift Supervision adopted an amendment to its capital regulations which eliminated the IRR component of the risk-based capital requirement. Pursuant to the amendment, the Office of Thrift Supervision will continue to monitor the IRR of individual institutions through the Office of Thrift Supervision requirements for IRR management, the ability of the Office of Thrift Supervision to impose individual minimum capital requirements on institutions that exhibit a high degree of IRR, and the requirements of Thrift Bulletin 13a, which provides guidance on the management of IRR and the responsibility of boards of directors in that area.

         The Office of Thrift Supervision continues to monitor the IRR of individual institutions through analysis of the change in net portfolio value, or NPV. NPV is defined as the net present value of the expected future cash flows of an entity's assets and liabilities and, therefore, hypothetically represents the value of an institution's net worth. The Office of Thrift Supervision has also used this NPV analysis as part of its evaluation of certain applications or notices submitted by thrift institutions. The Office of Thrift Supervision, through its general oversight of the safety and soundness of savings associations, retains the right to impose minimum capital requirements on individual institutions to the extent the institution is not in compliance with certain written guidelines established by the Office of Thrift Supervision regarding NPV analysis. The Office of Thrift Supervision has not imposed any such requirements on Kearny Federal Savings Bank.

         Prompt  Corrective  Regulatory  Action.  Under  the  Office  of  Thrift
Supervision Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has a ratio of total capital to risk-weighted assets of less than 8.0%, a ratio of Tier 1 (core) capital to risk weighted assets of less than 4.0% or a ratio of Tier 1 capital to total assets that is less than 4.0% (3.0% or less for institutions with the highest examination rating) is considered to be undercapitalized. A savings institution that has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized." A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulations also provide that a capital restoration  plan must be filed  with the  Office of Thrift  Supervision  within forty-five days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," and compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         Dividend and Other Capital Distribution Limitations. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

         A savings institution that is a subsidiary of a savings and loan holding company, such as Kearny Federal Savings Bank, must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. As a result of the cash paid in connection with the acquisition of West Essex Bank, it is likely that Kearny Federal Savings Bank will be required to file an application, rather than a notice, for any capital distributions for a period of time following the offering.

         The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         Kearny Federal Savings Bank will be required to file a capital distribution notice or application with the Office of Thrift Supervision before paying any dividend to Kearny Financial Corp. However, capital distributions by Kearny Financial Corp., as a savings and loan holding company, will not be subject to the Office of Thrift Supervision capital distribution rules.

         Safety and Soundness Standards. Pursuant to the requirements of FDICIA, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994, each federal banking agency, including the Office of Thrift Supervision, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholder.

         In addition, the Office of Thrift Supervision adopted regulations to require a savings bank that is given notice by the Office of Thrift Supervision that it is not satisfying any of such safety and soundness standards to submit a compliance plan to the Office of Thrift Supervision. If, after being so notified, a savings bank fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the Office of Thrift Supervision may issue an order directing corrective and other actions of the types to which a significantly undercapitalized institution is subject under the "prompt corrective action" provisions of FDICIA. If a savings bank fails to comply with such an order, the Office of Thrift Supervision may seek to enforce such an order in judicial proceedings and to impose civil

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

monetary penalties. Kearny Federal Savings Bank has not received any notice from the Office of Thrift Supervision that it has failed to meet any standard prescribed by the guidelines.

         Qualified Thrift Lender Test. Federal savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks.
 To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. Kearny Federal Savings Bank met the qualified thrift lender test as of June 30, 2004 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

         Transactions with Related Parties. Federal law limits Kearny Federal Savings Bank's authority to lend to, and engage in certain other transactions with (collectively, "covered transactions"), "affiliates" (e.g., any company that controls or is under common control with an institution, including Kearny Financial Corp., Kearny MHC and their non-savings institution subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         The Sarbanes-Oxley Act of 2002 generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Kearny Federal Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is limited. The law restricts both the individual and aggregate amount of loans Kearny Federal Savings Bank may make to insiders based, in part, on
Kearny  Federal  Savings  Bank's  capital  position and requires  certain  board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and

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

not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including Kearny Federal Savings Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Office of Thrift Supervision to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Kearny Federal Savings Bank. An unsatisfactory Community Reinvestment Act examination rating may be used by the Office of Thrift Supervision as the basis for the denial of an application. Kearny Federal Savings Bank received a satisfactory Community Reinvestment Act rating in its most recent Community Reinvestment Act examination by the Office of Thrift Supervision.

         Assessments. The Office of Thrift Supervision charges assessments to recover the cost of examining federal savings banks and their affiliates. These assessments are based on three components: the size of the institution, on which the basic assessment is based; the institution's supervisory condition, which results in an additional assessment based on a percentage of the basic assessment for any savings institution with a composite rating of 3, 4 or 5 in its most recent safety and soundness examination; and the complexity of the institution's operations, which results in an additional assessment based on a percentage of the basic assessment for any savings institution that managed over $1.00 billion in trust assets, serviced for others loans aggregating more than $1.00 billion, or had certain off-balance sheet assets aggregating more than $1.00 billion.

         Branching. Federal savings banks are authorized to establish branch offices in any state or states of the United States and its territories, subject to the approval of the Office of Thrift Supervision.

         Federal Home Loan Bank System. Kearny Federal Savings Bank is a member of the Federal Home Loan Bank of New York, which is one of twelve regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by the board of directors of the Federal Home Loan Bank.

         As a member, Kearny Federal Savings Bank is required to purchase and maintain stock in the Federal Home Loan Bank of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding Federal Home Loan Bank advances. We are in compliance with this requirement with an investment in Federal Home Loan Bank of New York stock at June 30, 2004 of $11.4 million. The Federal Home Loan Bank imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on

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

advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their checking accounts and non-personal certificate accounts. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the Office of Thrift Supervision liquidity requirements.

         Savings institutions have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

         The USA Patriot Act. Kearny Federal Savings Bank is subject to Office of Thrift Supervision regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

         Among other requirements, Title III of the USA Patriot Act and the related regulations of the Office of Thrift Supervision impose the following requirements with respect to financial institutions:

o Establishment of anti-money laundering programs that include, at minimum: (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

o Establishment of a program specifying procedures for obtaining identifying information from customers seeking to open new accounts, including verifying the identity of customers within a reasonable period of time.

o Establishment of appropriate, specific, and, where necessary, enhanced due diligence policies, procedures, and controls designed to detect and report money laundering.

o Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

         Bank   regulators   are  directed  to  consider  a  holding   company's
effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications.

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

Regulation of Kearny Financial Corp.

         General. Kearny Financial Corp. is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It is required to file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. Kearny Financial Corp. must also obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision has enforcement authority over Kearny Financial Corp. and any non-savings institution subsidiaries. This permits the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Kearny Federal Savings Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Kearny Financial Corp.

         Sarbanes-Oxley Act of 2002. On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002, or the Act, which implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board that will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Act makes certain changes to the requirements for partner rotation after a period of time. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel will be required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

         Under the Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision of the Act directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in a company's securities within two business days of the change.

         The  Act  also  increases  the  oversight  of,  and  codifies   certain
requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, companies must disclose whether at least one member of the committee is a "financial expert" (as such term is defined by the Securities and Exchange Commission) and if not, why not. Under the Act, a company's registered public

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

accounting  firm  is  prohibited  from  performing  statutorily  mandated  audit services for a company if such company's chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to shareholders. The Act requires the company's registered public accounting firm that issues the audit report to attest to and report on management's assessment of the company's internal controls.

         Activities Restrictions. As a savings and loan holding company and as a subsidiary holding company of a mutual holding company, Kearny Financial Corp. is subject to statutory and regulatory restrictions on its business activities. The non-banking activities of Kearny Financial Corp. and its non- savings institution subsidiaries are restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, Kearny Financial Corp. must file with the Office of Thrift Supervision either a prior notice or (in the case of non- banking activities permissible for bank holding companies) an application regarding its planned activity or acquisition.

         Mergers and Acquisitions. Kearny Financial Corp. must obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law; or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for Kearny Financial Corp. to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Kearny Financial Corp. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will continue in place after the proposed offering. Kearny Financial Corp. is the stock holding company subsidiary of Kearny, MHC. Kearny Financial Corp. is permitted to engage in activities that are permitted for Kearny, MHC subject to the same restrictions and conditions.

         Waivers of Dividends by Kearny MHC. Office of Thrift Supervision regulations require Kearny MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Kearny Financial Corp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the

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

mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations. We anticipate that Kearny MHC will waive dividends paid by Kearny Financial Corp., if any.

         Conversion of Kearny MHC to Stock Form. Office of Thrift Supervision regulations permit Kearny MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion a new holding company would be formed as the successor to Kearny Financial Corp., Kearny MHC's corporate existence would end, and certain depositors of Kearny Federal Savings Bank would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than Kearny MHC would be automatically converted into a number of shares of common stock of the new holding company determined pursuant to an exchange ratio that ensures that Kearny Financial Corp. stockholders own the same percentage of common stock in the new holding company as they owned in Kearny Financial Corp. immediately prior to the second step conversion. Under Office of Thrift Supervision regulations, Kearny Financial Corp. stockholders would not be diluted because of any dividends waived by Kearny MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event Kearny MHC converts to stock form. The total number of shares held by Kearny Financial Corp. stockholders after a second step conversion also would be increased by any purchases by Kearny Financial Corp. stockholders in the stock offering of the new holding company conducted as part of the second step conversion.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

         Kearny Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, Kearny Financial Corp. common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Kearny Financial Corp. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

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



                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         Kearny Financial Corp. may exclude from its income 100% of dividends received from Kearny Federal Savings Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         Kearny Financial Corp. and Kearny Federal Savings Bank have previously filed a consolidated federal tax return with Kearny MHC. Kearny MHC's consolidated federal income tax returns have not been audited by the IRS during the past five years. Following the stock offering, Kearny Financial Corp. and Kearny Federal Savings Bank will file a consolidated return and Kearny MHC will file a separate return.

State Taxation

         Kearny Financial Corp. and its subsidiaries file New Jersey income tax returns and are subject to a state income tax that is calculated based on federal taxable income, subject to certain adjustments. In July 2002, New Jersey eliminated the 3% tax rate formerly applicable to thrift institutions located in New Jersey, and such institutions are now subject to the 9% tax rate applicable to New Jersey corporations. Such change was retroactive to January 1, 2002.

         The state income tax returns of Kearny Federal Savings Bank have not been audited during the past five years. For additional information, see Note 15 of the Notes to the Consolidated Financial Statements beginning on page F-1.

                                   MANAGEMENT

Directors and Executive Officers of Kearny Financial Corp. and Kearny Federal Savings Bank

         Kearny Financial Corp.'s and Kearny Federal Savings Bank's Boards of Directors are both composed of nine members, with each director serving for a term of three years. Kearny Financial Corp.'s and Kearny Federal Savings Bank's bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year.

         Kearny Financial Corp.'s and Kearny Federal Savings Bank's executive officers are appointed annually by the respective Boards of Directors and serve at the Board's discretion. However, several of Kearny Federal Savings Bank's officers do have employment agreements, as further described on page
____.

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

         The following table sets forth information with respect to the directors and executive officers of
Kearny Financial Corp. and Kearny Federal Savings Bank.


                                   Age at                                                                  Current
                                  June 30,                                                  Director         Term
Name                                2004        Position                                    Since(1)       Expires
----                                ----        --------                                    --------       -------
Directors
John J. Mazur, Jr.                   50         Chairman                                      1996           2005
John N. Hopkins                      57         Director, President and Chief                 2001           2007
                                                Executive Officer
Theodore J. Aanensen                 59         Director                                      1986           2006
Matthew T. McClane                   67         Director                                      1994           2005
John F. McGovern                     43         Director                                      1999           2005
Joseph P. Mazza                      60         Director                                      1993           2006
Leopold W. Montanaro(2)              64         Director                                      2003           2007
Henry S. Parow                       81         Director                                      1976           2007
John F. Regan                        59         Director                                      1999           2006
Edward T. Rushforth(3)               87         Director                                      1975           2007

Executive Officers(4)
Albert E. Gossweiler                 56         Senior Vice President and                      N/A           N/A
                                                Chief Financial Officer
William C. Ledgerwood                51         Senior Vice President, Treasurer and           N/A           N/A
                                                Chief Accounting Officer
Sharon Jones                         50         Senior Vice President and Corporate            N/A           N/A
                                                Secretary
Patrick M. Joyce                     39         Senior Vice President and Chief                N/A           N/A
                                                Lending Officer
Allan Beardslee                      52         Senior Vice President of Information           N/A           N/A
                                                Technology
Erika Sacher                         39         Senior Vice President and Branch               N/A           N/A
                                                Administrator

--------------------

(1) Indicates the year the individual first became a director of Kearny Federal Savings Bank. Upon the formation of Kearny Financial Corp. in March 2001, each person serving as a director at that time of Kearny Federal Savings Bank became a director of Kearny Financial Corp.
(2)      Mr. Montanaro serves as a director of Kearny Federal Savings Bank only.
         (3) Mr. Rushforth serves as a director of Kearny Financial Corp. only.
(4) Mr. Hopkins, Mr. Gossweiler, Mr. Ledgerwood and Ms. Jones also serve as officers of Kearny Financial Corp. The other officers listed herein are officers of Kearny Federal Savings Bank only.

         The business experience of each of Kearny Financial Corp.'s and Kearny Federal Savings Bank's directors and executive officers is set forth below. Each has held his present position for at least the past five years, except as otherwise indicated.

Directors

         John J. Mazur, Jr. is the sole owner and president/chief executive officer of Elegant Desserts, a wholesale bakery located in Lyndhurst, New Jersey, that sells gourmet cakes nationally and on QVC. He opened this business in 1994. From 1976 to 2003, he was also a partner and general manager of

Mazur's Bakery, a retail bakery in Lyndhurst, New Jersey that operated from 1936 until it was sold in 2003. He became chairman of the Board of Directors of Kearny in January 2004.

         John N. Hopkins became president and chief executive officer of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank in 2002 and served previously as executive vice president from 1994 to 2002 and as chief financial officer from 1994 to 1999. He has been employed by Kearny Federal Savings Bank since 1975.

         Theodore J. Aanensen has been a 25% owner and president of Aanensen's Kitchen Cabinets, a home remodeling company located in Kearny, New Jersey, since 1966.

         Matthew T. McClane retired in 2002 and was previously the president and chief executive officer of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank, an office he was appointed to in 1994. He was employed by Kearny Federal Savings Bank from 1967 to 2002.

         John F. McGovern is the owner of McGovern Monuments, a monument sales and lettering company located in North Arlington, New Jersey that has been in business since 1990. He has also worked as a self-employed certified public accountant and certified financial planner since 1984 and as a registered investment advisor since 2001.

         Joseph P. Mazza is a self-employed dentist in practice since 1971 in Rutherford, New Jersey.

         Leopold W. Montanaro is retired and was the chairman, president and chief executive officer of West Essex Bancorp, Inc. and West Essex Bank, located in Caldwell, New Jersey, until such bank was acquired by Kearny Financial Corp. on July 1, 2003. He was employed by West Essex Bank from 1972 until the completion of the merger with Kearny Federal Savings Bank. He serves as a director of Kearny Federal Savings Bank but not as a director of Kearny Financial Corp. or Kearny MHC.

         Henry S. Parow is the funeral director of Parow Funeral Home, located in North Arlington, New Jersey, and has been employed there since 1937.

         John F. Regan has been the majority stockholder and president of two automobile sales and service companies, DeMassi Pontiac, Buick and GMC, located in Riverdale, New Jersey and Regan Pontiac, Buick and GMC, located in Long Island City, New York since 1995.

         Edward T. Rushforth is retired. He was a florist and the owner of a retail floral business that he sold in 1977. He served as a director of Kearny Federal Savings Bank until 2003 and now serves only as a director of Kearny Financial Corp. and Kearny MHC.

Executive Officers

         Albert E. Gossweiler became senior vice president and chief financial officer of Kearny Federal Savings Bank in 1999 and of Kearny Financial Corp. upon its formation in 2001. He was previously employed by South Bergen Savings Bank and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. He was employed by South Bergen Savings Bank from 1981 until the completion of the merger with Kearny Federal Savings Bank.

         William C. Ledgerwood became the senior vice president, treasurer and chief accounting officer of Kearny Federal Savings Bank and Kearny Financial Corp. in 2002 and has been employed by Kearny

Federal Savings Bank since 1998. He was previously the chief financial officer for Jersey Bank of Savings, which opened as a de novo stock bank in 1989 and was acquired by Interchange Bank in 1998.

         Sharon Jones is the corporate secretary of Kearny MHC, Kearny Financial Corp. and Kearny Federal Savings Bank. She was appointed to the office of corporate secretary in 1997 and became a senior vice president in 2002. She has been employed by Kearny Federal Savings Bank since 1972.

         Patrick M. Joyce became the senior vice president and chief lending officer of Kearny Federal Savings Bank in 2002 and was previously vice president of loan originations from 1999 to 2002. He was formerly employed by South Bergen Savings Bank as an assistant corporate secretary and as a loan originator starting in 1989. He joined Kearny when South Bergen Savings Bank was acquired by Kearny Federal Savings Bank in 1999 and was employed by such bank from 1985 until the completion of the merger with Kearny Federal Savings Bank.

         Allan Beardslee became senior vice president of information technology for Kearny Federal Savings Bank in 2002 and prior to that was senior vice president of operations beginning in 1982. He has been employed by Kearny Federal Savings Bank since 1975.

         Erika Sacher has been the senior vice president and branch administrator of Kearny Federal Savings Bank since 2002 and was previously a vice president and branch administrator from 1999 to 2002. She was formerly employed by South Bergen Savings Bank as a vice president and branch administrator and joined Kearny when such bank was acquired by Kearny Federal Savings Bank in 1999. She was employed by South Bergen Savings Bank from 1991 until the completion of the merger with Kearny Federal Savings Bank.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended June 30, 2004, the Board of Directors met twelve times. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served during the year ended June 30, 2004. The Board maintains an Audit & Compliance Committee, a Budget Committee, an Executive Committee, an Interest Rate Risk Management Committee, an Asset Quality Committee, a Nominating Committee and a Compensation Committee, as well as a Building & Grounds Committee, a Governance Committee, a Planning & Marketing Committee, an Electronic Data Processing Committee and a Benefits Equalization Plan Administrative Committee.

         The Audit & Compliance Committee consists of Directors McGovern (Chair), Mazur, Mazza and Regan. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has designated John F. McGovern as an audit committee financial expert under the rules of the Securities and Exchange Commission. This committee meets monthly and also periodically with the internal auditor, the compliance officer and the external auditors. This committee's responsibilities include oversight of the internal audit and regulatory compliance activities and monitoring management and employee compliance with the Board's audit policies and applicable laws and regulations. This committee is directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors. This committees operates under a written charter, which governs its composition, responsibilities and operations.

         The Compensation Committee consists of Directors Aanensen (Chair), Mazur, Mazza and Parow. This committee meets as needed. The responsibilities of this committee include appraisal of the performance of officers, administration of management incentive compensation plans and review of directors' compensation. This committee reviews industry compensation surveys and reviews the recommendations of management on employee compensation matters. This committees operates under a written charter, which governs its composition, responsibilities and operations.

         The Nominating Committee, consisting of Directors Mazza (Chair), Aanensen, Parow, Regan and Rushforth, is responsible for the annual selection of management's nominees for election as directors. Each member of the Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. This committees operates under a written charter, which governs its composition, responsibilities and operations.

         Kearny Financial Corp. and Kearny Federal Savings Bank have adopted a code of ethics, which applies to all employees and directors and addresses compliance with applicable laws, rules and regulations. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Director Compensation

         Board Fees. Directors are currently paid a fee of $1,250 per Kearny Federal Savings Bank board meeting attended, $600 per Kearny Financial Corp. meeting attended and $600 per Kearny MHC meeting attended. The chairman of the board receives a higher fee of $1,500, $720 and $720, for bank, holding company and mutual holding company meetings, respectively.

         Members of the Kearny Federal Savings Bank Executive Committee are currently paid $1,200 per committee meeting attended; the chairman of the board receives a higher fee of $1,440 for Executive Committee meetings. Each member of the Kearny Federal Savings Bank Board of Directors is also a member of the Executive Committee. Members of the Audit & Compliance Committee and the chairman of this committee are paid $250 and $350, respectively, for each meeting attended. Members of the Compensation Committee and the chairman of this committee are paid $250 and $300, respectively, for each meeting attended. The Administrative Building Construction Committee and the Branch Renovation & Construction Committee are ad hoc committees, and members of these committees are paid $250 per meeting attended.

         Directors also receive an annual retainer as follows: $30,000 for service on Kearny Federal Savings Bank's board, $6,000 for service on Kearny Financial Corp.'s board and $6,000 for service on Kearny MHC's board. The aggregate fees paid to the directors for the year ended June 30, 2004 were $664,600. Directors who also serve as employees do not receive compensation as directors.

         Directors Consultation and Retirement Plan. Kearny Federal Savings Bank maintains a Directors Consultation and Retirement Plan (the "DCRP"). The DCRP provides retirement benefits to the directors of the Bank based upon the number of years of service to the Bank's board. To be eligible to receive benefits under the DCRP, a director generally must have completed at least 5 years of service and must not retire from the board prior to reaching 60 years of age. If a director agrees to become a consulting director to the Bank's board upon retirement, he will receive a monthly payment equal to 2.5% of the Bank's Board fee in effect during the 12-month period prior to the date of retirement multiplied by the number of years of service as a director, not to exceed 80% of Board fee compensation. Benefits under the DCRP begin upon a director's retirement and are paid for life; provided, however, that in the event of a director's death prior to the receipt of 120 monthly payments, payments shall continue to the director's surviving spouse or estate until 120 payments have been made. In the event there is a change in control

(as defined in the DCRP), all directors will be presumed to be eligible to receive benefits under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. Benefits under the DCRP are unvested and forfeitable until retirement at or after age 60 with at least 5 years of service, termination of service following a change in control, disability following at least 5 years of service or death. For the year ended June 30, 2004, payments made by the Bank under the DCRP totaled $89,314.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Kearny Financial Corp.'s Chief Executive Officer and certain other officers of Kearny Financial Corp. or Kearny Federal Savings Bank for the year ended December 31, 2003. All compensation was paid by Kearny Federal Savings Bank.


                                                      Annual Compensation(1)
                                                      ----------------------
                                                                                       All Other
Name and Principal Position                Year          Salary          Bonus       Compensation
---------------------------                ----          ------          -----       ------------

John N. Hopkins, President and             2003         $335,000       $103,450        $6,381(2)
Chief Executive Officer

Allan Beardslee, Senior Vice President     2003          173,000         61,610         6,007(3)
and EDP Officer

Albert E. Gossweiler, Senior Vice          2003          173,000         57,110         6,042(4)
President and Chief Financial Officer

Sharon Jones, Senior Vice President        2003          147,500         55,825         4,785(5)
and Corporate Secretary

William C. Ledgerwood, Senior Vice         2003          135,000         59,950         4,247(6)
President, Treasurer and Chief
Accounting Officer

-------------------

(1) Compensation information for the years ended December 31, 2002 and 2001 is omitted because Kearny Financial Corp. was not a reporting company under
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 during those periods. Kearny provides certain of its executive officers with non-cash benefits and perquisites, such as the use of company- owned or leased vehicles. The aggregate value of such non-cash benefits for the year ended December 31, 2003 did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus for any officer.

(2) Consists of an employer contribution to the 401(k) Plan for Mr. Hopkins of $4,059 and $2,322 for payment of life insurance premium.

(3) Consists of an employer contribution to the 401(k) Plan for Mr. Beardslee of $5,190 and $817 for payment of life insurance premium.

(4) Consists of an employer contribution to the 401(k) Plan for Mr. Gossweiler of $4,515 and $1,527 for payment of life insurance premium.

(5) Consists of an employer contribution to the 401(k) Plan for Ms. Jones of $4,342 and $443 for payment of life insurance premium.

(6) Consists of an employer contribution to the 401(k) Plan for Mr. Ledgerwood of $3,640 and $607 for payment of life insurance premium.


         Employment Agreements. Kearny Federal Savings Bank has entered into an employment agreement with Mr. Hopkins, pursuant to which his minimum base salary is $450,000. Mr. Hopkins' employment agreement has a term of three years, which commenced on July 1, 2004, and may be extended on or before each anniversary of the effective date upon determination of the Board of Directors of Kearny

Federal Savings Bank that his performance has met the requirements and standards of the Board. Pursuant to the terms of Mr. Hopkins' employment agreement, he is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and privileges applicable to senior management of Kearny Federal Savings Bank. Upon his termination of employment at any time on or after attainment of age 62 and until he becomes eligible for Medicare coverage, Mr. Hopkins is permitted to continue to participate, at Kearny Federal Savings Bank's expense, in the group medical plan sponsored by the Bank.

         If Kearny Federal Savings Bank terminates Mr. Hopkins without "just cause"as defined in the agreement, he will be entitled to (i) a continuation of his salary from the date of termination through the remaining term of the agreement, but in no event for a period of less than three years and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. If Mr. Hopkins' employment is terminated involuntarily during the term of the agreement following a "change in control," as defined in the agreement, of Kearny Federal Savings Bank or Kearny Financial Corp. or without just cause within twenty-four months following a change in control, he will be paid an amount equal to 2.999 times his five- year average annual taxable cash compensation in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Mr. Hopkins will also be entitled to the foregoing change in control severance payment and benefits if he voluntarily terminates his employment within 120 days following certain events during the term of the agreement following a change in control of Kearny Federal Savings Bank or Kearny Financial Corp. or within twenty-four months following a change in control. All amounts payable as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. If a change in control payment had been made under Mr. Hopkins agreement as of June 30, 2004, the payment would have equaled approximately $818,240.

         Kearny Federal Savings Bank has also entered into employment agreements with Senior Vice Presidents Beardslee, Gossweiler, Jones, Joyce, Ledgerwood and Sacher providing for a minimum base salary of $183,000, $183,000, $156,500, $165,000, $170,000 and $170,000, respectively. These agreements each have a term of two years, which commenced on July 1, 2004, and each provides for extension of the term on or before each anniversary of the effective date upon determination of the Board of Directors of Kearny Federal Savings Bank that the officer's performance has met its requirements and standards. Pursuant to the terms of the employment agreements, each officer is generally entitled to participate in all discretionary bonuses, pension and other retirement benefit plans, welfare benefit plans and other equity, incentive and benefit plans and privileges applicable to senior management of Kearny Federal Savings Bank. Upon termination of employment at any time on or after attainment of age 62 and until eligibility for Medicare coverage, each of the officers is also permitted to continue to participate, at Kearny Federal Savings Bank's expense, in the group medical plan sponsored by the Bank.

         If terminated without just cause, each of these officers will be entitled to (i) a continuation of his or her salary through the remaining term of the agreement, but in no case for less than one year and (ii) during the same period, the cost of obtaining health, life, disability and other benefits at levels substantially equal to those provided on the date of termination of employment. If terminated involuntarily during the term of the agreement following a "change in control," as defined in the agreement, of Kearny Federal Savings Bank or Kearny Financial Corp. or without just cause within twenty-four months following a change in control, each of these officers will be paid an amount equal to 2.999 times his or her five-year average annual taxable cash compensation in a lump sum and be entitled to continued medical and dental coverage for the remainder of the term. Each of the officers will also be entitled to the foregoing change in control severance payment and benefits upon a voluntary termination of employment within 120 days following certain events during the term of the agreement following a change in control of Kearny Federal Savings Bank or Kearny Financial Corp. or within twenty-four months following a change in control. All amounts payable to any of the officers as severance in respect of a change in control will be reduced to the extent necessary such that neither the payments under the employment agreement, nor any other payments, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. If change in control payments had been made under these agreements as of June 30, 2004, the payments would have equaled $555,755, $644,886, $461,665,
$305,085, $371,786 and $324,597 for Senior Vice Presidents Beardslee, Gossweiler, Jones, Joyce, Ledgerwood and Sacher, respectively.

         Additionally, at June 30, 2004, Kearny Federal Savings Bank had change in control severance arrangements with forty-one other officers of the Bank providing for payment of 2.999 times five-year average annual taxable cash compensation if terminated within twenty-four months following a change in control. Such agreements are currently effective through May 2006.

         As of June 30, 2004, Kearny Federal Savings Bank also sponsored a change in control severance pay plan, which provides for payments in the event of involuntary termination without just cause within 12 months of consummation of a merger or change of control. The amount of such payments is equal to two and one-half weeks salary for every year or partial year of service with Kearny Federal Savings Bank, with a minimum benefit equal to two and one-half weeks of salary and a maximum benefit equal to 100 weeks of salary. If the other party to the transaction sponsors a more generous severance pay plan, the employee is entitled to receive the amount of payments payable under such party's plan. Employees who are subject to employment, change in control or severance agreements are not entitled to benefits under his plan.

Benefit Plans

         401(k) Savings and Profit Sharing Plan. Kearny Federal Savings Bank sponsors a tax-qualified defined contribution savings plan for the benefit of its employees. Employees become eligible to participate under the 401(k) Plan on the first day of the month coincident with or immediately following the completion of twelve months of service and the attainment of age 21. Under the 401(k) Plan, employees may voluntarily elect to defer between 1% and 75% of compensation, not to exceed applicable limits under the Internal Revenue Code. Employees age 50 and over may make catch-up contributions, which for calendar year 2003 were limited to $2,000. In addition, the 401(k) Plan provides for dollar-for- dollar employer matching contributions up to a maximum of 3% of such person's salary for each participant under the 401(k) Plan. Employee and employer matching contributions are immediately 100% vested. The 401(k) Plan will be amended for participants under the 401(k) Plan to be able to direct 401(k) Plan assets to be invested in the stock of Kearny Financial Corp. in the offering. Such directed investment of 401(k) Plan assets will be determined based upon each individual's subscription rights as eligible depositors of Kearny Federal Savings Bank at the eligibility record date and supplemental eligibility record date set for the offering.

         It is intended that the 401(k) Plan will operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the requirements of Section 401(a) of the Internal Revenue Code. Contributions to the 401(k) Plan for employees may be reduced in the future or eliminated as a result of contributions made to the Employee Stock Ownership Plan. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __.

         Pension Plan. Kearny Federal Savings Bank is a participating employer in a multiple-employer pension plan sponsored by the Financial Institutions Retirement Fund (the "Pension Plan"). All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon the earlier of completion of five years service or attainment of normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Pension Plan provides for monthly payments to each participating employee at normal retirement age. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning as early as age 45. The Pension Plan also provides for payments in the event of disability or death.

         The annual benefit amount upon retirement at age 65 equals 2% times years of service times a participant's highest five year average salary. Benefits are payable in the form of a monthly retirement benefit and a death benefit or an alternative form that is actuarially equivalent. At June 30, 2004, Officers Hopkins, Gossweiler, Ledgerwood, Sacher, Joyce, Beardslee and Jones had 28 years, 21 years, 5 years, 12 years, 18 years, 28 years and 31 years, respectively, of credited service under the Pension Plan.

         The following table sets forth the estimated annual benefits payable under the Pension Plan described above, upon retirement at age 65 as of June 30, 2004, expressed in the form of a life annuity, for the average annual earnings described above and years of service specified. Such amounts are in addition to any benefits payable under Social Security.


                        Creditable Years of Service at Age 65
                        -------------------------------------

      Average
    Annual Wages       15          20          25         30          35
    ------------    -------    --------     --------   --------   --------
     $  25,000      $ 7,500    $ 10,000     $ 12,500   $ 15,000   $ 17,500
        50,000       15,000      20,000       25,000     30,000     35,000
        75,000       22,500      30,000       37,500     45,000     52,500
       100,000       30,000      40,000       50,000     60,000     70,000
       150,000       50,000      60,000       75,000     90,000    105,000
       200,000(1)    60,000      80,000      100,000    120,000    140,000

  ---------------------------

         (1) Pensionable  Compensation is limited to $200,000 in accordance with
Section 401(a)(17) of the Internal Revenue Code. Additional pension benefits for senior officers with earnings in excess of these limitation are described under Benefits Equalization Plan.

         Benefit Equalization Plan. Kearny Federal Savings Bank has adopted a Benefit Equalization Plan (the "BEP"). The purpose of the BEP is to provided a pension benefit based upon the actual earnings of senior officers of the Bank (President, Executive Vice Presidents, Vice Presidents and Corporate Secretaries) in the event that their average annual earnings exceeds the permissible pensionable earnings level under the Pension Plan as required by the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code. The supplemental pension for President and Chief Executive Officer John N. Hopkins and other senior officer whose highest five year annual earnings prior to retirement will include years in which such earnings exceed the limits of Sections 401(a)(17) and 415 of the Internal Revenue Code will receive a supplemental benefit based upon the difference between their average earnings taking into effect this maximum pensionable earnings limitation and their average earnings without regard to such limitation, multiplied by 2% times their years of service at retirement. The benefits payment under the BEP will be in the form of an annual benefit payable for life and a death benefit, unless the committee administering

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the BEP  authorizes an alternative  form of benefit.  During the year ended June
30, 2004, there was approximately $59,000 contributed to and benefit paid under the BEP. For the year ended June 30, 2004, financial reporting expense accrued under the BEP totaled $1.4 million.

         Group Term Life Insurance Plan. Kearny Federal Savings Bank has a postretirement group term life insurance plan covering all eligible employees. Benefits are based on age and years of service. During the year ended June 30, 2004, there was approximately $6,000 contributed to and benefit paid under this plan.

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee during the year ended June 30, 2004, consisted of Directors Aanensen (Chair), Mazur, Mazza and Parow. During the year ended June 30, 2004, Kearny Financial Corp. had no "interlocking" relationships in which
(i) an executive officer of Kearny Financial Corp. served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of Kearny Financial Corp.; (ii) an executive officer of Kearny Financial Corp. served as a director of another entity, one of whose executive officers served on the compensation committee of Kearny Financial Corp.; and (iii) an executive officer of Kearny Financial Corp. served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Kearny Financial Corp.

Potential Stock Benefit Plans

         Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan for the exclusive benefit of participating employees of Kearny Federal Savings Bank, to be implemented prior to the completion of the offering. Participating employees are employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan will be submitted to the IRS. Although no assurances can be given, we expect that the employee stock ownership plan will receive a favorable letter of determination from the IRS.

         The employee stock ownership plan is to be funded by contributions made by Kearny Federal Savings Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The plan will borrow funds with which to acquire up to 8% of the shares sold in the offering. The employee stock ownership plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. The employee stock ownership plan intends to borrow funds from Kearny Financial Corp. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. Presently it is anticipated that the employee stock ownership plan will purchase up to 8% of the shares sold in the offering. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of base compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment service before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by

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Kearny Federal Savings Bank are  discretionary  and as a result benefits payable under this plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the plan and serve as the plan's trustees. The trustees must vote all allocated shares held in the plan as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least one year following the completion of the offering. We may, however, decide to adopt the stock option plan sooner than one year following the offering, but in no event will the plan be adopted sooner than six months subsequent to the completion of the offering. If the stock option plan is implemented within one year following the completion of the offering, it will comply with the Office of Thrift Supervision regulations related to such plans, including limitations on vesting and allocation of awards. Up to 5.0% of the total number of shares of common stock to be issued in the offering to public stockholders and Kearny MHC will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof. In accordance with the requirements of our charter, any stock option plan adopted will be subject to approval of the holders of a majority of the shares eligible to be voted at a stockholder meeting.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in Kearny Financial Corp. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in Kearny Financial Corp. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors. We intend to adopt the restricted stock plan after the passage of at least one year following the completion of the offering. We may, however, decide to adopt the restricted stock plan sooner than one year following the offering, but in no event will the plan be adopted sooner than six months subsequent to the completion of the offering. If the restricted stock plan is implemented within one year following the completion of the offering, it will comply with the Office of Thrift Supervision regulations related to such plans, including limitations on vesting and allocation of awards. In accordance with the requirements of our charter, any restricted stock plan adopted will be subject to approval of the holders of a majority of the shares eligible to be voted at a stockholder meeting.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 2.0% of the total number of shares of common stock issued in the offering to public stockholders and Kearny MHC. Shares used to fund the restricted stock plan may be acquired through open market purchases or

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provided from authorized but unissued shares. No  determinations  have been made as to the specific terms of the restricted stock plan.

         Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96%.

         The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%.

Transactions with Management and Others

         Other than through a loan with Kearny Federal Savings Bank, no directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with Kearny Financial Corp. or any subsidiary exceeding $60,000 during the three years ended June 30, 2004.

         Kearny Federal Savings Bank makes loans to its officers, directors and employees in the ordinary course of business. Such loans are on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. Such loans also do not include more than the normal risk of collectibility or present other unfavorable features.

Proposed Stock Purchases by Management

         While no formal decisions have been made, preliminary indications are that Kearny Financial Corp.'s directors and executive officers and their associates will purchase approximately 550,500 shares of common stock in the offering, which represents 1.4%, 1.2% and 1.0% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively.

         The following table sets forth for each of the directors and executive officers of Kearny Financial Corp. (including in each case all "associates" of the directors and executive officers) the number of shares of common stock which each director and officer have preliminarily indicated they intend to purchase. The table does not include purchases by the employee stock ownership plan and does not take into account any stock benefit plans to be adopted following the stock offering. See Management - Potential Stock Benefit Plans on page __.

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




                                        Total Number           Total Dollar
                                         of Shares           Amount of Shares
          Name                        to be Purchased        to be Purchased
          ----                        ---------------        ---------------

John J. Mazur, Jr.                        75,000               $  750,000
John N. Hopkins                           50,000                  500,000
Theodore J. Aanensen                      45,000                  450,000
Matthew T. McClane                        15,000                  150,000
John F. McGovern                          50,000                  500,000
Joseph P. Mazza                           50,000                  500,000
Leopold Montanaro                         50,000                  500,000
Henry S. Parow                            75,000                  750,000
John F. Regan                             55,000                  550,000
Edward T. Rushforth                        5,000                   50,000
Albert E. Gossweiler                      42,500                  425,000
William C. Ledgerwood                     20,000                  200,000
Sharon Jones                              10,000                  100,000
Patrick M. Joyce                           2,000                   20,000
Allan Beardslee                            1,000                   10,000
Erika Sacher                               5,000                   50,000
                                         -------               ----------
         Total                           550,500               $5,505,000
                                         =======               ==========

         If the stockholders of Kearny Financial Corp. approve the stock benefit plans as discussed in this prospectus (including 2.0% of the total number of shares of common stock issued in the offering to public stockholders and Kearny MHC for the restricted stock plan and 5.0% of the total number of shares of common stock issued in the offering to public stockholders and Kearny MHC for the stock option plan), and assuming that the plans are funded with newly issued shares instead of shares acquired in open market purchases, the aggregate ownership of directors and executive officers would increase. See Management - Potential Stock Benefit Plans on page __.

         Purchases of common stock in the offering by directors and executive officers will be counted toward the minimum of 12,112,500 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy the 12,112,500 share minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 25% of the shares sold in the offering.

         Shares of common stock purchased by directors and executive officers cannot be sold for a period of one year following the offering, and stock certificates issued to directors and executive officers will bear a legend restricting their sale. See The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page __.

Security Ownership of Certain Beneficial Owners and Management

         Currently, all of the outstanding common stock of Kearny Financial Corp. is held by Kearny MHC, the federal mutual holding company parent of Kearny Financial Corp. After the stock offering, Kearny MHC will hold 70% of the outstanding common stock of Kearny Financial Corp. Information regarding the planned purchases of common stock in the stock offering by directors and executive officers

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

of Kearny Financial Corp. (including in each case all "associates" of the directors and executive officers) is set forth above under Proposed Stock Purchases by Management.

         The following table sets forth information regarding Kearny MHC's ownership of Kearny Financial Corp. common stock.


                           Number of Shares
Name and Address           of Common Stock        Percent of Shares of
of Beneficial Owner       Beneficially Owned    Common Stock Outstanding
-------------------       ------------------    ------------------------

Kearny MHC
614 Kearny Avenue,
Kearny, NJ 07032               10,000                     100%


                               THE STOCK OFFERING

         The Board of Directors adopted the plan authorizing the stock offering on June 7, 2004, subject to the approval of the Office of Thrift Supervision. We received authorization from the Office of Thrift Supervision to conduct the stock offering on __________, 2004. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

         On June 7, 2004, the Board of Directors adopted the plan of stock issuance, pursuant to which Kearny Financial Corp. will sell its common stock to eligible depositors of Kearny Federal Savings Bank in a subscription offering and, if shares are available, to the general public in a community offering and/or a syndicated community offering. The Board of Directors unanimously adopted the plan after consideration of the advantages and the disadvantages of the stock offering. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

         We are offering for sale between a minimum of 12,112,500 shares and an anticipated maximum of 16,387,500 shares of common stock in the offering (subject to adjustment to up to 18,845,625 shares). The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering. Interest will be paid on subscription funds from the date the payment is received until the offering is either completed or terminated.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         Kearny Financial Corp. has grown significantly in recent years. The proceeds from the sale of common stock of Kearny Financial Corp. will provide Kearny Federal Savings Bank with new equity capital, which will support additional future deposit growth and expanded operations. While Kearny Federal Savings Bank currently exceeds all regulatory capital requirements to be considered well

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capitalized,  the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, provides a means for the orderly preservation and expansion of Kearny Federal Savings Bank's capital base. If we expand our business as we currently plan, we will need the
additional   capital  to  remain  well  capitalized  under  regulatory   capital
requirements.

         The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

o Eligible Account Holders (depositors at the close of business on March 31, 2003 with deposits of at least $50.00);

o the tax qualified employee stock benefit plans of Kearny Federal Savings Bank; and

o Supplemental Eligible Account Holders (depositors at the close of business on September 30, 2004 with deposits of at least $50.00).

         Former depositors of West Essex Bank, which was acquired by Kearny Federal Savings Bank in July 2003, will be treated as Eligible Account Holders if they had deposits with West Essex at the close of business on March 31, 2003 of at least $50.00.

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

         Any shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons in the following order of priority:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations

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

on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 50,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the total amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case measured as of March 31, 2003, whose subscriptions remain unfilled. Subscription rights received by officers and directors of Kearny Financial Corp. or Kearny Federal Savings Bank, and such persons' associates, based on their increased deposits in Kearny Federal Savings Bank in the one year preceding March 31, 2003 will be subordinated to the subscription rights of all other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 2: The Employee Plans. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the tax qualified employee stock benefit plans may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to Kearny MHC. It is expected that Kearny Federal Savings Bank's employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than Kearny MHC. To the extent the employee stock ownership plan does not purchase shares in the offering, the employee stock ownership plan intends to purchase shares in the open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the tax qualified employee stock benefit plans, each Supplemental Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 50,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same

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proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case measured as of September 30, 2004, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         State Securities Laws. We, in our sole discretion, will make reasonable efforts to comply with the securities laws of any state in the United States in which persons entitled to subscribe for stock under the plan reside, and will only offer the common stock in states in which the offers and sales comply with state securities laws. However, subject to our discretion, no person will be offered common stock if he resides in a foreign country or in a state of the United States with respect to which:

o a small number of persons otherwise eligible to purchase shares reside in that state; or

o the offer or sale of shares of common stock to these persons would require us or our employees to register, under the securities laws of that state, as a broker or dealer or to register or otherwise qualify its securities for sale in that state; or

o registration or qualification would be impracticable for reasons of cost or otherwise.

         Restrictions on Transfer of Subscription Rights and Shares. Applicable regulations and the plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his account. With the exception of IRA stock purchases, the subscription rights of a qualifying account may not be transferred to an account that is in a different form of ownership. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights. Each person subscribing for shares will be required to certify that such person is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at 12:00 noon, Eastern time, on __________, 2004. We may extend this expiration date without notice to you for up to 45 days, until __________, 2005. Once submitted, your order is irrevocable unless the offering is extended beyond __________, 2005. We may request permission from the Office of Thrift Supervision to extend the offering beyond ________ __, 2004, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ________ __, 2006. If the offering is extended beyond __________, 2005, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the

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expiration of the  resolicitation  period, a subscriber's  subscription  will be cancelled and funds will be returned with interest.

         A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than __________, 2004.

Community Offering

         If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering then, depending on market conditions at or near the completion of the subscription offering, shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering is 50,000 shares, or $500,000. In the community offering, if any, shares will be available for purchase by the general public, and preference shall be given first to natural persons residing in Bergen, Hudson, Passaic, Morris, Monmouth, Middlesex, Essex, Union and Ocean Counties, New Jersey and second to other natural persons residing in New Jersey. We intend to issue the shares in a manner that would promote a wide distribution of common stock.

         We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

         If purchasers in the community offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the community offering in an equitable manner we determine.

         If shares are available for preferred purchasers in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred purchasers whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred purchasers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of preferred purchasers in the community offering, shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred purchasers.

         The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

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         The  opportunity  to  subscribe  for  shares  of  common  stock  in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O'Neill, acting as our agent. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See - Community Offering above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         Purchasers in the syndicated community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the stock offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

     1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 50,000 shares, or $500,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

     2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 75,000 shares, or $750,000. This

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          limit  applies  to  stock  purchases  in  total  in the  subscription, community and syndicated community offerings. This limit does not apply to our tax-qualified employee stock benefit plans, which in the aggregate may subscribe for up to but less than 5% of the total number
          of  shares  of  common   stock   issued  in  the  offering  to  public
          stockholders and to Kearny MHC.

     3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 25% of the total number of shares sold in the offering.

     4.   The minimum order is 25 shares, or $250.

     5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

     6. Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

     7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be issued in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders;
          (d) to fill orders received in a community offering; with preference given to persons who live in the local community; and (e) to fill orders received in the syndicated community offering. The employee stock ownership plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

     8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

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     9.   We have the right to  reject  any order  submitted  by a person  whose representations we believe are untrue or who we believe is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

     10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the Office of Thrift Supervision. Under regulations of the Office of Thrift Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

     11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance to mean:

     (1) any corporation or organization of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

     (3) any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         The term "acting in concert" means:

         (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

         (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent

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investigation  of any  facts or  circumstances  brought  to our  attention  that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of Kearny Federal Savings Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page __. In addition, under guidelines of the National Association of Securities Dealers, members of the National Association of Securities Dealers and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements after the purchase.

Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account at Kearny Federal Savings Bank; provided, however, that if the employee plans subscribe for shares during the subscription offering, the employee plans will not be required to pay for the shares at the time they subscribe but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. To place an order in the community offering, an investor must complete an order form and return it prior to the applicable expiration date. Once submitted, subscription orders cannot be revoked without our consent.

         We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

         To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate

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account  balance  as of the  appropriate  eligibility  date.  We will  strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

         If a stock order form:

o is not delivered to a subscriber and is returned to us by the United States Postal Service or we are unable to locate the addressee;

o    is not received by us or is received after the applicable expiration date;

o    is not completed correctly or executed; or

o        is  not  accompanied  by the  full  required  payment  for  the  shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee plans;

         then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. Employee plans subscribing for shares during the subscription offering may pay for those shares upon completion of the offering. Payment for shares of common stock may be made:

o    by check or money order made payable to Kearny Financial Corp.; or

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o    for shares subscribed for in the subscription offering, by authorization of withdrawal  from deposit  accounts  maintained  with Kearny Federal Savings
     Bank.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to Kearny Financial Corp., and checks received by the stock information center will be transmitted by noon of the following business day directly to the segregated deposit account at Kearny Federal Savings Bank established to hold funds received as payment for shares. We may, at our discretion, determine during the offering period that it is in the best interest of Kearny Federal Savings Bank to hold subscription funds in an escrow account at another financial institution instead of at Kearny Federal Savings Bank. We would do so only if necessary to avoid having an excessive amount of deposits at Kearny at a quarter end, which could result in an increase in our Federal Deposit Insurance Corporation premium.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares. However, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will be converted into a savings account and will earn interest at the regular passbook savings rate subsequent to the withdrawal. In the case of payments made by check or money order, funds will be placed in a segregated account and interest will be paid by Kearny Federal Savings Bank at the regular passbook savings rate from the date payment is received until the offering is completed or terminated. An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         Kearny Federal Savings Bank's individual retirement accounts (IRAs) and Keogh accounts do not permit investment in our common stock. A depositor interested in using his or her IRA or Keogh funds to purchase common stock must do so through a self-directed IRA or Keogh account. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA or Keogh funds to a trustee offering a self-directed IRA or Keogh program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a

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self-directed  account in the same manner as we now hold the  depositor's IRA of
Keogh funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA or Keogh with us to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed IRA or Keogh funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRA or Keogh accounts.

         Federal regulations prohibit Kearny Federal Savings Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Information Center. Our stock information center is located at 120 Passaic Avenue, Fairfield, New Jersey 07004. The phone number is (___) ________. The stock information center's hours of operation are generally 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed, even though trading of our common stock may have commenced.

Restrictions on Repurchase of Shares

         Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the offering, repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Kearny Federal Savings Bank's regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

How We Determined the $10.00 Per Share Price and the Number of Shares to Be Issued in the Stock Offering

         The plan of stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of Kearny Financial Corp. and Kearny Federal Savings Bank, as determined on the basis of an independent valuation. RP Financial, LC, a financial services industry consulting firm whose members collectively have over 100 years of experience in valuing financial institutions for mutual holding company reorganizations and stock offerings, has been retained to make this valuation. Kearny selected RP Financial based upon its experience and reputation in valuing stock offerings by issuers such as Kearny Financial Corp. Kearny has no prior relationship with RP Financial.

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For its services in making this appraisal, RP Financial's fees and out-of-pocket expenses are estimated to be $75,000. Kearny has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by Kearny to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

         RP Financial made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. RP Financial also considered the following factors, among others:

o the present and projected operating results and financial condition of Kearny Financial Corp. and Kearny Federal Savings Bank, which were prepared by Kearny Federal Savings Bank and then adjusted by RP Financial to reflect the net proceeds of this offering and the economic and demographic conditions in Kearny Federal Savings Bank's existing marketing area as prepared by RP Financial;

o certain historical, financial and other information relating to Kearny Federal Savings Bank prepared by Kearny Federal Savings Bank;

o the impact of the stock offering on Kearny's net worth and earnings potential as calculated by RP Financial; and

o    the proposed dividend policy of Kearny Financial Corp. and Kearny.

         The  appraisal  also  incorporated  an  analysis  of a  peer  group  of publicly-traded mutual holding companies that RP Financial considered to be comparable to Kearny. The peer group analysis conducted by RP Financial included a total of ten publicly-traded mutual holding companies with total assets of more than $250 million and less than $10 billion. RP Financial excluded three mutual holding companies which otherwise met the foregoing criteria due to the lack of seasoned trading history and reported financial statements as a publicly-traded company. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer companies. RP Financial applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between Kearny and the peer group, to Kearny's pro forma earnings and book value to derive the estimated pro forma market value of Kearny.

         The Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable. On the basis of the foregoing, RP Financial has advised Kearny Financial Corp. and Kearny in its opinion, dated August 20, 2004, that the estimated pro forma market value of Kearny Financial Corp. on a fully-converted basis ranged from a minimum of $403.8 million to a maximum of $546.2 million with a midpoint of $475.0 million. The Board of Directors of Kearny determined that the common stock should be sold at $10.00 per share. Based on the estimated valuation and the $10.00 per share price, the number of shares of common stock that Kearny Financial Corp. will issue will range from a minimum of 40,375,000 shares to a maximum of 54,625,000 shares, with a midpoint of 47,500,000 shares. The Board determined to offer for sale 30% of these shares, or between 12,112,500 shares and 16,387,500 shares, with a midpoint of 14,250,000 shares, to depositors of Kearny, to the Kearny Federal Savings Bank Employee Stock Ownership Plan and, if a community offering is held,

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to the public.  The 70% of the shares of Kearny  Financial Corp.  stock that are not offered for sale in the offering will be issued to Kearny MHC.

         The estimated valuation range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the financial condition of Kearny Financial Corp. and Kearny or market conditions generally. In the event the estimated valuation range is updated to amend the value of Kearny Financial Corp. on a fully-converted basis below $403.8 million, which is the minimum of the estimated valuation range, or above $546.2 million, which is the maximum of the estimated valuation range, as adjusted by 15%, a new appraisal will be filed with the Office of Thrift Supervision.

         Based upon current market and financial conditions and recent practices and policies of the Office of Thrift Supervision, if Kearny Financial Corp. receives orders for common stock in excess of $163.9 million (the maximum of the estimated valuation range of shares to be sold to the public) and up to $188.5 million (the maximum of the estimated valuation range of shares to be sold to the public, as adjusted by 15%), the Office of Thrift Supervision may require it to accept all such orders. We cannot guarantee, however, that Kearny Financial Corp. will receive orders for common stock in excess of the maximum of the estimated valuation range of shares to be sold to the public or that, if such orders are received, that all such orders will be accepted because Kearny Financial Corp.'s final valuation and the number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of an increase by the Office of Thrift Supervision. In addition, an increase in the number of shares to be sold to the public above 16,387,500 shares will first be used, if necessary, to fill the order of the employee stock ownership plan. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the stock offering.

         The following table presents a summary of selected pricing ratios for the peer group companies on a fully-converted basis and the resulting fully-converted pricing ratios for Kearny Financial Corp. reflecting the pro forma impact of the stock offering. Compared to the median pricing ratios of the peer group, Kearny Financial Corp.'s pro forma pricing ratios at the midpoint of the offering range indicated a premium of 60.6% on a price-to-earnings basis, a discount of 21.4% on a price-to-tangible book value basis. The estimated appraised value and the resulting premiums or discounts took into consideration the potential financial impact of the stock offering.

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                                                  Pro Forma Price
                                       -------------------------------------
                                       Reported                     Tangible
                                       Earnings     Book Value     Book Value
                                       Multiple        Ratio          Ratio
                                       --------        -----          -----
Kearny Financial Corp.
    Minimum.........................     30.5x         64.0%          73.8%
    Midpoint........................     35.3x         67.6%          76.8%
    Maximum.........................     40.3x         71.5%          80.4%
    Maximum, as adjusted............     46.7x         76.7%          85.6%
All fully-converted publicly-traded
  thrifts as of August 20, 2004:
    Average.........................     17.4x        156.4%         170.2%
    Median..........................     16.2x        145.7%         161.2%
Valuation of peer group as of
  August 20, 2004:
    Average.........................     25.1x         96.7%         102.3%
    Median..........................     23.5x         96.0%         101.5%

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Kearny
Financial Corp.'s shares. RP Financial did not independently verify the consolidated financial statements and other information provided by Kearny, nor did RP Financial value independently the assets or liabilities of Kearny. The valuation considers Kearny as a going concern and should not be considered as an indication of the liquidation value of Kearny. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         No sale of shares of common stock in the stock offering may be completed unless RP Financial confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Kearny Financial Corp. and Kearny. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated valuation range must be approved by the Office of Thrift Supervision.

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

         An increase in the number of shares of common stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Kearny Financial Corp.'s pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and Kearny Financial Corp.'s pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Kearny and the other locations specified under Where You Can Find More Information. In addition, the appraisal report is an exhibit to the registration statement of which this prospectus is a part. The registration statement is available on the SEC's website (http://www.sec.gov).

Plan of Distribution/Marketing Arrangements

         Offering materials have been initially distributed to certain persons by mail, with additional copies made available through the stock information center and Sandler O'Neill. All prospective purchasers are to send payment to the stock information center and such funds will be deposited with Kearny Federal Savings Bank and held in a separate account earning interest and not released until the offering is completed or terminated.

         We have engaged Sandler O'Neill, a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O'Neill will assist us in the offering as follows:

o consulting as to the securities marketing implications of any aspect of the plan of stock issuance;

o reviewing with our Board of Directors the securities marketing implications of the independent appraiser's appraisal of the common stock;

o    reviewing all offering  documents,  including the  prospectus,  stock order
     forms  and  related   offering   materials  (we  are  responsible  for  the
     preparation and filing of such documents);

o assisting in the design and implementation of a marketing strategy for the offering;

o assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

o providing such other general advice and assistance we may request to promote the successful completion of the offering.

         For these services, Sandler O'Neill will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the stock issuance is consummated, excluding in each case shares purchased by our tax qualified employee benefit plans and shares purchased by our directors, officers and employees and their immediate families. For these services, we have made an advance payment of $25,000 to Sandler O'Neill.

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

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O'Neill. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Sandler O'Neill will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Sandler O'Neill and other National Association of Securities Dealers member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Sandler O'Neill for its reasonable out-of-pocket expenses (including legal fees and expenses) associated with its marketing effort, up to a maximum of $80,000. If the plan of stock issuance is terminated or if Sandler O'Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O'Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O'Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         In addition, we have engaged Sandler O'Neill to act as stock offering agent in connection with the offering. In its role as stock offering agent, Sandler O'Neill will assist us in the offering as follows: (i) consolidation of accounts and development of a central file; (ii) preparation of order and/or request forms; (iii) organization and supervision of the stock information center; and (iv) subscription services. For these services, Sandler O'Neill will receive a fee of $60,000 and reimbursement for its reasonable out-of-pocket expenses. For these services, we have made an advance payment of $10,000 to Sandler O'Neill.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O'Neill. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 so as to permit officers, directors and employees to participate in the sale of our common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

         The  offering  will  comply  with  the   requirements   of  Rule  10b-9
promulgated under the Securities Exchange Act of 1934.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Appropriate instructions will be issued to the transfer agent with respect to applicable restrictions on transfer of such stock. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock will be subject to the same restriction.

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

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made by tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provisions to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

Effects of the Stock Offering

         General. The stock offering will not have any effect on Kearny Federal Savings Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, Kearny Federal Savings Bank will continue to be subject to regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Deposits and Loans. Each holder of a deposit account in Kearny Federal Savings Bank at the time of the stock offering will continue as an account holder in Kearny Federal Savings Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks and other evidence of their accounts. The stock offering will not affect the loans of any borrower from Kearny Federal Savings Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

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

         Voting Rights. As a federally chartered stock savings bank, all voting rights of Kearny Federal Savings Bank are held solely by its sole stockholder, Kearny Financial Corp. All voting rights of Kearny Financial Corp. are held solely by its sole stockholder, Kearny MHC. All voting rights of Kearny MHC are held by the depositors and certain borrowers of Kearny Federal Savings Bank at the applicable record date. After the stock offering, the voting rights of Kearny Financial Corp. will be held by its stockholders. Kearny MHC will own a majority of the outstanding common stock of Kearny Financial Corp., and thus the Board of Directors of Kearny MHC, which is comprised of the same individuals who are directors of Kearny Financial Corp., will control the affairs of Kearny Financial Corp., including the election of directors of Kearny Financial Corp.

         Material Federal and State Tax Consequences. We have received an opinion from Malizia Spidi & Fisch, PC on the material federal tax consequences of the stock offering to Kearny Financial Corp., the purchasers of its common stock and the recipients of subscription rights to purchase such common stock. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. The opinion provides that:

     o we will recognize no gain or loss upon the receipt of money in exchange for shares of common stock; and

     o no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock.

         The opinion in the second bullet above is predicated on representations from Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the second bullet above is also based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Malizia Spidi & Fisch, PC has noted in its opinion that they are not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Such conclusion of counsel is supported by a letter from RP Financial furnished to us which states that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and Kearny Financial Corp. could recognize gain on the distribution of these rights. Based on the foregoing, Malizia Spidi & Fisch, PC believes that it is more likely than not that the nontransferable subscription rights to purchase our common stock have no value.

         We are also subject to New Jersey income taxes and have received an opinion from Radics & Co., LLC that the stock offering will be treated for New Jersey state tax purposes similar to the treatment of the stock offering for federal tax purposes.

         Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Interpretation, Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. To the extent permitted by law, all interpretations by us of the plan of stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of stock issuance as a result of comments from regulatory authorities or otherwise.

         Completion of the offering requires the sale of all shares of the common stock within ninety days following approval of the plan of stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of stock issuance will be terminated and we will continue our business. We may terminate the plan of stock issuance at any time.

Conditions to the Offering

         Completion of the offering is subject to several factors, including:

1. the receipt of all the required approvals of the Office of Thrift Supervision for the issuance of common stock in the offering, and

2.       the sale of a minimum of 12,112,500 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

              RESTRICTIONS ON ACQUISITION OF KEARNY FINANCIAL CORP.

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Kearny Financial Corp., Kearny Federal Savings Bank or their respective capital stock are described below. Also discussed are certain provisions in Kearny Financial Corp.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Kearny Financial Corp.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

o    it would result in a monopoly or substantially lessen competition;

o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Kearny Financial Corp. or Kearny Federal Savings Bank without Office of Thrift Supervision approval.

Charter and Bylaws of Kearny Financial Corp.

         The following discussion is a summary of certain provisions of the charter and bylaws of Kearny Financial Corp. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of Kearny Financial Corp. is required by the bylaws to be divided into three staggered classes as equal in size as is possible, with one class elected annually by stockholders for three-year terms. A classified board promotes continuity and stability of management of Kearny Financial Corp., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors are elected by a plurality of votes cast, and because Kearny MHC will own a majority of the common stock, it will control the election of directors.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, Kearny Financial Corp. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock on page __. Although these shares could be used by the Board of Directors of Kearny Financial Corp. to make it more difficult or to discourage an attempt to obtain control of Kearny Financial Corp. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because Kearny MHC will own a majority of the common stock.

         Special Meetings of Stockholders. Kearny Financial Corp.'s bylaws provide that special meetings of stockholders may be called only by the chairman of the board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock of Kearny Financial Corp.

         How Shares are Voted. Kearny Financial Corp.'s bylaws provide that there will not be cumulative voting by stockholders for the election of Kearny Financial Corp.'s directors. No cumulative voting rights means that Kearny MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Kearny Financial Corp. to be elected at that meeting. This could prevent minority stockholder representation on Kearny Financial Corp.'s Board of Directors.

         Procedures for Stockholder Nominations. Kearny Financial Corp.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Kearny Financial Corp. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of Kearny Financial Corp. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Indemnification.   Kearny   Financial   Corp.'s   bylaws   provide  for
indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the Office of Thrift Supervision.

                          DESCRIPTION OF CAPITAL STOCK

General

         Kearny Financial Corp. is authorized to issue 75,000,000 shares of common stock, par value $0.10 per share and 25,000,000 shares of serial preferred stock, par value $0.10 per share. We currently expect to have between 40,375,000 and 54,625,000 shares of common stock, subject to an increase to 62,818,750 shares, outstanding after the stock offering, including shares that will be held by Kearny MHC. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non- assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Kearny MHC, so long as it is in existence, must own a majority of Kearny Financial Corp.'s outstanding shares of common stock.

Common Stock

         Distributions. Kearny Financial Corp. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Dividend Policy on page __. The holders of common stock of Kearny Financial Corp. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Kearny Financial Corp. out of funds legally available therefor. If Kearny Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in Kearny Financial Corp. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of Kearny Financial Corp., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of Kearny Financial Corp. (including all debts and liabilities of Kearny Federal Savings Bank), all assets of Kearny Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares Kearny Financial Corp. may issue, the Board of Directors may sell shares of capital stock of
Kearny Financial Corp. without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 25,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington,

D.C. Matters relating to state taxation will be passed upon for us by Radics & Co., LLC, Pine Brook, New Jersey. Certain legal matters will be passed upon for Sandler O'Neill & Partners, L.P. by Thacher Proffitt & Wood LLP, New York.

                                     EXPERTS

         The Consolidated Financial Statements of Kearny Financial Corp. at June 30, 2004 and 2003 and for each of the years in the three year period ended June 30, 2004 have been included in this prospectus in reliance upon the report of Radics & Co., LLC, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         RP Financial, LC has consented to the publication in this document of a summary of its letter to Kearny Financial Corp. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the registration materials can be obtained from the SEC at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Kearny Financial Corp., that file electronically with the SEC. The address for this web site is http://www.sec.gov. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form S-1 are, of necessity, brief descriptions, and each statement is qualified by reference to the complete contract or document.

         We have filed an application for approval of the stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of Kearny Federal Savings Bank and Kearny MHC, are available without charge from Kearny Financial Corp. Copies of the plan of stock issuance are also available without charge.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES



                   Index to Consolidated Financial Statements






Independent Auditor's Report........................................F-1

Consolidated Statements of Financial Condition
         as of June 30, 2004 and 2003 ............................. F-2

Consolidated Statements of Income
         for the Years Ended June 30, 2004, 2003 and 2002...........F-3

Consolidated Statements of Changes in Stockholders' Equity
         for the Years Ended June 30, 2004, 2003 and 2002...........F-4

Consolidated Statements of Cash Flows
         for the Years Ended June 30, 2004, 2003 and 2002.......... F-5

Notes to Consolidated Financial Statements......................... F-7



         All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To The Board of Directors
Kearny Financial Corp. and Subsidiaries


We have audited the accompanying consolidated statements of financial condition of Kearny Financial Corp. (the "Company") and Subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the years in the three-year period ended June 30, 2004. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the second preceding paragraph present fairly, in all material respects, the consolidated financial position of the Company and Subsidiaries as of June 30, 2004 and 2003, and the consolidated results of their operations and cash flows for each of the years in the three- year period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/Radics & Co., LLC

August 9, 2004

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                                                           June 30,
                                                                                         -----------------------------------------
                                                                          Notes                     2004                2003
                                                                    ------------------   --------------------- -------------------
                                                                                                                (As Restated)
                                                                                            (In Thousands)
Assets
------
Cash and amounts due from depository institutions                                                  $   21,008        $     25,291
Interest-bearing deposits in other banks                                                               18,480              89,366
Federal funds purchased                                                                                     -              11,000
Securities purchased under agreements to resell                                                             -             200,000
                                                                                                   ----------          ----------
       Cash and cash equivalents                                       1, 3 and 17                     39,488             325,657

Securities available for sale                                          1, 4 and 17                     41,564              37,840
Investment securities held to maturity                               1, 5 12 and 17                   435,870             287,321
Loans receivable                                                       1, 6 and 17                    505,794             509,161
Mortgage-backed securities held to maturity                            1, 7 and 17                    771,353             681,619
Premises and equipment                                                   1 and 8                       26,649              19,884
Federal Home Loan Bank of  New York stock ("FHLB")                         12                          11,392              13,787
Interest receivable                                                    1, 9 and 17                      9,861               8,479
Goodwill                                                               1, 2 and 10                     82,263              31,746
Deposit for acquisition of West Essex Bancorp, Inc.                         2                               -              67,853
Other assets                                                               15                          12,284              13,135
                                                                                                   ----------          ----------
       Total assets                                                                                $1,936,518          $1,996,482
                                                                                                   ==========          ==========


Liabilities and stockholder's equity
------------------------------------

Liabilities
-----------

Deposits                                                              1, 11 and 17                 $1,537,510          $1,613,684
Advances from FHLB                                                      12 and 17                      94,234              75,749
Advance payments by borrowers for taxes                                                                 4,224               4,213
Other liabilities                                                     1, 13 and 15                      7,045               7,167
                                                                                                   ----------          ----------
       Total liabilities                                                                            1,643,013           1,700,813
                                                                                                   ----------          ----------

Minority interest in consolidated subsidiaries                                                              -              17,336
                                                                                                   ----------          ----------

Commitments and contingencies                                         1, 16 and 17

Stockholder's equity                                                 1, 2, 14 and 18
--------------------

Preferred stock $0.10 par value, 25,000,000 shares authorized;
  non-issued and outstanding                                                                                -                   -
Common stock $0.10 par value, 75,000,000 shares authorized;
  10,000 shares issued and outstanding                                                                      1                   1
Paid in capital                                                                                           499                 499

Retained earnings - substantially restricted                                                          282,959             270,062
Accumulated other comprehensive income                                                                 10,046               7,771
                                                                                                   ----------          ----------
       Total stockholder's equity                                                                     293,505             278,333
                                                                                                   ----------          ----------

       Total liabilities and stockholder's equity                                                  $1,936,518          $1,996,482
                                                                                                   ==========          ==========


See notes to consolidated financial statements.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
         --------------------------------------------------------------

                                                                                             Year Ended June 30,
                                                                         -----------------------------------------------------------
                                                            Notes              2004                 2003                 2002
                                                        ---------------  ------------------   ------------------   -----------------
                                                                                                (As Restated)        (As Restated)
                                                                                    (In Thousands, Except Per Share Data)
Interest income:
     Loans                                                 1 and 5              $   28,919          $    36,673          $    43,258
     Mortgage-backed securities                               1                     33,980               47,764               50,225
     Investment and available for sale securities             1                     14,426                9,133                9,927
     Other interest earning assets                                                   1,329                2,922                2,752
                                                                                ----------          -----------          -----------

          Total interest income                                                     78,654               96,492              106,162
                                                                                ----------          -----------          -----------
Interest expense:
     Deposits                                                 11                    28,082               39,908               49,069
     Borrowings                                                                      4,018                4,787                5,374
                                                                                ----------          -----------          -----------
          Total interest expense                                                    32,100               44,695               54,443
                                                                                ----------          -----------          -----------

Net interest income                                                                 46,554               51,797               51,719

Provision for loan losses                                  1 and 5                       -                    -                    3

Net interest income after provision for loan losses                                 46,554               51,797               51,716
                                                                                ----------          -----------          -----------

Non-interest income:
     Fees and service charges                                                          681                1,002                1,057
     Trading account income                                                              -                    -                   62
     Miscellaneous                                                                     879                  845                  646
                                                                                ----------          -----------          -----------
          Total non-interest income                                                  1,560                1,847                1,765
                                                                                ----------          -----------          -----------
Non-interest expenses:
     Salaries and employee benefits                        1 and 13                 16,522               16,962               15,468
     Net occupancy expense of premises                     1 and 8                   2,523                2,376                1,968
     Equipment                                                1                      3,453                3,142                2,945
     Advertising                                                                       861                  861                  642
     Federal insurance premium                                                         587                  620                  542
     Amortization of goodwill and intangible assets      1, 2 and 10                   636                  636                2,947
     Directors' fees                                                                   827                  818                  383
     Merger related expenses                                  2                        592               14,921                  619
     Miscellaneous                                                                   3,471                4,016                3,551
                                                                                ----------          -----------          -----------
          Total non-interest expense                                                29,472               44,352               29,065
                                                                                ----------          -----------          -----------
Income before minority interest and income taxes                                    18,642                9,292               24,416
Minority interest in consolidated subsidiaries,
   net of income taxes                                                                   -               (4,844)               3,140
Income taxes                                               1 and 15                  5,745                5,237                7,926
                                                                                ----------          -----------          -----------
Net income                                                                          12,897                8,899               13,350
                                                                                ----------          -----------          -----------
Net income per common share - basic/diluted                                     $ 1,289.70          $    889.90          $  1,335.00
                                                                                ==========          ===========          ===========

Weighted average common shares outstanding                                          10,000               10,000               10,000
                                                                                ==========          ===========          ===========

See notes to consolidated financial statements.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
           ----------------------------------------------------------

                                                                                   Retained         Accumulated
                                                                                   Earnings -         Other
                                                          Common      Paid in     Substantially    Comprehensive
                                                          Stock       Capital      Restricted         Income            Total
                                                        ---------   -----------  ---------------  ---------------   -------------
                                                                                 (In Thousands)

Balance - June 30, 2001                                  $      1    $    499     $  204,371       $    11,135       $  216,006

Acquisition of Pulaski Bancorp, Inc.                            -           -         14,272               (25)          14,247

Acquisition of West Essex Bancorp, Inc.                         -           -         29,170              (806)          28,364
                                                         --------    --------     ----------       -----------       ----------

Balance - June 30, 2001 - as restated                           1         499        247,813            10,304          258,617

Net income for the year
  ended June 30, 2002 - as restated                             -           -         13,350                 -           13,350

Unrealized loss on securities
  available for sale, net of deferred income
  tax benefit of $693 - as restated                             -           -              -            (1,261)          (1,261)
                                                                                                                     ----------
Comprehensive income                                            -           -              -                 -           12,089
                                                         --------    --------     ----------       -----------       ----------

Balance - June 30, 2002 - as restated                           1         499        261,163             9,043          270,706

Net income for the year
  ended June 30, 2003 - as restated                             -           -          8,899                 -            8,899

Unrealized loss on securities
  available for sale, net of deferred income
  tax benefit of $743 - as restated                             -           -              -            (1,272)          (1,272)
                                                                                                                     ----------
Comprehensive income                                            -           -              -                 -            7,627
                                                         --------    --------     ----------       -----------       ----------

Balance - June 30, 2003 - as restated                           1         499        270,062             7,771          278,333

Net income for the year
  ended June 30, 2004                                           -           -         12,897                 -           12,897

Unrealized gain on securities
  available for sale, net of deferred income
  tax expense of $1,296                                         -           -              -             2,275            2,275
                                                                                                                     ----------
Comprehensive income                                            -           -              -                 -           15,172
                                                         --------    --------     ----------       -----------       ----------

Balance - June 30, 2004                                  $      1    $    499     $  282,959       $    10,046       $  293,505
                                                         ========    ========     ==========       ===========       ==========


See notes to consolidated financial statements.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     ----------------------------------------------------------------------

                                                                                              Year Ended June 30,
                                                                                ---------------------------------------------------
                                                                                2004                 2003                  2002
                                                                                ------------  --------------------  ---------------
                                                                                                 (As Restated)        (As Restated)
                                                                                                 (In Thousands)
Cash flows from operating activities:
     Net income                                                                    $ 12,897              $  8,899         $ 13,350
     Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization of premises and equipment                       1,314                 1,279            1,172
        Net amortization of premiums, discounts and loan
          fees and costs                                                              2,679                 2,260              512
        Deferred income taxes                                                           556                  (734)             (28)
        Amortization of goodwill and intangible assets                                  636                   636            2,947
        Provision for loan losses                                                         -                     -                3
        Purchase of trading securities                                                    -                     -          (23,906)
        Proceeds from sale of trading securities                                          -                     -           24,733
        Realized gains on trading securities                                              -                     -              (31)
        Unrealized gain on trading securities                                             -                     -              (31)
        Loans sold                                                                        -                   338                -
        (Increase) Decrease in interest receivable                                   (1,381)                  977              648
        (Increase) decrease in other assets                                             (17)               (1,461)          (1,406)
        (Decrease) in interest payable                                                 (376)                 (375)            (718)
        (Decrease) increase in other liabilities                                     (1,705)                1,944              191
        Minority interest and ESOP expenses                                               -                (4,056)           3,726
                                                                                   --------              --------         --------

            Net cash provided by operating activities                                14,603                 9,707           21,162
                                                                                   --------              --------         --------

Cash flows from investing activities:
     Maturity of term deposit                                                             -                     -              399
     Purchases of securities available for sale                                        (152)                 (180)            (254)
     Proceeds from calls of securities available for sale                                 -                     -            1,000
     Purchases of investment securities held to maturity                           (263,187)             (261,813)         (56,013)
     Proceeds from calls and maturities
      of investment securities held to maturity                                     111,189               108,705          107,082
     Proceeds from repayments of investment securities held to maturity               3,612                73,154            4,776
     Purchase of loans                                                              (15,024)               (5,687)          (9,584)
     Net decrease in loans receivable                                                16,922                86,934           20,718
     Purchases of mortgage-backed securities held to maturity                      (425,124)             (154,799)        (571,751)
     Principal repayments on mortgage-backed securities held to maturity            334,016               371,915          290,490
     Additions to premises and equipment                                             (8,079)               (3,714)          (4,426)
     Redemption (purchase) of FHLB Stock                                              2,395                 1,954           (1,021)
     Cash paid for acquisition of minority interest in Pulaski Bancorp, Inc.              -               (26,433)               -
     Cash paid for acquisition of minority interest in West Essex Bancorp, Inc.           -               (67,853)               -
                                                                                   --------              --------         --------
            Net cash (used in) provided by investing activities                    (243,432)              122,183         (218,584)
                                                                                   --------              --------         --------

Cash flows from financing activities:
     Net (decrease) increase in deposits                                            (75,836)              134,221          138,328
     FHLB advances                                                                        -                     -           34,000
     Repayment of FHLB advances                                                     (11,515)              (36,331)          (9,529)
     Dividends paid to minority stockholders                                              -                (1,052)          (1,174)
     Net change in short-term borrowings from FHLB                                   30,000                     -          (24,500)
     Increase (decrease) in advance payments by borrowers for taxes                      11                  (445)            (320)
     Proceeds from sale of treasury stock                                                 -                   344              276
     Purchase of treasury stock                                                           -                     -           (2,530)
                                                                                   --------              --------         --------
            Net cash (used in) provided by financing activities                     (57,340)               96,737          134,551
                                                                                   --------              --------         --------

Net (decrease) increase in cash and cash equivalents                               (286,169)              228,627          (62,871)
Cash and cash equivalents - beginning                                               325,657                97,030          159,901
                                                                                   --------              --------         --------
Cash and cash equivalents - ending                                                $  39,488              $325,657         $ 97,030
                                                                                  =========              ========         ========

See notes to consolidated financial statements.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
    ------------------------------------------------------------------------

                                                                                           Year Ended June 30,
                                                                      --------------------------------------------------------------
                                                                             2004                 2003                  2002
                                                                      -------------------  --------------------  -------------------
                                                                                              (As Restated)        (As Restated)
                                                                        (In Thousands)
Supplemental disclosures of cash flows information:
     Cash paid during the year for:
        Income taxes, net of refunds                                           $  5,956              $  6,931             $  8,154
                                                                               ========              ========             ========

        Interest                                                               $ 32,476              $ 45,061             $ 55,160
                                                                               ========              ========             ========

Supplemental disclosure of non-cash transactions
     Minority interest in consolidated subsidiaries                            $ 17,336              $      -             $      -
                                                                               ========              ========             ========
     Goodwill - West Essex acquisition                                         $ 50,517              $      -             $      -
                                                                               ========              ========             ========
     Deposit for acquisition of West Essex Bancorp, Inc.                       $(67,853)             $      -             $      -
                                                                               ========              ========             ========


Supplemental

See notes to consolidated financial statements.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------------

         Basis of financial statement presentation
         -----------------------------------------

         The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Kearny Federal Savings Bank (the "Bank"), and the Bank's wholly owned subsidiaries, Kearny Financial Services, Inc. and West Essex Insurance Agency, and have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

         In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses represents its best estimate of losses known and inherent in the loan portfolio that are both probable and reasonable to estimate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area.

         In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the recognition of additions to the allowance based on their judgments about information available to them at the time of their examination.

         Cash and cash equivalents
         -------------------------

         Cash and cash equivalents include cash and amounts due from depository institution, interest-bearing deposits in other banks, securities purchased under agreements to resell, and federal funds sold, all with original maturities of three months or less.

         Securities
         ----------

         Investments in debt securities that the Company/Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in the accumulated other comprehensive income component of retained earnings.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
----------------------------------------------------------

         Securities  (Cont'd.)
         ---------------------

         The Company adopted Emerging Issues Tax Force ("EITF") Issuance No. 03-1, The Meaning of Other than Temporary Impairment and Its
         Application to Certain Investments, as of June 30, 2004. EITF 03-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities accounted for under the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date, but other-than-temporary impairment has not been recognized. The disclosures under EITF 03-1 are required for financial statements for years ending after December 15, 2003 and are included in these financial statements.

         Premiums and discounts on all securities are amortized/accreted to maturity by use of the level-yield method. Gain or loss on sales of securities is based on the specific identification method.

         Concentration of risk
         ---------------------

         The Bank's lending activity is concentrated in loans secured by real estate located primarily in the State of New Jersey.

         Loans receivable
         ----------------

         Loans receivable are stated at unpaid principal balances plus net deferred loan origination costs and discounts less the allowance for loan losses. Loan origination fees and certain direct loan origination costs are deferred and amortized, using the level-yield method, as an adjustment of yield over the contractual lives of the related loans. Unearned discounts are accreted by use of a method which approximates the level-yield method over the contractual lives of the related loans.

         Allowance for loan losses
         -------------------------

         An allowance for loan losses is maintained at a level that represents management's best estimate of losses known and inherent in the loan portfolio that are both probable and reasonable to estimate. Management of the Bank, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume inherent in its loan activities, along with the general economic and real estate market conditions. The Bank utilizes a two tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, type of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan losses are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that specific and general loan losses are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may be necessary.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
----------------------------------------------------------

         Allowance for loan losses (Cont'd.)
         ------------------------------------

         A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to interest receivable and then to principal.

         Premises and equipment
         ----------------------

         Land is carried at cost. Buildings and improvements, furnishings and equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the following estimated useful lives:

                  Buildings and improvements                  10 to 50 years
                  Furnishings and equipment                    4 to 20 years
                  Leasehold improvements                      Shorter of useful lives or 10 years

         Significant renewals and betterments are charged to the property and equipment account. Maintenance and repairs are charged to operations in the year incurred. Rental income is netted against occupancy costs in the consolidated statements of income.

         Goodwill and other intangible assets
         ------------------------------------

         Goodwill and other intangible assets principally, represent the excess cost over the fair value of the net assets of the institutions acquired in purchase transactions. Through June 30, 2002, goodwill was amortized using the straight line over 15 years. The Company adopted, effective July 1, 2002, SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets", under which goodwill is no longer amortized, but subject to an annual impairment test. Separate intangible assets, including core deposit intangibles that are not deemed to have indefinite life, continue to be amortized over their useful life. No impairment charges were required to be recorded in years ended June 30, 2004, 2003 or 2002. If an impairment loss is determined to exist in the future, such loss will be reflected as an expense in the statement of income in the period in which the impairment loss is determined.

         Income taxes
         ------------

         The Company and its subsidiaries file consolidated federal income tax returns. Income taxes are allocated based on the contribution of income to the consolidated income tax returns. Separate state income tax returns are filed.

         Federal and state income taxes have been provided on the basis of the reported income. The amounts reflected on the Company's tax returns differ from these provisions due principally to temporary differences in the reporting of certain items for financial reporting and income tax reporting purposes. Deferred income taxes are recorded to recognize such temporary differences.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
----------------------------------------------------------

         Interest rate risk
         ------------------

         The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to purchase securities and to make loans secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. For this reason, management regularly monitors the maturity structure of the Bank's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

         Net income per common share
         ---------------------------

         Net income per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per common share did not differ from basic net income per common share as there were no contracts or securities exercisable or which could be converted into common stock.

         Restatement
         -----------

         The consolidated statements of financial condition at June 30, 2003 and 2002, and the consolidated statements of income, stockholder's equity, and cash flows for each of the years in the two-year period ended June 30, 2003, have been restated to include the accounts of West Essex Bancorp, Inc. and Subsidiaries (see note 2).

         Reclassification
         ----------------

         Certain amounts as of and for the years ended June 30, 2003 and 2002, have been reclassified to conform to the current year's presentation.



2. BUSINESS COMBINATIONS
--------------------------

On January 10, 2002, the Company and the Bank, entered into a merger agreement with Pulaski Bancorp, Inc. ("Pulaski") and its subsidiary, Pulaski Savings Bank
(PSB). On October 18, 2002, the Company purchased Pulaski's common stock held by public shareholders for $32.90 per share, in cash. The purchase of minority interest shares was recorded as the acquisition of the noncontrolling interests of a subsidiary utilizing the purchase method of accounting and the merger of the Company's subsidiary, the Bank, and Pulaski's subsidiary, PSB, was recorded as a pooling of interest. The amount paid to minority shareholders of Pulaski in excess of their interest in Pulaski amounted to $16,146,000, which was recorded as goodwill.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



2. BUSINESS COMBINATIONS (Cont'd.)
------------------------------------

On September 11, 2002, the Company and the Bank entered into a merger agreement with West Essex Bancorp, Inc. (West Essex), West Essex Savings Bank (WESB) and its 100% owned subsidiaries. On July 1, 2004, the Company purchased West Essex's common stock held by public stockholders for $35.10 per share, in cash. (The purchase price was transferred to a third party escrow agent as of June 30, 2003.) The purchase of minority interest shares was recorded as the acquisition of the noncontrolling interests of a subsidiary utilizing the purchase method of accounting and the merger of the Company's subsidiary, the Bank, and West Essex's subsidiary, WESB, was recorded as a pooling of interest. The amount paid to minority shareholders of West Essex in excess of their interest in West Essex amounted to $50,517,000, which was recorded as goodwill.

The consolidated financial statements as of for the years ended June 30, 2003 and 2002, were restated as if the mergers were consummated on June 30, 2001.

Merger related expenses include the following (in thousands):

                                                                                     Year Ended June 30,
                                                                        -----------------------------------------------
                                                                            2004            2003             2002
                                                                        --------------  --------------   --------------

     Legal, professional, filing fees and other expenses                    $ 592         $ 2,670            $ 619
     Payments for terminated employment contracts and
       stock based compensation plans for officers                              -          10,657                -
     Stock option payout to directors                                           -           1,594                -
                                                                            -----         -------            -----
                                                                            $ 592         $14,921            $ 619
                                                                            =====         =======            =====

3. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL
-----------------------------------------------------

                                                                            June 30,
                                           Interest         ------------------------------------------
     Purchased From       Maturity           Rate                  2004                  2003
--------------------- ----------------   -------------      --------------------  --------------------
                                                              (In Thousands)

Paine Webber, Inc.      July 2, 2003        1.3750%          $          -          $        200,000
                                                             ===========           ================

At June 30, 2003, the Bank purchased Federal National Mortgage Association mortgage-backed securities, under agreements to resell, having a market value of approximately $204,000,000.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

4. SECURITIES AVAILABLE FOR SALE
-----------------------------------

                                                                         June 30, 2004
                                          ------------------------------------------------------------------------------
                                                                        Gross Unrealized
                                             Amortized        -------------------------------------        Carrying
                                                Cost               Gains               Losses               Value
                                          -----------------   -----------------   -----------------    -----------------
                                                                        (In Thousands)

Common stock                                    $    246            $ 15,648         $      -             $ 15,894
Mutual funds                                      13,933                  63               97               13,899
Trust preferred securities
  due after ten years                             11,929                  69              227               11,771
                                                --------            --------         --------             --------

                                                $ 26,108            $ 15,780         $    324             $ 41,564
                                                ========            ========         ========             ========

                                                                         June 30, 2003
                                          ------------------------------------------------------------------------------
                                                                        Gross Unrealized
                                             Amortized        -------------------------------------        Carrying
                                                Cost               Gains               Losses               Value
                                          -----------------   -----------------   -----------------    -----------------
                                                                        (In Thousands)


Common stock                                     $    246            $ 12,502         $         -           $ 12,748
Mutual funds                                       13,781                 427                  12             14,196
Trust preferred securities
  due after ten years                              11,927                 245               1,276             10,896
                                                 --------            --------         -----------           --------
                                                 $ 25,954            $ 13,174         $     1,288           $ 37,840
                                                 ========            ========         ===========           ========

There were no sales of securities available for sale during the years ended June 30, 2004, 2003 and 2002.

The age of unrealized losses and fair value of related securities available for sale at June 30, 2004 were as follows (in thousands):

                                     Less Than 12 Months                 12 Months or More                      Total
                               ---------------------------------   ---------------------------       ----------------------------
                                                 Unrealized                         Unrealized                         Unrealized
                                 Fair Value       Losses             Fair Value        Losses        Fair Value          Losses
                                 ----------       ------             ----------        ------        ----------          ------
Common stock                    $        -        $        -        $        -       $      -        $        -        $        -
Mutual funds                             -                 -             7,057             97             7,057                97
Trust preferred stock                    -                 -             7,577            227             7,577               227
                                ----------        ----------        ----------       --------        ----------         ---------
Total                           $        -        $        -        $   14,634       $    324        $  314,634         $     324
                                ==========        ==========        ==========       ========        ==========         =========


As of June 30, 2004, management has concluded that the unrealized losses are temporary in nature since they are primarily related to market interest rates and not related to the underlying credit quality of the issuer of the securities. Additionally, the Company has the intent and ability to hold these investments for a time necessary to recover the amortized cost.

There were no sales of securities available for sale during the years ended June 30, 2004, 2003 and 2002.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


5. INVESTMENT SECURITIES HELD TO MATURITY
-------------------------------------------

                                                                                     June 30, 2004
                                                   ---------------------------------------------------------------------------------
                                                                                   Gross Unrealized
                                                        Carrying         -------------------------------------       Estimated
                                                         Value                Gains               Losses             Fair Value
                                                   -------------------   ----------------    -----------------   -------------------
                                                                                   (In Thousands)
Government agencies:
      After one year but within five years             $ 246,259            $     -               $ 5,223             $ 241,036
      After five years but within ten years               10,493                117                    62                10,548
      After ten years                                     17,649                 11                   104                17,556
                                                       ---------            -------               -------             ---------

                                                         274,401                128                 5,389               269,140
                                                       ---------            -------               -------             ---------

Obligations of states and political subdivisions:
      Within one year                                      5,386                 33                     -                 5,419
      After one year but within five years                13,606                369                    54                13,921
      After five years but within ten years               65,990                922                   991                65,921
      After ten years                                     76,487                394                 2,507                74,374
                                                       ---------            -------               -------             ---------
                                                         161,469              1,718                 3,552               159,635
                                                       ---------            -------               -------             ---------

                                                       $ 435,870            $ 1,846               $ 8,941             $ 428,775
                                                       =========            =======               =======             =========


                                                                                     June 30, 2003
                                                   ---------------------------------------------------------------------------------
                                                                                   Gross Unrealized
                                                        Carrying         -------------------------------------       Estimated
                                                         Value                Gains               Losses             Fair Value
                                                   -------------------   ----------------    -----------------   -------------------
                                                                                   (In Thousands)
Government agencies:
      After one year but within five years             $ 120,369            $ 1,276               $    -             $ 121,645
      After five years but within ten years               25,493                257                    -                25,750
      After ten years                                     24,106                142                  130                24,118
                                                       ---------            -------               ------             ---------
                                                         169,968              1,675                  130               171,513
                                                       ---------            -------               ------             ---------

Obligations of states and political subdivisions:
      Within one year                                      8,217                109                    -                 8,326
      After one year but within five years                21,807                834                    -                22,641
      After five years but within ten years               24,074              1,271                    -                25,345
      After ten years                                     63,255              2,639                  141                65,753
                                                       ---------            -------               ------             ---------

                                                         117,353              4,853                  141               122,065
                                                       ---------            -------               ------             ---------

                                                       $ 287,321            $ 6,528               $  271             $ 293,578
                                                       =========            =======               ======             =========


There were no sales of investment securities held to maturity during the years ended June 30, 2004, 2003 and 2002. During the years ended June 30, 2004, 2003 and 2002, proceeds from calls of securities totalled $111,189,000, $108,705,000 and $107,082,000, respectively, resulting in no gains or losses. At June 30, 2004, investment securities held to maturity with a carrying value of $256,752,000 are callable within one year.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


5. INVESTMENT SECURITIES HELD TO MATURITY (Cont'd)
---------------------------------------------------

The age of unrealized losses and fair value of related investment securities held to maturity at June 30, 2004 were as follows (in thousands):

                                        Less Than 12 Months                  12 Months or More                      Total
                                 ----------------------------------  ----------------------------------  ---------------------------
                                                   Unrealized                          Unrealized                         Unrealized
                                   Fair Value        Losses            Fair Value        Losses            Fair Value       Losses
                                   ----------        ------            ----------        ------            ----------       ------

Government agencies:              $ 250,973          $ 5,285          $ 16,386            $6104           $ 267,359          $ 5,389
Obligations of states and
    political subdivisions:          85,620            3,026             7,365              526              92,985            3,552
                                  ---------          -------          --------            -----           ---------          -------

Total                             $ 336,593          $ 8,311          $ 23,751            $ 630           $ 360,344          $ 8,941
                                  =========          =======          ========            =====           =========          =======


As of June 30, 2004, management has concluded that the unrealized losses are temporary in nature since they are primarily related to market interest rates and not related to the underlying credit quality of the issuers of the securities. Additionally, the Company has the intent and ability to hold these investments for the time necessary to recover the amortized cost.

6. LOANS RECEIVABLE
----------------------

                                                       June 30,
                                                 ---------------------
                                                   2004         2003
                                                ---------    ---------
                                                   (In Thousands)

Real estate mortgage                            $ 441,667    $ 437,490
                                                ---------    ---------

Commercial business                                 5,161        2,353
                                                ---------    ---------

Consumer:
      Home equity loans                            37,381       37,315
      Home equity lines of credit                  15,677       19,905
      Passbook or certificate                       2,746        2,895
      Other                                           336        1,273
                                                ---------    ---------

                                                   56,140       61,388
                                                ---------    ---------

Construction                                        7,212       11,183
                                                ---------    ---------

          Total loans                             510,180      512,414
                                                ---------    ---------

Less:     Allowance for loan losses                 5,144        5,180
          Deferred loan (costs) and fees, net        (758)      (1,927)
                                                ---------    ---------

                                                    4,386        3,253
                                                ---------    ---------

                                                $ 505,794    $ 509,161
                                                =========    =========

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


6. LOANS RECEIVABLE (Cont'd)
------------------------------

The Bank has granted loans to its officers and directors and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. As of June 30, 2004 and 2003, such loans totalled approximately $1,633,000 and $2,507,000, respectively. During the year ended June 30, 2004, new loans to related parties totalled $-0-, repayments totalled approximately $100,000 and loans to individuals no longer associated with the Bank totalled approximately $774,000.

The activity in the allowance for loan losses is as follows (in thousands):


                                                Year Ended June 30,
                                       ------------------------------------
                                         2004           2003          2002
                                       -------        -------       -------

Balance - beginning                    $ 5,180        $ 5,170       $ 5,167
Provisions charged to operations             -              -             3
Loans charged off                          (36)             -             -
Loans recovered                              -             10             -
                                       -------        -------       -------

Balance - ending                       $ 5,144        $ 5,180       $ 5,170
                                       =======        =======       =======


At June 30, 2004 and 2003, and during each of the years in the three-year period ended June 30, 2004, no loans were considered to be impaired.

At June 30, 2004 and 2003, nonaccrual loans for which the accrual of interest had been discontinued totalled approximately $2,289,000 and $2,370,000, respectively. Had these loans been performing in accordance with their original terms, the interest income recognized for the years ended June 30, 2004, 2003 and 2002, would have been $177,000, $178,000 and $197,000, respectively.
Interest income recognized on such loans was $118,000, $102,000 and $170,000, respectively.

Impaired loans and related amounts recorded in allowance for loan losses are summarized as follows (in thousands):

                                                  June 30,
                                            --------------------
                                              2004         2003
                                              ----         ----

Recorded investment in impaired loans
  with recorded allowance                     $256         $229

Without recorded allowance                       -            -
                                              ----         ----

           Total impaired loans                256          229

Related allowance for loan losses              115          115
                                              ----         ----

Net impaired loans                            $141         $114
                                              ====         ====

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


6. LOANS RECEIVABLE (Cont'd)
---------------------------

No interest income was received and recognized for these loans during the years ended June 30, 2004, 2003 and 2002. The average balance of impaired loans during the years ended June 30, 2004, 2003 and 2002 approximated $243,000, $229,000 and $115,000, respectively.

7. MORTGAGE-BACKED SECURITIES HELD TO MATURITY
----------------------------------------------

                                                                                June 30, 2004
                                               --------------------------------------------------------------------------------
                                                                              Gross Unrealized
                                                    Carrying        --------------------------------------      Estimated
                                                     Value                Gains              Losses             Fair Value
                                               -------------------  ------------------  ------------------  -------------------
                                                                               (In Thousands)
Government National Mortgage Association            $ 94,499             $ 2,507             $ 1,487             $ 95,519
Federal Home Loan Mortgage Corporation               314,221               2,472               3,505              313,188
Federal National Mortgage Association                362,633               4,670               3,300              364,003
                                                   ---------             -------             -------            ---------

                                                   $ 771,353             $ 9,649             $ 8,292            $ 772,710
                                                   =========             =======             =======            =========


                                                                                June 30, 2003
                                               --------------------------------------------------------------------------------
                                                                              Gross Unrealized
                                                    Carrying        --------------------------------------      Estimated
                                                     Value                Gains              Losses             Fair Value
                                               -------------------  ------------------  ------------------  -------------------
                                                                               (In Thousands)

Government National Mortgage Association           $  150,699            $  6,433             $    62            $ 157,070
Federal Home Loan Mortgage Corporation                197,962               6,337                 125              204,174
Federal National Mortgage Association                 331,061              10,828                 195              341,694
Collateral mortgage obligations - corporations          1,894                  39                   -                1,933
Other - mortgage-backed security                            3                   -                   -                    3
                                                   ----------            --------             -------            ---------
                                                   $  681,619            $ 23,637             $   382            $ 704,874
                                                   ==========            ========             =======            =========


Net premiums of approximately $3,565,000 and $3,705,000 at June 30, 2004 and 2003, respectively, are included in the carrying amounts of mortgage-backed securities held to maturity.

There were no sales of mortgage-backed securities held to maturity during the years ended June 30, 2004, 2003 and 2002. At June 30, 2004 and 2003, securities with carrying value of approximately $906,000 and $430,000, respectively, was pledged to secure public funds on deposit.

The age of unrealized losses and fair value of related mortgage-backed securities held to maturity at June 30, 2004 were as follows (in thousands):

                        Less Than 12 Months                  12 Months or More                         Total
                    ----------------------------------  ----------------------------------  ----------------------------
                                      Unrealized                          Unrealized                         Unrealized
                      Fair Value        Losses           Fair Value         Losses           Fair Value        Losses
                      ----------        ------           ----------         ------           ----------        ------
Mortgage-backed
   Securities         $ 376,245         $ 7,977           $ 4,126            $1315            $ 380,371         $ 8,292
                      =========         =======           =======            =====            =========         =======

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



7. MORTGAGE-BACKED SECURITIES HELD TO MATURITY (Cont'd)
---------------------------------------------------------

As of June 30, 2004, management has concluded that the unrealized losses are temporary in nature since they are primarily related to market interest rates and not related to the underlying credit quality of the issuers of the securities. Additionally, the Company has the intent and ability to hold these investments for the time necessary to recover the amortized cost.



8. PREMISES AND EQUIPMENT
----------------------------

                                                     June 30,
                                                 -----------------
                                                   2004      2003
                                                 -------   -------
                                                   (In Thousands)

Land                                             $ 5,689   $ 5,127
Buildings and improvements                        15,800    15,672
Leasehold improvements                               422       399
Furnishings and equipment                          7,203     5,788
Construction in progress                           7,902     1,999
                                                 -------   -------

                                                  37,016    28,985
                                                 -------   -------

Less accumulated depreciation and amortization    10,367     9,101
                                                 -------   -------

                                                 $26,649   $19,884
                                                 =======   =======


9. INTEREST RECEIVABLE
------------------------

                                             June 30,
                                       ----------------------
                                        2004            2003
                                       ------          ------

(In Thousands)

Loans                                  $2,116          $2,396
Mortgage-backed securities              3,514           3,507
Investments                             4,231           2,569
Other interest-earning assets               -               7
                                       ------          ------

                                       $9,861          $8,479
                                       ======          ======

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



10. GOODWILL AND OTHER INTANGIBLE ASSETS
------------------------------------------

Net assets of an institution acquired in a purchase transaction prior to July 1, 2001, were recorded at fair value at the date of acquisition. The Bank also has finite-lived intangible assets, which are included in other assets, in the form of core deposit intangibles. These intangibles are being amortized over their estimated useful lives of ten years.


                                                                    Core Deposit
                                                   Goodwill         Intangibles
                                                   --------         -----------
                                                         (In Thousands)

Balance at July 1, 2001                            $ 17,911           $  4,108
Amortization                                         (2,311)              (636)
                                                   --------           --------

Balance at June 30, 2002                             15,600              3,472
Pulaski Savings Bank acquisition (see note 2)        16,146                  -
Amortization                                              -               (636)
                                                   --------           --------

Balance at June 30, 2003                             31,746              2,836
Amortization                                              -               (636)

West Essex Savings Bank acquisition (see note 2)     50,517                  -
                                                   --------           --------

Balance at June 30, 2004                           $ 82,263           $  2,200
                                                   ========           ========

11. DEPOSITS
--------------

                                                                           June 30,
                                           -------------------------------------------------------------------------
                                                            2004                                  2003
                                           -----------------------------------   -----------------------------------
                                                                     Weighted                              Weighted
                                                                      Average                               Average
                                                   Amount              Rate              Amount              Rate
                                           ------------------   --------------   ------------------   --------------
                                                                          (In Thousands)

Non-interest-bearing demand                      $    55,377            0.00%          $    48,229            0.00%
Interest-bearing demand                              103,648            0.75%               93,698            0.92%
Savings and club                                     481,466            1.00%              460,739            1.29%
Certificates of deposit                              897,019            1.92%            1,011,018            2.72%
                                                 -----------                           -----------
        Total deposits                           $ 1,537,510            1.48%          $ 1,613,684            2.13%
                                                 ===========                           ===========

Certificates of deposit with balances of $100,000 or more at June 30, 2004 and 2003, totalled approximately $188,009,000 and $203,822,000, respectively. Deposits in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


11. DEPOSITS (Cont'd.)
------------------------

A summary of certificates of deposit by maturity follows (in thousands):

                                            June 30,
                                  ------------------------------
                                      2004                2003
                                  ----------          ----------

One year or less                  $  709,940          $  814,875
After one to two years               128,837             125,671
After two to three years              31,624              46,376
After three years                     26,618              24,096
                                  ----------          ----------

                                  $  897,019          $1,011,018
                                  ==========          ==========



Interest expense on deposits consist of the following (in thousands):

                                         Year Ended June 30,
                                -------------------------------------
                                  2004           2003           2002
                                -------        -------        -------

Demand                          $   882        $ 1,074        $ 1,289
Savings and clubs                 5,508          6,604          7,873
Certificates of deposits         21,692         32,230         39,907
                                -------        -------        -------

                                $28,082        $39,908        $49,069
                                =======        =======        =======



12. ADVANCES FROM FHLB
-------------------------

                                                                          June 30,
                                        -----------------------------------------------------------------------------
                                              2004                                    2003
                                        --------------------------------------  -------------------------------------
                                            Weighted                                Weighted
                                            Average                                 Average
                                              Rate               Amount               Rate              Amount
                                        -----------------  -------------------  -----------------  ------------------
                                          (In Thousands)

Due in less than one year                    1.75%             $ 32,000              6.55%              $ 11,000
After one to five years                      5.46%               50,000              5.51%                44,000
After five to ten years                      5.40%               10,000              5.43%                18,000
Other borrowings, payable in
  monthly installments through
  February 25, 2008                          6.03%                2,234              6.03%                 2,749
                                                               --------                                 --------

                                             4.21%             $ 94,234              5.66%              $ 75,749
                                                               ========                                 ========



FHLB advances at June 30, 2004 and 2003, are collateralized by the FHLB capital stock owned by the Bank and investment securities held to maturity with fair values totalling approximately $126,810,000 and $90,779,000, respectively.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13. BENEFIT PLANS
--------------------

         Thrift Plan
         -----------

         The Bank sponsors the Financial Institutions Thrift Plan (the "Plan"), pursuant to Section 401(k) of the Internal Revenue Code, for all eligible employees. Employees may elect to save up to 20% of their compensation. The Bank will contribute a matching contribution up to 3% of the employee annual compensation. The Plan expense amounted to approximately $264,000, $183,000 and $163,000 for the years ended June 30, 2004, 2003 and 2002, respectively.

         Retirement Plan
         ---------------

         The Bank has a non-contributory multiple-employer pension plan covering all eligible employees. Significant actuarial assumptions include the projected unit credit cost valuation method and an annual investment rate of 8.25%, 8.25% and 8.00% for the years ended June 30, 2004, 2003 and 2002, respectively. At the date of latest plan review, the net assets available for plan benefits exceeded the actuarial present value of accumulated plan benefits. Data for the actuarial present value of accumulated vested and non-vested benefits is not determinable for this multiple-employer retirement plan. During the years ended June 30, 2004, 2003 and 2002, total pension plan expense and contributions to the plan were approximately $1,193,000, $685,000 and $573,000, respectively.

         PSB, a subsidiary of Pulaski, had a non-contributory employer pension plan covering all eligible employees. The plan assets, in the amount of $3,010,355, were transferred to the multi-employer pension plan covering employees of the PSB on the date of merger. During the year ended June 30, 2002, PSB contributed $398,000 to the plan and recorded expenses of $180,000. No contributions were made to this plan and expenses of $63,000 were recorded during the year ended June 30, 2003.

         WESB, a subsidiary of West Essex had a non-contributory employer pension plan ("the Plan") covering all eligible employees. The Plan was terminated effective as of the last business day prior to the acquisition of WESB by the Company.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13. BENEFIT PLANS (Cont'd.)
------------------------------

The following table sets forth the Plan's funded status (in thousands):


                                                     June 30,
                                            ------------------------
                                              2004             2003
                                            -------          -------

Change in benefit obligation

   Benefit obligation - beginning           $ 5,294          $ 4,805
   Service cost                                   -              152
   Interest cost                                284              241
   Actuarial loss                                 -              640
   Annuity payments                            (100)             (75)
   Curtailments                                   -             (469)
                                            -------          -------

   Benefit obligation - ending              $ 5,478          $ 5,294
                                            =======          =======

Change in plan assets

   Fair value of assets - beginning         $ 4,122          $ 3,310
     Actual return on plan assets               411              260
     Employer contribution                       80              627
   Annuity payments                            (100)             (75)
                                            -------          -------

   Fair value of assets - ending            $ 4,513          $ 4,122
                                            =======          =======

Reconciliation of funded status

   Accumulation benefit obligation          $ 5,478          $ 5,294
                                            =======          =======

   Projected benefit obligation              (5,478)          (5,294)
   Fair value of assets                       4,513            4,122
   Unrecognized gain/loss                       (96)               -
                                            -------          -------

   Accrued pension cost included in
     other liabilities                      $(1,061)         $(1,172)
                                            =======          =======

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13. BENEFIT PLANS (Cont'd.)
------------------------------

                                                 Year Ended June 30,
                                                --------------------
                                                  2004        2003
                                                --------     -------
Net periodic pension expenses

   Service cost                                 $      -     $   152
   Interest cost                                     284         241
   Expected return on plan assets                   (315)       (216)
   Amortization of transition obligation               -          24
   Unrecognized (gain)/loss                            -          12
   Unrecognized past service liability                 -          40
   Curtailment and purchase credit                     -       1,211
                                                --------     -------
   Total pension expense                        $    (31)    $ 1,464
                                                ========     =======

Valuation assumptions

   Amortization period                             10.49       10.82
   Discount rate                                    5.42%       6.75%
   Long-term rate                                   8.50%       8.50%
   Salary increases                                  N/A        4.00%

         The Plan assets are invested in six diversified investment funds of the RSI Retirement Trust (the "Trust"), a no-load series of open-ended mutual fund. The Trust has been given discretion by the West Essex Bank, F.S.B., to determine the appropriate strategic asset allocation versus plan liabilities. The percentage of total fair value by asset category follows:



                                                            June 30,
                                                      -------------------
                                                       2004         2003
                                                       ----         ----

          Equity securities                             53%          51%
          Debt securities (Bond Mutual Funds)           47%          49%
                                                       ---           ---
                                                       100%          100%
                                                       ===           ===


         The expected long-term rate of return on assets was not based on historical returns earned by equities and fixed income securities, adjusted to reflect expectations of future returns as applied to the Plan's target allocation of asset classes. The target allocation of asset classes was 65% in equity securities and 35% in debt securities.

         During the fiscal year ending June 30, 2005, the Bank is expected to contribute in cash approximately $1,061,000. The total benefit payments expected to be paid are $5,478,000.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13. BENEFIT PLANS (Cont'd.)
------------------------------

         Benefit Equalization Plan ("BEP")
         ---------------------------------

         The Bank has an unfunded non-qualified plan to compensate senior officers of the Bank who participate in the Bank's qualified benefit plans for certain benefits lost under such plans by reason of benefit limitations imposed by Sections 415 and 401 of the Internal Revenue Code. There were approximately $59,000 contributions made to and benefits paid under the BEP during both the year ended June 30, 2004 and 2003. There were no contributions made or benefits paid during the year ended June 30, 2002.


         The following table sets forth the BEP's funded status and components of net periodic pension cost (in thousands):


                                                              June 30,
                                                        -------------------
                                                          2004        2003
                                                        -------     -------

Change in benefit obligation

   Benefit obligation - beginning                       $ 1,328     $   993
     Service cost                                            24          12
     Interest cost                                           98          72
     Actuarial loss                                           -         310
     Benefit payments                                       (59)        (59)
                                                        -------     -------
   Benefit obligation - ending                          $ 1,391     $ 1,328
                                                        =======     =======

Change in plan assets

   Fair value of assets - beginning                     $     -     $     -
     Actual return on plan assets                             -           -
     Settlements                                             59          59
     Contributions                                          (59)        (59)
                                                        -------     -------
   Fair value of assets - ending                        $     -     $     -
                                                        =======     =======

Reconciliation of funded status

   Accumulated benefit obligation                       $  (954)    $  (841)
                                                        -------     -------
   Projected benefit obligation                          (1,391)     (1,328)
   Fair value of assets                                       -           -
                                                        -------     -------

   Funded status                                         (1,391)     (1,328)
   Unrecognized prior service cost                          (50)        (42)
   Unrecognized net actuarial loss                          595         672
                                                        -------     -------

   Accrued pension cost included in other liabilities   $  (846)    $  (698)
                                                        =======     =======

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



13. BENEFIT PLANS (Cont'd.)
------------------------------

Value assumptions

   Discount rate                                            7.50%    7.50%
   Salary increase rate                                     5.50%    5.50%




                                                     Year Ended June 30,
                                                    ---------------------
                                                     2004    2003    2002
                                                     ----    ----    ----

Net periodic pension expense
   Service cost                                      $ 24    $ 12    $ 30
   Interest cost                                       98      72      68
   Amortization of unrecognized past service cost       8       8      20
   Amortization of unrecognized net actuarial loss     77      38      42
                                                     ----    ----    ----

                                                     $207    $130    $160
                                                     ====    ====    ====

Valuation Assumptions
   Discount rate                                     7.50%   7.50%   7.50%
   Salary increase rate                              5.50%   5.50%   5.50%




         It is estimated that contributions of approximately $59 thousand will be made during the year ending June 30, 2005.

         Stock based compensation plans
         ------------------------------

         Pulaski Savings Bank and West Essex Savings Bank each had both an Employee Stock Ownership Plan and a Stock Incentive Plan. These plans were fully funded and expenses were recorded through the date of merger. Expenses related to these plans aggregated $789,000 and $585,000 for the years ended June 30, 2003 and 2002, respectively.
         Small amounts representing unallotted shares on the dates of the mergers were cancelled.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



13. BENEFIT PLANS (Cont'd.)
-------------------------------

         Postretirement Welfare Plan
         ---------------------------

         The Bank has a postretirement group term life insurance plan covering all eligible employees. The benefits are based on age and years of service. The plan is unfunded. The following table sets forth the accrued accumulated postretirement benefit obligation and the net periodic postretirement benefit cost (in thousands):


                                                        June 30,
                                                     ---------------
                                                      2004     2003
                                                     ------   ------

Change in benefit obligation

   Benefit obligation - beginning                    $ 378    $ 248
   Service cost                                         18       12
   Interest cost                                        22       19
   Actuarial loss                                       (3)      17
   Premiums/claims paid                                 (6)      (5)
   Plan amendment                                        -       87
                                                     -----    -----
   Benefit obligation - ending                       $ 409    $ 378
                                                     =====    =====

Change in plan assets

   Fair value of assets - beginning                  $   -    $   -
     Actual return on plan assets                        -        -
     Premiums/claims paid                                6        5
     Contributions                                      (6)      (5)
                                                     -----    -----
   Fair value of assets - ending                     $   -    $   -
                                                     =====    =====

Reconciliation of funded status

   Accumulation benefit obligation                   $(409)   $(378)
   Fair value of assets                                  -        -
                                                     -----    -----
   Funded status                                      (409)    (378)
   Unrecognized net actuarial loss                      (9)      (6)
   Unrecognized prior service cost                      74       83
                                                     -----    -----

   Accrued postretirement benefit cost included in
     other liabilities                               $(344)   $(301)
                                                     =====    =====

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


13. BENEFIT PLANS (Cont'd.)
------------------------------

                                                        Year Ended June 30,
                                                        -------------------
                                                         2004   2003   2002
                                                         ----   ----   ----
Net periodic postretirement benefit cost:

   Service cost                                          $ 18   $ 12   $ 11
   Interest cost                                           22     19     16
   Amortization of unrecognized net actuarial gain          -      -     (1)
   Amortization of unrecognized past service liability      9      4      -
                                                         ----   ----   ----
                                                         $ 49   $ 35   $ 26
                                                         ====   ====   ====


         The discount rate and projected salary increase rate used in computing the accumulated postretirement benefit obligation were 6.63% and 4.00%, respectively, at June 30, 2004 and 5.75% and 3.25%, respectively, at June 30, 2003; and 7.00% and 4.25%, respectively, at June 30, 2002.

         On December 8, 2003, the President signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) into law. The Act introduces a voluntary prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care plans that provide at least an actuarially equivalent benefit. FASB Staff Position
         (FSP) No. FAS 106-1 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization act of 2003" (FSP 106-1), permits deferring the recognizing of the effects of the Act on its Postretirement Health and Life Plans.

         Since the Bank does not provide medical coverage for retirees, the health care cost trend has no impact on the Bank's liability and FSB No. FAS 106-1 is not applicable.

         It is estimated that contributions of approximately $6,000 will be made
         during the year ending   June 30, 2005.

         Directors' Consultation and Retirement Plan ("DCRP")
         ----------------------------------------------------

         The Bank has an unfunded retirement plan for non-employee directors. The benefits are payable based on term of service as a director. The discount rate used in computing the actuarial present value of the projected benefit obligation was 6.63% (2004), 5.75% (2003) and 7.00%
         (2002).  The  increase  in future  compensation  levels  used was 4.00%
         (2004), 3.25% (2003) and 4.25% (2002).

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



13. BENEFIT PLANS (Cont'd.)
------------------------------

         The following table sets forth the DCRP's funded status and components of net periodic cost (in thousands):


                                                              June 30,
                                                        -------------------
                                                          2004        2003
                                                        -------     -------

Change in benefit obligation

   Projected benefit obligations - beginning            $ 1,487     $ 1,019
     Service cost                                            78          56
     Interest cost                                           83          78
     Actuarial loss                                           2         143
     Annuity payments                                       (89)        (51)
     Plan amendments                                          -         242
                                                        -------     -------
   Projected benefit obligation - ending                $ 1,561     $ 1,487
                                                        =======     =======

Change in plan assets

   Fair value of assets - beginning                     $     -     $     -
     Actual return on plan assets                             -           -
     Settlements                                             89          51
     Contributions                                          (89)        (51)
                                                        -------     -------
   Fair value of assets - ending                        $     -     $     -
                                                        =======     =======

Reconciliation of funded status

   Accumulated benefit obligation                       $(1,361)    $(1,335)
                                                        -------     -------
   Projected benefit obligation                          (1,561)     (1,487)
   Fair value of assets                                       -           -
                                                        -------     -------

   Funded status                                         (1,561)     (1,487)
   Unrecognized transition obligation                       219         263
   Unrecognized net actuarial loss                           (7)        (10)
   Unrecognized prior service cost                          341         375
                                                        -------     -------

   Accrued cost included in other liabilities           $(1,008)    $  (859)
                                                        =======     =======

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



13. BENEFIT PLANS (Cont'd.)
------------------------------

                                                           Year Ended June 30,
                                                         -----------------------
                                                           2004    2003     2002
                                                          -----   -----    -----
Net periodic plan cost
   Service cost                                          $  78   $  56    $  39
   Interest cost                                            83      78       52
   Amortization of unrecognized transition obligation       44      44       44
   Amortization of unrecognized net actuarial gain           -      (2)     (28)
   Amortization of unrecognized past service liability      33      24       15
                                                         -----   -----    -----

                                                         $ 238   $ 200    $ 122
                                                         =====   =====    =====



         Effective January 1, 2003, the plan was amended to reflect that, upon a change of control, all benefits payable shall be immediately paid to the participants in the form of a lump sum payment. It is estimated that contributions of approximately $129,000 will be made during the year ended June 30, 2005.

         During the years ended June 30, 2004, 2003 and 2002, contributions and benefits paid totalling $89,000, $51,000 and $32,000, respectively, were made to the Plan.

         Pulaski Savings Bank had an unfunded retirement plan for its non-employee directors with benefits payable based on term of service as a director. As a result of the merger, all directors became fully vested. The amount vested is to be paid, either in ten annual installments, or lump sum if elected by the director or in full to the surviving beneficiary in case of deceased director. During the year ended June 30, 2004 two deceased directors surviving beneficiaries were paid $284,000 and during the year ended June 30, 2003 one director, who elected for lump sum was paid $120,000. The two remaining director's elected annual payments in the aggregate amount of approximately $32,000. The present value of future remaining annual payments, in the amount of $254,000 and $594,000, is included in other liabilities at June 30, 2004 and 2003, respectively. The Bank recorded expenses with respect to this plan during the years ended June 30, 2004, 2003 and 2002 of $ -0- , $81,000 and $141,000, respectively.



14. REGULATORY CAPITAL
-------------------------

The Bank is subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain of-balance-sheet items as accumulated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



14. REGULATORY CAPITAL (Cont'd.)
------------------------------------

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to adjusted total assets (as defined). The following tables present a reconciliation of capital per accepted principles generally accepted in the United States of America ("GAAP") and regulatory capital and information as to the Bank's capital levels at the dates presented:

                                                                June 30,
                                                        ----------------------
                                                           2004         2003
                                                        ---------    ---------
                                                            (In Thousands)

        GAAP capital                                    $ 291,985    $ 225,790
        Less: Unrealized gain on securities               (10,008)      (7,771)
                 Goodwill                                 (82,263)     (31,746)
                 Intangible assets                         (2,200)      (2,836)
                                                        ---------    ---------

        Core and tangible capital                         197,514      183,437
        Add:  General valuation allowance                   5,029        5,065
                 Unrealized gain on equity securities       7,026        5,486
                                                        ---------    ---------

           Total regulatory capital                     $ 209,569    $ 193,988
                                                        =========    =========

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



14. REGULATORY CAPITAL (Cont'd.)
------------------------------------

                                                                                    June 30, 2004
                                                ------------------------------------------------------------------------------------
                                                                                                            To Be Well Capitalized
                                                                                    Minimum Capital        Under Prompt Corrective
                                                         Actual                      Requirements             Action Provisions
                                                -----------------------   ----------------------------  -------------------------
                                                     Amount      Ratio           Amount          Ratio       Amount         Ratio
                                                ------------ ----------   --------------  ------------  ------------  -----------
                                                                               (Dollars in Thousands)

Total Capital (to risk-weighted assets)            $ 209,569      32.56 %       $ 51,490          8.00 %    $ 64,362        10.00  %

Tier 1 Capital (to risk-weighted assets)             197,514      30.69                -             -        38,617         6.00

Core (Tier 1) Capital (to adjusted total assets)     197,514      10.76           55,068          3.00        91,780         5.00

Tangible Capital (to adjusted total assets)          197,514      10.76           27,534          1.50             -            -



                                                                                    June 30, 2003
                                                ------------------------------------------------------------------------------------
                                                                                                            To Be Well Capitalized
                                                                                    Minimum Capital        Under Prompt Corrective
                                                         Actual                      Requirements             Action Provisions
                                                -----------------------   ---------------------------- --------------------------
                                                    Amount      Ratio           Amount          Ratio       Amount         Ratio
                                                ------------ ----------   --------------  ------------ -------------  -----------
                                                                               (Dollars in Thousands)

Total Capital (to risk-weighted assets)            $ 193,988      30.84 %       $ 50,317          8.00 %    $ 62,896        10.00  %

Tier 1 Capital (to risk-weighted assets)             183,437      29.17                -             -        37,738         6.00

Core (Tier 1) Capital (to adjusted total assets)     183,437       9.70           56,712          3.00        94,519         5.00

Tangible Capital (to adjusted total assets)          183,437       9.70           28,356          1.50             -            -



On November 3, 2003, the most recent notification from the Office of Thrift Supervision, the Bank was categorized as well capitalized as of September 30, 2003, under the regulatory framework for prompt corrective action. There are no conditions existing or events which have occurred since notification that management believes have changed the Bank's category.



15. INCOME TAXES
-------------------

The Bank qualifies as a savings institution under the provisions of the Internal Revenue Code (the "IRC"). Retained earnings at June 30, 2004, includes approximately $30.5 million of bad debt allowance, pursuant to the IRC, for which income taxes have not been provided. If such amount is used for purposes other than or to absorb bad debts, including distributions in liquidation, it will be subject to income tax at the then current rate.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



15. INCOME TAXES (Cont'd.)
-----------------------------

The components of income taxes are as follows:

                                     Year Ended June 30,
                                -----------------------------
                                  2004       2003       2002
                                -------    -------    -------
                                        (In Thousands)

      Current tax expense:
          Federal income        $ 3,600    $ 3,319    $ 7,240
          State income            1,589      2,652        714
                                -------    -------    -------

                                  5,189      5,971      7,954
                                -------    -------    -------
      Deferred tax (benefit):
          Federal income            470        (72)       (25)
          State income               86       (662)        (3)
                                -------    -------    -------

                                    556       (734)       (28)
                                -------    -------    -------

                                $ 5,745    $ 5,237    $ 7,926
                                =======    =======    =======


The following table presents a reconciliation between the reported income taxes and the income taxes which would be computed by applying the normal federal income tax rate of 35% to income before income taxes:

                                                                Year Ended June 30,
                                                         --------------------------------
                                                            2004        2003        2002
                                                         -------     -------     -------
                                                                  (In Thousands)

Federal income tax expense                               $ 6,525     $ 3,252     $ 8,545
Increases (reductions) in income taxes resulting from:
      Tax exempt interest                                 (1,780)     (1,301)       (894)
      New Jersey savings institution tax,
       net of federal income tax effect                    1,106       1,314         469
      Compensation in excess of limit                          -       1,548           -
      Non deductible merger expenses                         207         934         210
      Tax benefit on disqualified distribution                 -        (610)          -
      Other items, net                                      (313)        100        (404)
                                                         -------     -------     -------

Total income tax expense                                 $ 5,745     $ 5,237     $ 7,926
                                                         =======     =======     =======

Effective income tax rate                                  38.82%      56.36%      32.46%
                                                         =======     =======     =======


                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

15. INCOME TAXES (Cont'd.)
-----------------------------

The tax effects of existing temporary differences that give rise to deferred income tax assets and liabilities are as follows (in thousands):

                                                        June 30,
                                                   ------------------
Deferred income tax assets                           2004       2003
--------------------------                         -------    -------

Allowance for loan losses                          $ 2,108    $ 2,031
Goodwill                                               998      1,503
Deferred directors' fees                                 -         16
Benefit plans                                        1,069      1,048
Compensation                                             -        168
Other                                                   71         89
                                                   -------    -------
                                                     4,246      4,855
                                                   -------    -------
Deferred income tax liabilities
-------------------------------

Unrealized gain on available for sale securities     5,410      4,114
Depreciation                                           377        337
Other                                                   79        172
                                                   -------    -------

                                                     5,866      4,623
                                                   -------    -------

Net deferred income tax (liabilities) assets       $(1,620)   $   232
                                                   =======    =======


16. COMMITMENTS
---------------

The Bank has non-cancellable operating leases for branch offices. Rental expenses paid during the years ended June 30, 2004, 2003 and 2002, were approximately $343,000, $352,000 and $362,000, respectively. Future minimum rental commitments are as follows:

         Year Ended June 30                              Amount
         ------------------                              ------

                  2005                              $   272,000
                  2006                                  282,000
                  2007                                  257,000
                  2008                                  252,000
                  2009                                  214,000
                Thereafter                              402,000
                                                    -----------
                                                    $ 1,684,000
                                                    ===========

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


16. COMMITMENTS (Cont'd.)
----------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The outstanding loan commitments are as follows (in thousands):



                                                     June 30,
                                              -----------------------
                                                2004            2003
                                              -------         -------

      Mortgage loans                          $24,678         $26,511
      Home equity loans                         3,968           3,351
      Commercial lines of credit                  265             175
      Construction loans                        4,483           1,992
      Purchase of participations                  607           1,100
      Undisbursed funds from approved
        lines of credit                        23,817          20,474
                                              -------         -------

                                              $57,818         $53,603
                                              =======         =======


At June 30, 2004, the outstanding mortgage loan commitments include $22,980,000 for fixed rate loans with interest rates ranging from 4.38% to 6.50% and $1,698,000 for adjustable rate loans with an initial rate ranging from 3.88% to 6.38%. Home equity loan commitments include $3,019,000 for fixed rate loans with interest rates ranging from 4.63% to 6.25% and $949,000 for adjustable rate loans with an initial rate of 4.00%. Commercial lines of credit commitments are for loans with interest rates ranging from 0.50% to 1.00% above the prime rate published in the Wall Street Journal. Construction loan commitments are for loans with interest rates ranging from 1.00% to 1.50% above the prime rate published in the Wall Street Journal. Commitments to purchase participations are for loans at a fixed rate, set at the funding date, ranging from 1.35% to 1.36% above the Federal Home Loan Bank of New York CIP advance rate for ten year or 15 year advances. Undisbursed funds from approved lines of credit are adjustable rate loans with interest rates ranging from 1.00% below to 2.00% above the prime rate published in the Wall Street Journal.

At June 30, 2003, the outstanding mortgage loan commitments include $20,334,000 for fixed rate loans with interest rates ranging from 4.50% to 6.75% and $6,177,000 for adjustable rate loans with an initial rate ranging from 4.25% to 7.00%. Home equity loan commitments include $2,664,000 for fixed rate loans with interest rates ranging from 4.25% to 6.50% and $687,000 for adjustable rate loans with an initial rate of 4.25%. Commercial lines of credit commitments are for loans with interest rates ranging from 1.00% to 1.50% above the prime rate published in the Wall Street Journal. Construction loan commitments are for loans with interest rates ranging from 1.00% to 1.50% above the prime rate published in the Wall Street Journal. Commitments to purchase participations are for loans at a fixed rate, set at the funding date, ranging from 1.35% to 1.60% above the Federal Home Loan Bank of New York CIP advance rate for ten year advances, or the prime rate published in the Wall Street Journal on the fifteenth day of the month. Undisbursed funds from approved lines of credit are adjustable rate loans with interest rates ranging from 2.99% below to 9.50% above the prime rate published in the Wall Street Journal.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


16. COMMITMENTS (Cont'd.)
----------------------------

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty.

The Bank has established an overnight line of credit and companion (DRA) commitment, each in the amount of $50,000,000, with the Federal Home Loan Bank of New York, which expire on December 15, 2004. As of June 30, 2004, no funds were drawn against these credit lines.

At June 30, 2004, the Bank has commitments for building improvements in the amount of $1,477,000. In addition, the Bank also has, in the normal course of business, commitments for servicers and supplies. Management does not anticipate losses on any of these transactions.

The Company and subsidiaries are also party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the consolidated financial position of the Company.



17. FAIR VALUE OF FINANCIAL INSTRUMENTS
------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Cash and cash equivalents and interest receivable
         -------------------------------------------------

         The carrying amounts for cash and cash equivalents and interest receivable approximate fair value because they mature in three months or less.

         Securities
         ----------

         The fair values for securities available for sale and mortgage-backed and investment securities held to maturity are based on quoted market prices, if available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar securities.

         Loans receivable
         ----------------

         The fair value of loans receivable is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont'd.)
----------------------------------------------------

         Deposits
         --------

         The fair value of demand, savings and club accounts is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefit that results from the low-cost funding provided by deposit liabilities compared to the cost of borrowing funds in the market.

         Advances from FHLB
         ------------------

         Fair value is estimated using rates currently offered for advances of similar remaining maturities.

         Commitments
         -----------

         The fair value of commitments to fund credit lines and originate or participate in loans is estimated using fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loans commitments, fair value also considers the difference between current levels of interest and the committed rates.

The carrying amounts and estimated fair value of financial instruments are as follows:

                                                                                          June 30,
                                                              ------------------------------------------------------------------
                                                                        2004                               2003
                                                              -------------------------------   --------------------------------
                                                                Carrying         Estimated         Carrying        Estimated
                                                                 Amount         Fair Value          Amount         Fair Value
                                                              --------------   --------------   ---------------  ---------------
            Financial assets                                      (In Thousands)
            ----------------
            Cash and cash equivalents                         $   39,488       $   39,488         $ 325,657        $ 325,657
            Securities available for sale                         41,564           41,564            37,840           37,840
            Investment securities held to maturity               435,870          428,774           287,321          293,578
            Loans receivable                                     505,794          510,437           509,161          522,115
            Mortgage-backed securities held to maturity          771,353          772,710           681,619          704,875
            Interest receivable                                    9,861            9,861             8,479            8,479

            Financial liabilities
            ---------------------

            Deposits                                           1,537,510        1,540,029         1,613,684        1,621,335
            Advances from FHLB                                    94,234           95,217            75,749           81,932

                                                                 Stated                             Stated
                                                                Contract         Estimated         Contract        Estimated
                                                                 Amount         Fair Value          Amount         Fair Value
                                                              --------------   --------------   ---------------  ---------------
            Commitments                                                              (In Thousands)
            -----------

            To originate loans                                  $ 33,394         $ 33,394          $ 32,029         $ 32,029
            To participate in loans                                  607              607             1,100            1,100
            Unused lines of credit                                23,817           23,817            20,474           20,474
            Loans in process                                       5,278            5,278             5,666            5,666

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont'd.)
----------------------------------------------------

         Limitations

         Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instrument, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instrument and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         The fair value estimates are based on existing on-and-of balance sheet financial instruments without attempting the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment, and advances from borrowers for taxes and insurance. In addition, the ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

         Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



18. PARENT ONLY FINANCIAL INFORMATION
---------------------------------------

Kearny Financial Corp. operates its wholly owned subsidiary, Kearny Federal Savings Bank and its wholly owned subsidiaries. The consolidated earnings of the subsidiaries are recognized by the Company using equity method of accounting.
Accordingly, the consolidated earnings of the subsidiaries are recorded as increase in the Company's investment in the subsidiaries. The following are the condensed financial statements for Kearny Financial Corp. (Parent Company only) as June 30, 2004 and 2003, and for each of the years in the three-year period ended June 30, 2004.


                   CONDENSED STATEMENTS OF FINANCIAL CONDITION
                   -------------------------------------------



                                                                   June 30,
                                                             -------------------
                                                               2004       2003
                                                             --------   --------
                                                                (In Thousands)

       Assets
       ------

       Cash and amounts due from depository
         institutions                                        $  1,234   $  1,367
       Securities available for sale                            1,104      1,046
       Accrued interest receivable                                  3          3
       Investment in subsidiaries                             291,985    225,790
       Deposit for acquisition of West Essex Bancorp, Inc.          -     67,853
       Other assets                                               283        677
                                                             --------   --------

                                                             $294,609   $296,736
                                                             ========   ========

       Liabilities
       -----------

       Due to subsidiaries                                   $  1,104   $    953
       Other liabilities                                            -        114
       Minority interest in consolidated subsidiaries               -     17,336
       Stockholders' equity (A)                               293,505    278,333
                                                             --------   --------

                                                             $294,609   $296,736
                                                             ========   ========


(A) At June 30, 2004 and 2003, the Company was wholly owned by Kearny MHC, Inc., a Mutual Holding Company for Bank.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


18. PARENT ONLY FINANCIAL INFORMATION (Cont'd.)
-------------------------------------------------



                              STATEMENTS OF INCOME
                              --------------------

                                                     Year Ended June 30,
                                             --------------------------------
                                               2004        2003        2002
                                             --------    --------    --------

(In Thousands)

       Interest income                       $    110    $     86    $    103
       Equity in undistributed earnings of
         the subsidiaries                      13,442       5,256      16,804
                                             --------    --------    --------
                                               13,552       5,342      16,907
                                             --------    --------    --------

       Directors' fees                             67          32           -
       Merger expenses                            592       1,176         179
       Other expenses                               -          74         289
                                             --------    --------    --------
       Income before taxes                     12,893       4,060      16,439
       Minority interest                            -      (4,844)      3,140
       Income taxes (benefit) expense              (4)          5         (50)
                                             --------    --------    --------

       Net income                            $ 12,897    $  8,899    $ 13,349
                                             ========    ========    ========

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


18. PARENT ONLY FINANCIAL INFORMATION (Cont'd.)
-------------------------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                 Years Ended June 30,
                                                           ---------------------------------
                                                             2004        2003        2002
                                                           --------    --------    --------
                                                                    (In Thousands)
    Cash flows from operating activities:
        Net income                                         $ 12,897    $  8,899    $ 13,349
                                                           --------    --------    --------
        Adjustments to reconcile net income
          to net cash used in operating activities:
           Equity in undistributed earnings
             of the subsidiaries                            (13,442)     90,301     (15,765)
           Amortization of premiums                               2           4           5
           Decrease in accrued interest receivable                -          40           5
           Decrease in loan receivable                            -         961       2,224
           Other items net                                      410         616         625
           Minority interest in consolidated subsidiary           -      (4,056)      3,725
                                                           --------    --------    --------

              Net cash provided by operating activities        (133)     96,765       4,168
                                                           --------    --------    --------

    Cash flows from investing activities:
        Purchase of minority interest                             -           -      (2,530)
        Deposit for acquisition of Pulaski                        -     (27,433)          -
        Deposit for acquisition of West Essex                     -     (67,853)          -
                                                           --------    --------    --------

              Net cash used in investment activities              -     (95,286)     (2,530)
                                                           --------    --------    --------

    Cash flows from financing activities:
        Dividends paid to minority stockholders                   -      (1,066)     (1,259)
        Proceeds from sale of minority interest                   -         345         277
                                                           --------    --------    --------

              Net cash provided by financing activities           -        (721)       (982)
                                                           --------    --------    --------

    Net (decrease) increase in cash and cash equivalents       (133)        758        (656)

    Cash and cash equivalents - beginning                     1,367         609       1,265
                                                           --------    --------    --------

    Cash and cash equivalents - ending                     $  1,234    $  1,367    $    609
                                                           ========    ========    ========

    Supplemental disclosure:

        Minority interest in consolidated subsidiaries     $ 17,336    $      -    $      -
                                                           ========    ========    ========
        Goodwill - West Essex acquisition                  $ 50,517    $      -    $      -
                                                           ========    ========    ========
        Deposit for acquisition of West Essex              $(67,853)   $      -    $      -
                                                           ========    ========    ========

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



19. STOCK OFFERING
--------------------

On June 7, 2004, the Board of Directors of the Company and the Bank adopted a plan of stock issuance pursuant to which the Company will sell common stock representing a minority ownership of the estimated pro forma market value of the Company which will be determined by an independent appraisal, to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public of the community and/or in a syndicated offering. The majority of the common stock will be owned by Kearny MHC, (a mutual holding company). The plan is subject to approval of the Office of Thrift Supervision.

Following the sale of commons tock, all depositors who had membership or liquidation rights with respect to the Bank as of the effective date of the transaction will continue to have such rights solely with respect to the Mutual Holding Company as along as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the date of the transaction will have such membership and liquidation rights with respect to the holding company. Borrowers of the Bank as of the date of the transaction will have the same membership rights in the holding company that they had in the Bank immediately prior to the date of the transaction as long as their existing borrowings remain outstanding.

Cost incurred in connection with the offering will be recorded as reduction of the proceeds from offering. If the transaction is not consummated, all cost incurred in connection with the transaction will be expensed. At June 30, 2004, approximately $88,000 in conversion costs has been included in other assets.



20. RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------

In December 2002, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results.

On March 31, 2004, the FASB published an Exposure Draft, "Share-Based Payment", an Amendment of FASB Statements No. 123 and 95 (the "Exposure Draft"). The FASB is proposing, among other things, amendments to SFAS No. 123 and thus, the manner in which share-based compensation, such as stock options, will be accounted for by both public and non-public companies. For public companies, the cost of employee services received in exchange for equity instruments including options and restricted stock awards generally would be measured at fair value at the grant date. The grant-date fair value would be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments, unless observable market prices for the same or similar options are available. The cost would be recognized over the requisite service period, often the vesting period. The cost of employee services received in exchange for liabilities would be measured initially at the fair value, rather than the previously allowed intrinsic value under APB Opinion No. 25, Accounting for Stock Issued to Employees, of the liabilities and would be remeasured subsequently at each reporting date through settlement date.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


20. RECENT ACCOUNTING PRONOUNCEMENTS (Cont'd.)
----------------------------------------------

The proposed changes in accounting would replace existing requirements under SFAS No. 123, "Accounting for Stock-Based Compensation", and would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, which did not require companies to expense options. Under the terms of the Exposure Draft, the accounting for similar transactions involving parties other than employees or the accounting for employee stock ownership plans that are subject to American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans", would remain unchanged.

The Exposure Draft provides that the proposed statement would be applied to public entities prospectively for fiscal years beginning after December 15, 2004, as if all share-based compensation awards vesting, granted, modified, or settled after December 15, 1994 had been accounted for using the fair value-based method of accounting. The FASB is soliciting comments on the Exposure Draft and is expected to issue the final statement in the fourth quarter of 2004.

The aforementioned pronouncements related to stock-based compensation have no effect on the Company's historical financial statements as the Company has not issued any stock-based compensation. The management has not completed an analysis of the potential effects of this statement on our future financial statements. However, the Company intends to account for future stock-based compensation using the intrinsic value method under APB Opinion No. 25, providing such method is permitted at the time stock-based compensation is granted.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The amendments set forth in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. This statement is effective for contracts entered into or modified after September 30, 2003, and for hedging relationships designated after September 30, 2003. The guidance should be applied prospectively. The provisions of this statement that relate to SFAS No. 133, "Implementation
Issues," that have been effective for fiscal quarters that began prior to September 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist should be applied to existing contracts as well as new contracts entered into after September 30, 2003. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Such instruments may have been previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of this statement did not have a material effect on the Company's financial position.

                     KEARNY FINANCIAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



20. RECENT ACCOUNTING PRONOUNCEMENTS (Cont'd.)
----------------------------------------------

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. This interpretation clarifies that a guarantor is required to disclose: the nature of the guarantee, including the approximate term of the guarantee, how the guarantee arose, and the events or circumstances that would require the guarantor to perform under the guarantee; the maximum potential amount of future payments under the guarantee; the carrying amount of the liability, if any, for the guarantor's obligations under the guarantee; and the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. This interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, including its ongoing obligation to stand ready to perform over the term of the guarantee in the event that the specified triggering events or conditions occur. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this interpretation did not have a material effect on Company's financial position or results of operations.

In December 2003, the FASB issued a revision to Interpretation 46, "Consolidation of Variable Interest Entities," which established standards for identifying a variable interest entity ("VIE") and for determining under what circumstances a VIE should be consolidated with its primary beneficiary. Application of this Interpretation is required in financial statements of public entities that have interests in special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. Small business issuers must apply this Interpretation to all other types of VIEs at the end of the first reporting period ending after December 15, 2004. The adoption of this Interpretation has not and is not expected to have a material effect on Company's financial position or results of operations.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of Kearny
Financial Corp. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.








                             KEARNY FINANCIAL CORP.
                 Holding Company for Kearny Federal Savings Bank



                     Up to 16,387,500 Shares of Common Stock
                (Subject to Increase to up to 18,845,625 Shares)





                                   PROSPECTUS







                        Sandler O'Neill & Partners, L.P.





                              ______________, 2004





Until the later of _____________, 2004, or 25 days after commencement of the offering, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  Interests in
                           Kearny Federal Savings Bank
              Employees' Savings and Profit Sharing Plan and Trust
                                       and
                          Offering of 384,304 Shares of
                     Common Stock, $.10 par value per share,
                                       of
                             Kearny Financial Corp.

         This prospectus supplement relates to the offer and sale to participants in the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust of participation interests and shares of Kearny Financial Corp.

         In connection with the initial public offering of common stock of Kearny Financial Corp., the plan has been amended to permit the investment of plan assets in various participant directed investment alternatives, including investment in the stock of Kearny Financial Corp. Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of Kearny Federal Savings Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in Kearny Financial Corp. common stock.

         If you direct the trustee to invest all or a portion of your plan funds in Kearny Financial Corp. common stock in the initial public offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of Kearny Financial Corp. common stock in the initial public offering.

         If you direct the trustee to invest all or a portion of your plan funds in Kearny Financial Corp. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus of Kearny Financial Corp., dated ________ __, 2004 which is attached to this prospectus supplement, includes detailed information regarding Kearny Financial Corp. common stock, and the financial condition, results of operation, and business of Kearny. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to Risk Factors beginning on page __ of the prospectus.

         These securities have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any other federal agency or any state securities commission, nor has such commission, office, or other agency or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The date of this prospectus supplement is November __, 2004.

                                TABLE OF CONTENTS

The Offering......................................................................................................1

         Securities Offered.......................................................................................1
         Election to Purchase Stock in the Initial Offering.......................................................1
         Value of Participation Interests.........................................................................2
         Purchase Price of Kearny Financial Corp. Common Stock....................................................2
         Method of Directing Investments..........................................................................3
         Time for Directing Investment............................................................................3
         Irrevocability of Investment Direction...................................................................3
         Direction to Purchase the Stock After the Initial Offering...............................................3
         Nature of Each Participant's Interest in
                  Kearny Financial Corp. Common Stock.............................................................4
         Voting and Tender Rights of the Stock....................................................................4
         Minimum Investment.......................................................................................4

Description of the Plan...........................................................................................4

         General..................................................................................................4
         Eligibility and Participation............................................................................5
         Contributions and Benefits Under the Plan................................................................5
         Limitations on Contributions.............................................................................5
         Investment of Plan Assets................................................................................6
         Performance of Previous Funds............................................................................8
         Performance of Employer Stock Fund.......................................................................8
         Benefits Under the Plan................................................................................. 9
         Withdrawals and Distributions From the Plan............................................................. 9
         Administration of the Plan............................................................................. 11
         Reports to Plan Participants........................................................................... 11
         Amendment and Termination.............................................................................. 12
         Merger, Consolidation, or Transfer..................................................................... 12
         Federal Income Tax Consequences.........................................................................12
         Restrictions on Resale..................................................................................13
         Additional Employee Retirement Income Security Act ("ERISA") Considerations.............................13
         SEC Reporting and Short-Swing Profit Liability..........................................................13
         Additional Information..................................................................................14

Legal Opinions...................................................................................................14

Investment Election Form.................................................................................Appendix-A

Change of Investment Allocation Form.....................................................................Appendix-B

Special Tax Notice Regarding Plan Payments...............................................................Appendix-C


                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of Kearny Financial Corp. common stock. Only employees of Kearny who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of Kearny is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

         Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a member of Kearny Federal Savings Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to invest all or part of the funds in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for Kearny Financial Corp. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan's trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets." Your investment in the common stock of Kearny Financial Corp. in the offering through the Kearny Financial Corp. Stock Fund available under the Plan is subject to the purchase priorities contained in the plan of stock issuance of Kearny Financial Corp.

         All Plan participants are eligible to direct a transfer of funds to the Kearny Financial Corp. Stock Fund. However, such directions are subject to the purchase priorities in the plan of stock issuance as follows:

1.       Eligible account holders

2.       Tax-qualified   employee  benefit  plans  of  Kearny  Financial  Corp.,
         including the employee stock ownership plan which we intend to adopt, and

3.       Supplemental eligible account holders

         An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on March 31, 2003. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on September 30, 2004. If you fall into subscription offering categories (1) or (3), you have subscription rights to purchase shares of Kearny Financial Corp. common stock in the subscription offering and you may use funds in the Plan account to pay for the shares of Kearny Financial Corp. common stock which you are eligible to purchase. You may also be able to purchase shares of Kearny Financial Corp. common stock in the subscription offering even though you are unable to purchase through subscription offering categories (1) or (3) if Kearny Financial Corp. determines to allow the Plan to purchase shares through subscription offering category (2), reserved for its tax-qualified employee plans, including the employee stock ownership plan which will be adopted by Kearny Financial Corp. in connection with the offering. The trustee of the Kearny Financial Corp. Stock Fund will purchase common stock in accordance with your directions. No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing accounts and transferred to an interest-bearing account, pending the closing of the offering. At the close of the offering, and subject to a determination as to whether all or any portion of your order may be filed (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase.

         In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the investment funds of the Plan. The amount that cannot be applied to the purchase of common stock in the offering and any interest your account earned, pending investment in common stock, will be reinvested in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you fail to direct the investment of your account balances towards the purchase of any shares in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Participation Interests

         As of August 13, 2004, the total market value of the assets of the plan equaled $3,843,039. The plan administrator has informed each participant of the value of his or her account in the plan as of ________ __, 2004. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

Purchase Price of Kearny Financial Corp. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of Kearny Financial Corp. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of Kearny Financial Corp. common stock in open market transactions. The price paid by the trustee for shares of the Kearny Financial Corp. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

         Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct future contributions to the Employer Stock Fund after the initial offering.

         If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendix A. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you wish to direct investment of future contributions in the Employer Stock Fund, you need to complete Appendices A and B. If you do not wish to make an investment election, you do not need to take any action.

Time for Directing Investment

         The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on ________ __, 2004. If you want to invest in the Employer Stock Fund, you must return the attached form to Kim Manfredo of Kearny by noon on ________ __, 2004.

         After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

         The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in Kearny Financial Corp. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone or by internet at www.Pentegra.com

Nature of Each Participant's Interest in Kearny Financial Corp. Common Stock

         The trustee will hold Kearny Financial Corp. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

         You will direct the trustee of the plan about how to vote your Kearny Financial Corp. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

         The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

         Kearny adopted a 401(k) plan effective July 1, 2000. Effective October 1, 2004, Kearny amended and restated its old plan into the new plan in order to include the Employer Stock Fund as an investment alternative. The new plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan will be submitted to the IRS for a determination by the IRS that the plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. Kearny intends for the plan, in operation, to comply with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code. Kearny will adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

         Employee  Retirement  Income  Security Act. The plan is an  "individual
         ------------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

         Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Kearny. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2, regardless of whether the withdrawal occurs during or after your employment with Kearny.

         Full Text of Plan. The following portions of this prospectus supplement
         -----------------
are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Kim Manfredo at Kearny. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.


Eligibility and Participation

         You may participate in the plan on the first day of the month after completing 1,000 hours of service during a 12-month period with Kearny. As of August 13, 2004, there were 216 employees eligible to participate in the plan and 205 employees had elected to participate. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

         Plan  Participant  Contributions.  You can  contribute to the plan on a
         --------------------------------
pretax basis. Contributions are automatically deducted from your salary each pay period. Salary means base salary plus overtime. When you contribute on a pretax basis, you pay no federal income tax on your deferrals until you withdraw money from the plan. You are permitted amounts of not less than 1% and not more than 75% of your annual base salary to the plan excluding bonuses and commissions. You may change the amount of your contributions at any time and your changes will be effective on the first day of the following pay period.

         Kearny  Contributions.  Kearny may match your contribution to the plan,
         ---------------------
but we are not obligated to match your contributions. Kearny currently matches 100% of your contributions up to 3% of your salary. Kearny contributions are subject to revision by us.

Limitation on Contributions

         Limitation on Employee Salary Deferral.  Although you may contribute up
         --------------------------------------
to 75% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $13,000 in 2004. If you are age 50 or more you can make catch-up contributions of $3,000 in 2004. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

         Limitation on Annual  Additions  and  Benefits.  Under federal tax law,
         ----------------------------------------------
your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $41,000.

Contributions that we make to any other retirement program that we sponsor may also count against these limits.

         Special Rules About Highly-Paid  Employees.  Special  provisions of the
         ------------------------------------------
Internal Revenue Code limit contributions by employees who receive annual pay greater than $90,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

         If your annual pay is less than $130,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law. The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $130,000 represent more than 60 percent of the value of all accounts.


Investment of Plan Assets

         All amounts credited to your plan account are held in trust. A trustee appointed by Kearny's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:

         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long- term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of the participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with maturities of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

         S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

         S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

         Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

         Employer Stock Fund. The Employer Stock Fund invests primarily in the common stock of Kearny Financial Corp.

Performance of Previous Funds

         The annual percentage return on these funds for calendar years 2003, 2002 and 2001 was approximately:


       Fund                              2003           2002          2001
       ----                              ----           ----          ----
Money Market Fund                         0.9%          1.6%           4.0%
Stable Value Fund                         4.3%          5.3%           5.7%
Government Bond Fund                      1.3%         16.4%           3.2%
S&P 500 Stock Fund                       28.0%        (22.4%)        (12.3%)
S&P MidCap Stock Fund                    35.1%        (15.0%)        ( 0.9%)
International Stock Fund                 37.1%        (18.5%)        (22.0%)
Income Plus Asset Allocation Fund        11.7%         (2.6%)          1.7%
Growth Asset Allocation Fund             28.3%        (18.8%)        (14.0%)
Growth & Income Asset Allocation Fund    19.7%        (10.3%)         (5.2%)
Russell 2000 Stock Fund                  46.0%        (20.7%)          2.0%
S&P 500/Growth Stock Fund                24.9%        (24.0%)        (13.3%)
S&P 500/Value Stock Fund                 30.6%        (21.2%)        (12.2%)
Nasdaq 100 Stock Fund                    48.3%        (37.6%)        (32.7%)
Employer Stock Fund                       N/A           N/A            N/A

Performance of the Employer Stock Fund

         The Employer Stock Fund is invested in the common stock of Kearny Financial Corp. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the Kearny Financial Corp. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Kearny Financial Corp. and market conditions for Kearny Financial Corp. common stock generally.

         Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in Kearny Financial Corp. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

         Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of Kearny Financial Corp. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

Benefits Under the Plan

         Vesting.  The contributions  that you make in the plan are fully vested
         -------
and cannot be forfeited. You are 100% vested in our matching contributions. You vest in employer supplemental contributions as follows:

Withdrawals and Distributions From the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH KEARNY FINANCIAL CORP. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH KEARNY FINANCIAL CORP. OR AFTER TERMINATION OF EMPLOYMENT.

         Withdrawals  Before  Termination  of  Employment.   Your  plan  account
         ------------------------------------------------
provides you with a source of retirement income. But, while you are employed by Kearny, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution or a loan. You can apply for a hardship distribution or a loan from the plan by contacting Kim Manfredo at Kearny. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to the 10% early distribution penalty. Loans are not subject to the 10% early distribution penalty.

         Participants' pre-tax elective deferrals may not be distributed earlier than upon separation from service, death, disability, or attainment of age 59 1/2.

         You may make voluntary withdrawals of your pre-tax elective deferrals and earnings thereon as of December 31, 1988 only in the event of hardship or attainment of age 59 1/2. You may withdraw earnings after December 31, 1988 only in the event of attainment of age 59 1/2. You may also make withdrawals of your employee rollover contributions and the earnings thereon, and of employer matching contributions, if any, and the earnings thereon. You may make not more than one voluntary withdrawal from your account in a Plan Year.

         In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 2 years or you have been a participant in the Plan for at least 5 years or in the event of your death, disability, retirement, attainment of age 59 1/2 or termination of employment.

         Distributions  Upon Termination for Any Other Reason.  If you terminate
         ----------------------------------------------------
employment with Kearny for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as Kearny maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Distributions  Upon Disability.  If you can no longer work because of a
         ------------------------------
disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

         Withdrawal  Upon Death.  If you die while you are a participant  in the
         ----------------------
Plan, the value of your entire account will be payable to your beneficiary. You may elect to have your beneficiary receive distribution in 5 annual installments (10 if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary, provided that your spouse's remaining life expectancy is at least 10 years) of your death.

         Distributions  of the Stock of Kearny  Financial Corp. If you receive a
         -----------------------------------------------------
distribution from the plan and assets under the plan have been directed by you to be invested in the Employer Stock Fund, you may have those assets distributed in kind in the form of stock of Kearny Financial Corp.

         Form of  Benefits.  Payment  of your  benefits  upon  your  retirement,
         -----------------
disability, or other termination of employment will be made either in a lump sum payment or installments.

         If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

         Nonalienation  of Benefits.  Except with respect to federal  income tax
         --------------------------
withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

         Plan  Loans.  You may  borrow  money  from the  vested  portion of your
         -----------
account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

         If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

Administration of the Plan

         Effective ________ __, 2004, Kearny will administer the plan. The Bank of New York will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. John N. Hopkins, John Mazur and Matthew McClane will serve as trustees with respect to the Employer Stock Fund during the initial public offering by Kearny Financial Corp. After the stock of Kearny Financial Corp. begins trading, the Bank of New York also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

         The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 401k Plan Administrator c/o Kearny Federal Savings Bank, 614 Kearny Avenue, Kearny, New Jersey 07032. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The plan administrator will furnish to each participant a statement at least quarterly showing:

o    the balance in your account as of the end of that period;

o    the amount of contributions allocated to your account for that period; and

o    the adjustments to your account to reflect earnings or losses (if any).

         If you invest in the Employer Stock Fund, you will also receive a copy of Kearny Financial Corp.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of Kearny to continue the plan indefinitely. Nevertheless, Kearny, within its sole discretion may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. Kearny reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Kearny may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then be terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

         Federal tax law provides the participants under the plan with a number of special benefits:

         (1) you pay no current income tax on your contributions or Kearny contributions; and

         (2) the earnings on your plan accounts are not taxable until you receive a distribution.

         These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

         Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

         Kearny Financial Corp. Common Stock Included in Lump Sum Distribution. If a distribution of all of your benefits includes shares of Kearny Financial Corp. common stock, you will generally not be taxed on the increase in the value of the stock since its purchase until you sell the stock. You will be taxed on the amount of the distribution equal to your original cost for the stock when you receive your distribution.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

         If you are an "affiliate" of Kearny Financial Corp. or Kearny Federal Savings Bank, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of Kearny Financial Corp. are generally considered "affiliates." Any person who may be an "affiliate" of Kearny may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of Kearny you may freely sell any shares of Kearny Financial Corp. common stock distributed to you under the plan, either publicly or privately.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Kearny Financial Corp., the Plan administrator, or the Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results form your exercise of control over the assets in your Plan account.

         Because you will be entitled to invest all of or a portion of your account balance in the Plan in Kearny Financial Corp. common stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock to be conducted in a way that ensures the confidentiality of your exercise of these rights.

SEC Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Kearny Financial Corp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Kearny Financial Corp., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of Kearny Financial Corp.'s fiscal year. Discretionary transactions in and beneficial ownership of the Common Stock through the Kearny Financial Corp. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Kearny Financial Corp. generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Kearny Financial Corp. of profits realized by an officer, director or any person beneficially owning more than 10% of Kearny Financial Corp.'s common stock resulting from non-exempt purchases and sales of Kearny Financial Corp.'s common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited form directing additional purchases of units within the Kearny Financial Corp. stock fund for six months after receiving such a distribution.

Additional Information

         This prospectus supplement dated November __, 2004, is part of the prospectus of Kearny Financial Corp. dated November __, 2004. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for Kearny Financial Corp. in connection with the initial public offering by Kearny Financial Corp.

                      Appendix-A: Investment Election Form

                                                                      Appendix-A
                                                                      ----------


                           KEARNY FEDERAL SAVINGS BANK
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

                           ---------------------------

                 Participant Voluntary Investment Election Form

                           ---------------------------


Name of Plan Participant:
                           ------------------------------------------


Social Security Number:
                           ------------------------------------------

1.       Instructions.
         ------------

         In connection with the initial public offering of Kearny Financial Corp., Kearny has adopted the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Kearny Financial Corp. to be issued in the initial stock offering of Kearny Financial Corp.

         To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Kim Manfredo at Kearny Federal Savings Bank, at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075 who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Kim Manfredo at (201) 939-3400 Ext. 104. If you do not complete and return this form by March 4, 2004, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.       Investment Directions.
         ---------------------

          As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in Kearny Financial Corp.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 50,000 shares of common stock or $500,000):
$___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of Kearny Financial Corp. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

         All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.       Acknowledgment.
         --------------

         I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only
                                                                            ----
properly  signed forms  delivered  to the plan  trustee on or before , 2004,  at
--------------------------------------------------------------------------------
noon, will be honored.
----------------------

         The undersigned participant acknowledges that he or she has received the prospectus of the Kearny Financial Corp., dated November __, 2004, the prospectus supplement dated November __, 2004, regarding the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust as adopted by Kearny Federal Savings Bank and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.


--------------------      ----------    ------------------------                ---------
Witness                   Date                Participant                        Date


For the Trustee                                For the Plan Administrator

--------------------      ----------    ------------------------                ---------
                          Date                                                  Date

                Appendix-B: Change of Investment Allocation Form

                                                                      Appendix-B
                                                                      ----------

                      Change of Investment Allocation Form

Kearny Financial Corp.

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Member Data

--------------------------------------------------------------------------------
Print your full name above (Last, first, middle initial)  Social Security Number

--------------------------------------------------------------------------------
Street Address             City             State                  Zip

2.  Instructions

Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by Kearny Financial Corp. in connection with the initial stock offering of Kearny Financial Corp. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of Kearny Financial Corp. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account will be invested in the Money Market Fund.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Kim Manfredo, of Kearny Federal Savings Bank no later than ________ __, 2004 at noon. If you need any assistance in completing this form, please contact Kim Manfredo at (201) 939-3400 Ext. 104. If you do not complete and return this form to Kim Manfredo by ________ __, 2004 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

         Notwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of Kearny Financial Corp. Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested in the Employer Stock Fund as follows:



                                                            Dollar Amount
                                                                to be
                     Fund                                    transferred
                     ----                                    -----------

S&P 500 Stock Fund....................................          ______
Russell 2000 Stock Fund...............................          ______
S&P 500/Growth Stock Fund.............................          ______
S&P 500/Value Stock Fund..............................          ______
Stable Value Fund.....................................          ______
S&P MidCap Stock Fund.................................          ______
Money Market Fund.....................................          ______
Government Bond Fund..................................          ______
International Stock Fund..............................          ______
Income Plus Fund......................................          ______
Growth & Income Fund..................................          ______
Growth Fund...........................................          ______
Nasdaq 100 Stock Fund.................................          ______
          Total (Important!)..........................          ______

(The Total should equal the total dollar amount on Page 1 of Appendix-A.)

Note: The total amount transferred may not exceed the total value of your accounts.

4. Investment Directions (Applicable to Future Contributions Only) I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Kearny Financial Corp. including those contributions and/or repayments received by Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following funds (in whole percentages). If I elect to invest in the common stock of Kearny Financial Corp., such future contributions or loan repayments, if any, will be invested in the Employer Stock Fund the month following the conclusion of the stock offering. Please read "Notes" on the following page before
completing.                                                               ------

                        Fund                         Percentage
                        ----                         ----------
S&P 500 Stock Fund...................................  ____  %
Russell 2000 Stock Fund..............................  ____  %
S&P 500/Growth Stock Fund............................  ____  %
S&P 500/Value Stock Fund.............................  ____  %
Stable Value Fund....................................  ____  %
S&P MidCap Stock Fund................................  ____  %
Money Market Fund....................................  ____  %
Government Bond Fund.................................  ____  %
International Stock Fund.............................  ____  %
Income Plus Fund.....................................  ____  %
Growth & Income Fund.................................  ____  %
Growth Fund..........................................  ____  %
Employer Stock Fund..................................  ____  %
Nasdaq 100 Stock Fund................................  ____  %
       Total (Important!)............................  100%

         Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form. The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.  Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.

MEMBER'S SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by Pentegra. I further understand that if I do not complete either Section 3 or Section 4, no change will be made to my current directions for future contributions or accumulated balances, respectively.


---------------------------------------                           --------------
Signature of Member                                                    Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.

---------------------------------------                           --------------
Signature of Kearny Federal Savings Bank                               Date
Authorized Representative





Please complete and return by noon on ________ __, 2004

             Appendix-C: Special Tax Notice Regarding Plan Payments

                                                                      Appendix-C
                                                                      ----------

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

         This notice explains how you can continue to defer federal income tax on your retirement savings in the Kearny Federal Savings Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

         This notice is provided to you by Kearny Federal Savings Bank (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

         An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

         If you have additional questions after reading this notice, you can contact your plan administrator, Albert Gossweiler at (201) 939-3400 Ext. 102.

         SUMMARY

         There are two ways you may be able to receive a Plan payment that is eligible for rollover:

         (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

         (2) The payment can be PAID TO YOU.

         If you choose a DIRECT ROLLOVER:

         * Your payment will not be taxed in the current year and no income tax will be withheld.

         * You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

         * The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

         If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

         *        You  will  receive  only  80% of  the  taxable  amount  of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

         * The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

         * You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         * If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

         YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II. DIRECT ROLLOVER

III. PAYMENT PAID TO YOU

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

         The following types of payments cannot be rolled over:

         PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

         * your lifetime (or a period measured by your life expectancy), or

         * your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

         *        a period of 10 years or more.

         REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

         HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

         ESOP DIVIDENDS. Cash dividends paid directly to you on employer stock held in an employee stock ownership plan cannot be rolled over.

         CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

         LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

         The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

         II.      DIRECT ROLLOVER

         A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

         DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

         DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

         DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

         CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

         III.     PAYMENT PAID TO YOU

         If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income Tax Withholding:

         MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

         VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

         SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

         EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

         ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936.
If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

         TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

         EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

         You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

         If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

         If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

         REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or is treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

         IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER
BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

         If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

         If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

         HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

         *        Legal Fees........................................$  500,000
         *        Accounting Fees...................................   225,000
         *        Appraisal Plan Fees...............................    75,000
         *        Business Plan Fees................................    42,500
         *        Underwriter's Reimbursable Expenses...............    80,000
         *        Underwriting Fees................................. 1,672,500
         *        Nasdaq Entry and Filing Fees......................   105,000
         *        Blue Sky Expenses.................................     5,000
         *        Conversion Agent Fees.............................    60,000
         *        Transfer and Exchange Agent Fees..................    20,000
         *        Printing Fees and Expenses........................    95,000
         *        Postage and Mailing Expenses......................    50,000
         *        Stock Certificate Expenses........................    10,000
                  OTS Filing Fees...................................     6,400
                  SEC Filing Fee....................................    23,877
         *        EDGAR Expenses....................................    25,000
                  NASD Regulation, Inc. Filing Fee..................    19,345
         *        Other.............................................    10,878
                                                                    ----------
                          Total.....................................$3,025,500
-----------------
         *        Estimated, at supermax.

Item 14.          Indemnification of Directors and Officers

                  Article VI of the Bylaws of Kearny Financial Corp. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such.

             ARTICLE VI - INDEMNIFICATION AND LIABILITY OF OFFICERS,
                             DIRECTORS AND EMPLOYEES

         The Subsidiary Holding Company shall indemnify its directors, officers, and employees in accordance with the following requirements:

         (a) Definitions and rules of construction.
             -------------------------------------

                  (1) Definitions for purposes of this Section.

                           (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                           (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

                           (iii) Final judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

                           (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

                  (2)  Use of  References.  References  in this  section  to any
                       ------------------
individual or other person, including the Subsidiary Holding Company, shall include legal representatives, successors, and assigns thereof.

         (b) General.  Subject to paragraph (c) of this section,  the Subsidiary
             -------
Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Subsidiary Holding Company for:

                  (1) Any amount for which that person becomes liable under a judgment in such action; and

                  (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (c)  Requirements.  Indemnification  shall be made to such person under
              ------------
paragraph (b) of this section only if:

                  (1) Final judgment on the merits is in his or her favor; or

                  (2) In case of:

                           (i)      Settlement,

                           (ii)     Final judgment against him or her, or

                           (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Subsidiary Holding Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Subsidiary Holding Company or its members.

                                    However,  no  indemnification  shall be made
                                    unless the Subsidiary  Holding Company gives
                                    the  Office at least 60 days'  notice of its
                                    intention to make such indemnification. Such
                                    notice  shall  state  the facts on which the
                                    action arose,  the terms of any  settlement,
                                    and  any  disposition  of  the  action  by a
                                    court.  Such notice,  a copy thereof,  and a
                                    certified copy of the resolution  containing
                                    the required  determination  by the board of
                                    directors  shall  be  sent  to the  Regional
                                    Director,  who  shall  promptly  acknowledge
                                    receipt thereof. The notice period shall run
                                    from  the  date  of  such  receipt.  No such
                                    indemnification   shall   be   made  if  the
                                    Director   of   the   Office   advises   the
                                    Subsidiary   Holding   Company  in  writing,
                                    within such notice period, of its objection thereto.

         (d) Insurance.  The Subsidiary  Holding Company may obtain insurance to
             ---------
protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, the Subsidiary Holding Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         (e) Payment  of  Expenses.  If a  majority  of  the  directors  of  the
             ---------------------
Subsidiary Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this section, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of the Subsidiary Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Subsidiary Holding Company. Before making advance payment of expenses under this paragraph (e), the Subsidiary Holding Company shall obtain an agreement that it will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         (f) Exclusiveness of provisions.  The Subsidiary  Holding Company shall
             ---------------------------
not indemnify any person referred to in paragraph (b) of this section or obtain insurance referred to in paragraph (d) of this section other than in accordance with this section. However, if Section 545.121 of the Office's Regulations (12 C.F.R. ss.545.121) is amended to provide for greater indemnification by the Subsidiary Holding Company to its officers and employees, it shall indemnify those persons in accordance with the revised provisions of Section 545.121.

Item 15.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 16.          Exhibits and Financial Statement Schedules.

                  The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

         (a) Exhibits:

          1.1  Form of Sales Agency  Agreement with Sandler  O'Neill & Partners,
               L.P.
          1.2  Agreement for Records Management Services with Sandler  O'Neill &
               Partners, L.P.
          2    Plan of Stock Issuance
          3(i) Charter of Kearny Financial Corp.
          3(ii)Bylaws of Kearny Financial Corp.
          4    Specimen Stock Certificate of Kearny Financial Corp.
          5    Opinion  of  Malizia  Spidi & Fisch,  PC  regarding  legality  of securities registered
          8.1  Federal Tax Opinion of Malizia Spidi & Fisch, PC
          8.2  State Tax Opinion of Radics & Co., LLC
          10.1 Employment Agreement between Kearny Federal Savings Bank and John
               N. Hopkins
          10.2 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               Allan Beardslee
          10.3 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               Albert E. Gossweiler
          10.4 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               Sharon Jones
          10.5 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               William C. Ledgerwood
          10.6 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               Erika Sacher
          10.7 Employment  Agreement  between  Kearny  Federal  Savings Bank and
               Patrick M. Joyce
          10.8 Directors Consultation and Retirement Plan
          10.9 Benefit Equalization Plan
          23.1 Consent of Radics & Co., LLC
          23.2 Consent of RP Financial, LC
          23.3 Consent of Malizia  Spidi & Fisch,  PC (contained in its opinions filed as Exhibits 5.1 and 8.1)
          24   Power of Attorney (set forth on the signature page)
          99.1 Letter of RP Financial, LC as to the value of subscription rights
          99.2 Conversion  Valuation  Appraisal Report prepared by RP Financial,
               LC*
          99.3 Marketing Materials*
          99.4 Stock Order Form*

--------------
*        To be filed by amendment.

         (b) Financial Statement Schedules:

                  No  financial   statement  schedules  are  filed  because  the
required information is not applicable or is included in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) The undersigned registrant shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kearny, New Jersey on September 3, 2004.

                                           KEARNY FINANCIAL CORP.

                                   By:     /s/John N. Hopkins
                                           -------------------------------------
                                           John N. Hopkins
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

         We the undersigned directors and officers of Kearny Financial Corp. do hereby severally constitute and appoint John N. Hopkins our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said John N. Hopkins may deem necessary or advisable to enable Kearny Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of Kearny Financial Corp. common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that John N. Hopkins shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 3, 2004.

/s/John N. Hopkins                                            /s/John J. Mazur, Jr.
-----------------------------------------------------         -----------------------------------------------------
John N. Hopkins                                               John J. Mazur, Jr.
President, Chief Executive Officer and Director               Chairman of the Board
(Principal Executive Officer)

/s/Theodore J. Aanensen                                       /s/Joseph P. Mazza
-----------------------------------------------------         -----------------------------------------------------
Theodore J. Aanensen                                          Dr. Joseph P. Mazza
Director                                                      Director

/s/Matthew T. McClane                                         /s/John F. McGovern
-----------------------------------------------------         ----------------------------------------------------
Matthew T. McClane                                            John F. McGovern
Director                                                      Director

/s/Henry S. Parow                                             /s/John F. Regan
-----------------------------------------------------         -----------------------------------------------------
Henry S. Parow                                                John F. Regan
Director                                                      Director

/s/Edward T. Rushforth                                        /s/William C. Ledgerwood
-----------------------------------------------------         -----------------------------------------------------
Edward T. Rushforth                                           William C. Ledgerwood
Director                                                      Senior Vice President, Treasurer and
                                                              Chief Accounting Officer
                                                              (Principal Accounting Officer)
/s/Albert E. Gossweiler
-----------------------------------------------------
Albert E. Gossweiler
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)